                                                            L&W DRAFT OF 1/09/96

================================================================================


                            PRIME HOSPITALITY CORP.

                                  $120,000,000

                       __% First Mortgage Notes due 2006


                                   INDENTURE

                          Dated as of January __, 1996


                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION

                                    Trustee


================================================================================

                             CROSS-REFERENCE TABLE*

Trust Indenture
  Act Section                                                                              Indenture Section
310(a)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         7.10
   (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         7.10
   (a)(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         N.A.
   (a)(4) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         N.A.
   (a)(5) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         7.10
   (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7.08;7.10
   (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         N.A.
311(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         7.11
   (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         7.11
   (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         N.A.
312(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         2.06
   (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        12.03
   (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        12.03
313(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         7.06
   (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         7.06
   (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7.06;12.02
   (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         7.06
314(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4.03;12.02
   (a)(4) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4.03;12.05
   (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        10.02
   (c)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        12.04
   (c)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        12.04
   (c)(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         N.A.
   (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        10.04
   (e)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        12.05
   (f)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         N.A.
315(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7.01(2)
   (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7.05;12.02
   (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         7.01
   (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7.01(3)
   (e)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6.11;7.08
316(a)(last sentence) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2.09;2.10
   (a)(1)(A)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         6.05
   (a)(1)(B)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         6.04
   (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         N.A.
   (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         6.07
   (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9.04;2.14
317(a)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         6.08
   (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         6.09
   (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         2.04
318(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        12.01
   (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         N.A.
   (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        12.01

---------------
N.A. means not applicable.

*This Cross-Reference Table is not part of the Indenture.

                                                        TABLE OF CONTENTS


                                                            ARTICLE 1

                                                  DEFINITIONS AND INCORPORATION
                                                           BY REFERENCE

                                                                                                                    PAGE
                                                                                                                    ----
  Section 1.01      Definitions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
  Section 1.02.     Other Definitions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
  Section 1.03.     Incorporation by Reference of Trust Indenture Act   . . . . . . . . . . . . . . . . . . . . . .  15
  Section 1.04.     Rules of Construction   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15


                                                            ARTICLE 2

                                                            THE NOTES

  Section 2.01.     Form and Dating   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
  Section 2.02.     Additional Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
  Section 2.03.     Execution and Authentication  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
  Section 2.04.     Registrar and Paying Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
  Section 2.05.     Paying Agent to Hold Money in Trust   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
  Section 2.06.     Holders Lists   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
  Section 2.07.     Transfer and Exchange   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
  Section 2.08.     Replacement Notes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
  Section 2.09.     Outstanding Notes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
  Section 2.10.     Treasury Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
  Section 2.11.     Temporary Notes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
  Section 2.12.     Cancellation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
  Section 2.13.     Defaulted Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
  Section 2.14.     Record Date   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20


                                                            ARTICLE 3

                                                REDEMPTIONS AND OFFERS TO PURCHASE

  Section 3.01.     Notices to Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
  Section 3.02.     Selection of Notes to Be Redeemed or Purchased  . . . . . . . . . . . . . . . . . . . . . . . .  21
  Section 3.03.     Notice of Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
  Section 3.04.     Effect of Notice of Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
  Section 3.05.     Deposit of Redemption Price   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
  Section 3.06.     Notes Redeemed in Part  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
  Section 3.07.     Optional Redemption   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
  Section 3.08.     Mandatory Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
  Section 3.09.     Offer to Purchase by Application of Excess Collateral Proceeds or Excess Proceeds   . . . . . .  23

                                                               ARTICLE 4

                                                               COVENANTS
                                                                                                                      PAGE
                                                                                                                      ----
  Section 4.01.     Payment of Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
  Section 4.02.     Maintenance of Office or Agency   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
  Section 4.03.     SEC Reports   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
  Section 4.04.     Compliance Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
  Section 4.05.     Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
  Section 4.06.     Stay, Extension and Usury Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
  Section 4.07.     Limitation on Restricted Payments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
  Section 4.08.     Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries  . . . . . . . . . .  30
  Section 4.09.     Limitation on Additional Indebtedness and Issuance of Disqualified Stock  . . . . . . . . . . . .  30
  Section 4.10.     Limitation on Sale of Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
  Section 4.11.     Limitation on Transactions With Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
  Section 4.12.     Limitation on Liens   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
  Section 4.13.     Corporate Existence   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
  Section 4.14.     Change of Control   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
  Section 4.15.     Subsidiary Guarantees   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
  Section 4.16.     Line of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
  Section 4.17.     Payments for Consent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
  Section 4.18.     Maintenance of Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
  Section 4.19.     Collateral Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
  Section 4.20.     Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
  Section 4.21.     Liquidation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
  Section 4.22.     Maintenance of Collateral   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
  Section 4.23.     Convertible Note Indenture  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39


                                                               ARTICLE 5

                                                               SUCCESSORS

  Section 5.01.     When the Company May Merge, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
  Section 5.02.     Successor Substituted   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40


                                                               ARTICLE 6

                                                          DEFAULTS AND REMEDIES

  Section 6.01.     Events of Default   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
  Section 6.02.     Acceleration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
  Section 6.03.     Other Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
  Section 6.04.     Waiver of Past Defaults   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
  Section 6.05.     Control by Majority   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
  Section 6.06.     Limitation on Suits   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
  Section 6.07.     Rights of Holders to Receive Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
  Section 6.08.     Collection Suit by Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
  Section 6.09.     Trustee May File Proofs of Claim  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
  Section 6.10.     Priorities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
  Section 6.11.     Undertaking for Costs   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

                                                                ARTICLE 7

                                                                 TRUSTEE

                                                                                                                      PAGE
                                                                                                                      ----
  Section 7.01.     Duties of Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
  Section 7.02.     Rights of Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
  Section 7.03.     Individual Rights of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
  Section 7.04.     Trustee's Disclaimer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
  Section 7.05.     Notice of Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
  Section 7.06.     Reports by Trustee to Holders   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
  Section 7.07.     Compensation and Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
  Section 7.08.     Replacement of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
  Section 7.09.     Successor Trustee by Merger, etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
  Section 7.10.     Eligibility; Disqualification   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
  Section 7.11.     Preferential Collection of Claims Against Company   . . . . . . . . . . . . . . . . . . . . . . .  50


                                                                ARTICLE 8

                                                          DISCHARGE OF INDENTURE

  Section 8.01.     Defeasance and Discharge of this Indenture and the Notes  . . . . . . . . . . . . . . . . . . . .  50
  Section 8.02.     Legal Defeasance and Discharge  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
  Section 8.03.     Covenant Defeasance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
  Section 8.04.     Conditions to Legal or Covenant Defeasance  . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
  Section 8.05.     Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous
                      Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
  Section 8.05.     Key Payment to the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
  Section 8.05.     Reinstatement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54


                                                                ARTICLE 9

                                                                AMENDMENTS

  Section 9.01.     Without Consent of Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
  Section 9.02.     With Consent of Holders   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
  Section 9.03.     Compliance with Trust Indenture Act   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
  Section 9.04.     Revocation and Effect of Consents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
  Section 9.05.     Notation on or Exchange of Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
  Section 9.06.     Trustee to Sign Amendments, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56


                                                                ARTICLE 10

                                                         COLLATERAL AND SECURITY

  Section 10.01.    Collateral and Security   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
  Section 10.02.    Recording, Title Insurance, Etc.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
  Section 10.03.    Protection of the Trust Estate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
  Section 10.04.    Release of Lien   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
  Section 10.05.    Collateral Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
  Section 10.06.    Authorization of Actions to Be Taken by the Trustee Under the Collateral Documents  . . . . . . .  60
  Section 10.07.    Authorization of Receipt of Funds by the Trustee Under the Collateral Documents   . . . . . . . .  60

                                                               ARTICLE 11

                                                         SUBSIDIARY GUARANTEES

                                                                                                                      PAGE
                                                                                                                      ----
  Section 11.01.    Subsidiary Guarantees   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
  Section 11.02.    When a Guarantor May Merge, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
  Section 11.03.    Limitation of Guarantor's Liability.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
  Section 11.04.    Release of a Guarantor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63


                                                               ARTICLE 12
                                                             MISCELLANEOUS

  Section 12.01.    Trust Indenture Act Controls  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
  Section 12.02.    Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
  Section 12.03.    Communication by Holders with Other Holders   . . . . . . . . . . . . . . . . . . . . . . . . . .  64
  Section 12.04.    Certificate and Opinion as to Conditions Precedent  . . . . . . . . . . . . . . . . . . . . . . .  65
  Section 12.05.    Statements Required in Certificate or Opinion   . . . . . . . . . . . . . . . . . . . . . . . . .  65
  Section 12.06.    Rules by Trustee and Agents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
  Section 12.07.    Legal Holidays  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
  Section 12.08.    Recourse Against Others   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
  Section 12.09.    Duplicate Originals   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
  Section 12.10.    Governing Law   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
  Section 12.11.    No Adverse Interpretation of Other Agreements   . . . . . . . . . . . . . . . . . . . . . . . . .  66
  Section 12.12.    Successors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
  Section 12.13.    Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
  Section 12.14.    Counterpart Originals   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
  Section 12.15.    Table of Contents, Headings, etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66

  SIGNATURES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67


                                    EXHIBITS

  Exhibit A   Form of First Mortgage Note
  Exhibit B   Form of Supplemental Indenture
  Exhibit C   Form of Deed of Trust

           INDENTURE dated as of January __, 1996 between Prime Hospitality Corp., a Delaware corporation (the "Company"), and Norwest Bank Minnesota, National Association, a national banking association, as trustee (the "Trustee").

           Each of the Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the ____ % First Mortgage Notes due 2006 of the Company (the "Notes").

                                    ARTICLE 1

                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

SECTION 1.01    DEFINITIONS.

           "Acquired Debt" means, with respect to any specified Person: (i) Indebtedness of any other Person existing at the time such other Person merged with or into or became a Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person and (ii) Indebtedness encumbering any asset acquired by such specified Person.

           "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

           "Agent" means any Registrar, Paying Agent or co-Registrar.

           "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any property or assets of the Company or any Restricted Subsidiary (including by way of a sale and leaseback transaction and including a disposition by the Company or a Restricted Subsidiary of Equity Interests in an Unrestricted Subsidiary), (ii) the issuance or sale of Equity Interests of any of the Company's Restricted Subsidiaries or (iii) any Event of Loss, other than, with respect to clauses (i), (ii) and (iii) above, the following: (1) the sale or disposition of personal property held for sale in the ordinary course of business, (2) the sale or disposal of damaged, worn out or other obsolete property in the ordinary course of business so long as such property is no longer necessary for the proper conduct of the business of the Company or such Restricted Subsidiary, as applicable, (3) the transfer of assets by the Company to a Restricted Subsidiary of the Company or by a Restricted Subsidiary of the Company to the Company or to another Restricted Subsidiary of the Company, (4) the exchange of assets (other than assets which constitute Collateral) held by the Company or a Restricted Subsidiary of the Company for one or more hotels and/or one or more Hospitality-Related Businesses of any Person or entity owning one or more hotels and/or one or more Hospitality-Related Businesses; provided, that the Board of Directors of the Company has determined that the terms of any exchange are fair and reasonable and that the fair market value of the assets received by the Company, as set forth in an opinion of a Qualified Appraiser, are equal to or greater than the fair market value of the assets exchanged by the Company or a Restricted Subsidiary of the Company, (5) any Restricted Payment, dividend or purchase or retirement of Equity Interests permitted under Section 4.07 hereof, (6) the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company in compliance with Section 4.14 and Article V hereof, (7) the conversion of or foreclosure on any mortgage or note, provided that the Company or a Restricted Subsidiary receives the real property underlying any such mortgage or note, or
(8) any transaction or series of related transactions that would otherwise be an Asset Sale where the fair market value of the assets sold, leased, conveyed or otherwise disposed of was less than $5.0 million or, in the case of Collateral, less than $1.5 million, or an Event of Loss or related series of Events of Loss pursuant to which the aggregate value of property or assets involved in such Event of Loss or Events of Loss is less than $5.0 million or, in the case of Collateral, less than $1.5 million.

           "Board of Directors" means the Board of Directors of the Company or any authorized committee of the Board of Directors.

           "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York or the city in which the Corporate Trust Office is located are authorized or obliged by law or executive order to close or be closed.

           "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on the balance sheet in accordance with GAAP.

           "Capital Stock" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, including, without limitation, with respect to partnerships, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

           "Cash Equivalents" means (i) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (ii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months from the date of acquisition and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i) and (ii) entered into with any financial institution meeting the qualifications specified in clause (ii) above,
(iv) commercial paper or commercial paper Master Notes having a rating of P-2 or the equivalent thereof by Moody's Investors Service, Inc. or A-2 or the equivalent thereof by Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition, (v) money market mutual funds that provide daily purchase and redemption features and (vi) corporate debt with maturities of not greater than six months and with a rating of A or the equivalent thereof by Standard & Poor's Corporation and a rating of A2 or the equivalent thereof by Moody's Investors Service, Inc.

           "Change of Control" means the occurrence of any of the following: (i) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the Company's assets to any person or group (as such term is used in Section 13 (d) (3) of the Exchange Act) other than to a Wholly Owned Restricted Subsidiary that is a Guarantor, (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) the acquisition by any person or group (as such term is used in Section 13 (d) (3) of the Exchange Act) of a direct or indirect interest in more than 50% of the ownership of the Company or the voting power of the voting stock of the Company by way of purchase, merger or consolidation or otherwise (other than a creation of a holding company that does not involve a change in the beneficial ownership of the Company as a result of such transaction), (iv) the merger or consolidation of the Company with or into another corporation or the merger of another corporation into the Company with the effect that immediately after such transaction the stockholders of the Company immediately prior to such transaction hold less than 50% of the total voting power of all securities generally entitled to vote in the election of directors, managers, or trustees of the Person surviving such merger or consolidation or (v) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

           "Collateral" means (i) first mortgage Liens on the following 15 hotel properties owned by the Company: AmeriSuites, Atlanta Duluth, Georgia; AmeriSuites, Brentwood, Tennessee; AmeriSuites, Cincinnati Blue Ash, Ohio; AmeriSuites, Cincinnati Forest Park, Ohio; AmeriSuites, Columbus, Ohio; Ramada, Danbury, Connecticut; AmeriSuites, Flagstaff, Arizona; Crowne Plaza, Las Vegas, Nevada; AmeriSuites, Little Rock, Arkansas; Ramada, Meriden, Connecticut; AmeriSuites, Nashville Opryland, Tennessee; AmeriSuites, Overland Park, Kansas; AmeriSuites, Richmond, Virginia; St. Tropez Hotel, Las Vegas, Nevada; and AmeriSuites, Tampa, Florida and any and all related real property thereto; (ii) property consisting of furniture, furnishings, fixtures and equipment and machinery forming a part thereof or used in connection therewith; (iii) trademarks, to the extent assignable (other than the Company's proprietary tradenames including, without limitation, "AmeriSuites" and "Wellesley Inns");
(iv) assignments of rents, contracts and franchise rights, to the extent assignable, all as provided in the Collateral Documents; (v) after-acquired personal property and improvements relating to the properties listed in clause
(i); (vi) Substitute Collateral, if any; and (vii) proceeds of the foregoing.

           "Collateral Agent" means Norwest Bank Minnesota, National Association, a national banking association, as collateral agent under any of the Collateral Documents and any successor thereto, or any other person appointed by the Trustee as a collateral agent hereunder.

           "Collateral Documents " means, collectively, the Deed of Trust agreements, and any other instruments, financing statements and other documents that evidence, set forth or limit the Lien in favor of the Trustee or a collateral agent, appointed by the Trustee, in the Collateral.

           "Company" means Prime Hospitality Corp., a Delaware corporation, until a successor replaces it in accordance with the applicable provisions of this Indenture, and thereafter, means such successor.

           "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus: (a) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale, to the extent such losses were deducted in computing Consolidated Net Income, plus (b) provision for taxes based on income or profits of such Person for such period, to the extent such provision for taxes was included in computing Consolidated Net Income, plus (c) Consolidated Interest Expense of such Person for such period to the extent such expense was deducted in computing Consolidated Net Income, plus (d) Consolidated Depreciation and Amortization Expense of such Person for such period, to the extent deducted in computing Consolidated Net Income in each case, on a consolidated basis for such Person and its Restricted Subsidiaries and determined in accordance with GAAP, less (e) other income as reflected on such Person's consolidated financial statements, as prepared in accordance with GAAP, to the extent such other income was included in computing Consolidated Net Income. Notwithstanding the foregoing, the provision for taxes on the income or profits of, the depreciation and amortization of and the interest expense of, a Restricted Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to such Person by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders. Any calculation of the Consolidated Cash Flow of an individual hotel property shall be calculated in a manner consistent with the foregoing.

           "Consolidated Depreciation and Amortization Expense" means, with respect to any Person for any period, the total amount of depreciation and amortization expense (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and the total amount of non-cash charges (other than non-cash charges that represent an accrual or reserve for cash charges in future periods or which involved a cash expenditure in a prior period) of such Person and its Restricted Subsidiaries for such period on a consolidated basis as determined in accordance with GAAP.

           "Consolidated Interest Expense" means, with respect to any Person for any period, without duplication, the sum of (a) interest expense, whether paid or accrued, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount, non-cash interest payments, the interest component of Capital Lease Obligations, and net payments (if any) pursuant to Hedging Obligations; but excluding amortization of deferred financing fees), (b) commissions, discounts and other fees and charges paid or accrued with respect to letters of credit and bankers' acceptance financing and
(c) interest for which such Person or its Restricted Subsidiaries is liable, whether or not actually paid, pursuant to Indebtedness or under a Guarantee of Indebtedness of any other Person; in each case, calculated for such Person and its Restricted Subsidiaries for such period on a consolidated basis as determined in accordance with GAAP.

           "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, that the following shall be excluded: (i) the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be excluded, whether or not distributed to the Company or one of its Restricted Subsidiaries, (ii) the Net Income of any Person that is a Restricted Subsidiary and that is restricted from declaring or paying dividends or other distributions, directly or indirectly, by operation of the terms of its charter, any applicable agreement, instrument, judgment, decree, order, statute, rule or governmental regulation or otherwise shall be included only to the extent of the amount of dividends or distributions paid to the referent Person or a Wholly Owned Restricted Subsidiary, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (vi) the cumulative effect of change in accounting principles shall be excluded.

           "Consolidated Net Worth" means, with respect to any Person, as of any date of determination, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated

Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of Preferred Stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such Preferred Stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the Issuance Date in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments) and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

           "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the Issuance Date or (ii) was nominated for election or elected to such Board of Directors with the affirmative vote of at least a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

           "Corporate Trust Office" shall be at the address of the Trustee specified in Section 12.02 or such other address as the Trustee may give notice to the Company.

           "Credit Facility" means one or more borrowing arrangements, to be entered into, by and between the Company or a Restricted Subsidiary and a commercial bank or other institutional lender, including any related notes, security documentation, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case as amended, modified, supplemented, restructured, renewed, restated, refunded, replaced or refinanced or extended from time to time on one or more occasions.

           "Deed of Trust" means, collectively,______________substantially in the form of Exhibit C hereto.

           "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

           "Disqualified Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to ___________, 2007.

           "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for Capital Stock).

           "Event of Loss" means, with respect to any property or asset (tangible or intangible, real or personal) any of the following: (A) any loss, destruction or damage of such property or asset; (B) any institution of any proceedings for the condemnation or seizure of such property or asset or for the exercise of any right of eminent domain; or (C) any actual condemnation, seizure or taking by the power of eminent domain or otherwise of such property or asset, or confiscation of such property or asset or the requisition of the use of such property or asset.

           "Exchange Act" means the Securities Exchange Act of 1934, as amended.

           "Existing Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries (other than under any Indebtedness permitted under clause (ii) of the second paragraph of Section 4.09 hereof) in existence on the Issuance Date.

           "Existing Real Estate" means any real estate owned, leased or optioned by the Company or any of its Subsidiaries on the Issuance Date, or any real estate on which the Company or any of its Subsidiaries holds a mortgage on the Issuance Date.

           "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness, or such issuance or redemption of Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. For purposes of making the computation referred to above, acquisitions, dispositions and discontinued operations (as determined in accordance with GAAP) that have been made by the Company or any of its Restricted Subsidiaries, including all mergers, consolidations and dispositions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be calculated on a pro forma basis assuming that all such acquisitions, dispositions, discontinued operations, mergers, consolidations (and the reduction of any associated fixed charge obligations resulting therefrom) had occurred on the first day of the four-quarter reference period.

           "Fixed Charges" means, with respect to any Person for any period, the sum of (a) Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, to the extent such expense was deducted in computing Consolidated Net Income and (b) the product of
(i) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Restricted Subsidiary) on any series of Preferred Stock of such Person or its Restricted Subsidiaries (other than Preferred Stock owned by such Person or its Restricted Subsidiaries), times (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

           "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issuance Date.

           "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which obligations or guarantee the full faith and credit of the United States of America is pledged.

           "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business) or otherwise incurring, assuming or becoming liable for the payment of any principal, premium or interest, direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

           "Guarantor" means such Persons that become a guarantor of the Notes pursuant to the terms of the Indenture, and each of their respective successors.

           "Hedging Obligations" means, with respect to any person, the obligations of such person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such person against fluctuations in interest rates.

           "Holder" means the Person in whose name a Note is registered on the Registrar's books.

           "Hospitality-Related Business" means the hotel business and other businesses necessary for, incident to, in support of, connected with or arising out of the hotel business, including, without limitation (i) developing, constructing, managing, operating, improving or acquiring lodging facilities, restaurants and other food-service facilities, sports or entertainment facilities, and convention or meeting facilities, and marketing services related thereto, (ii) acquiring, developing, operating, managing or improving the Existing Real Estate, any real estate taken in foreclosure (or similar settlement) by the Company or any of its Subsidiaries, or any real estate ancillary or connected to any hotel owned, managed or operated by the Company or any of its Restricted Subsidiaries, (iii) owning and managing mortgages in, or other Indebtedness secured by Liens on hotels and real estate related or ancillary to hotels or (iv) other related activities thereto.

           "Indebtedness" means, with respect to any person, any indebtedness of such person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and also includes, to the extent not otherwise included, the Guarantee of any Indebtedness of such Person or any other Person.

           "Indenture" means this Indenture, as amended or supplemented from time to time.

           "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, greater than 50% of the outstanding Common Stock of such Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

           "Issuance Date" means the closing date for the sale and original issuance of the Notes.

           "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

           "Make-Whole Amount" with respect to a Note means an amount equal to the excess, if any, of (A) the present value of the remaining interest, premium and principal payments due on such Note as if such Note were redeemed on the First Redemption Date, computed using a discount rate equal to the Treasury Rate plus 50 basis points, less (B) the outstanding principal amount of such Note. "Treasury Rate" means the yield to maturity at the time of the computation of United States Treasury securities with a constant maturity (as compiled by and published in the most recent Federal Reserve Statistical Release H.15(519), which has become publicly available at least two Business Days prior to the date fixed for prepayment or, if such Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the then remaining Average Life of the Notes assuming redemption of the Notes on the First Redemption Date, provided, however, that if the Average Life of such Note is not equal to the constant maturity of the United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the Average Life of such Notes is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used. "Average Life" means, when applied to Notes subject to purchase pursuant to a Collateral Asset Sale Offer at any date, the number of years (calculated to the nearest one-twelfth) between the date of such purchase and the First Redemption Date.

           "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however, any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with any Asset Sale, and excluding any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

           "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale, net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions), and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets.

           "Non-Recourse Indebtedness" means Indebtedness or that portion of Indebtedness (a) as to which neither the Company nor any of its Restricted Subsidiaries (i) provides credit support (other than in the form of a Lien on an asset serving as security for Non-Recourse Indebtedness) pursuant to any undertaking, agreement or instrument that would constitute Indebtedness, (ii) is directly or indirectly liable (other than in the form of a Lien on an asset serving as security for Non-Recourse Indebtedness) or (iii) constitutes the lender, and (b) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its

Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

           "Notes" means the Notes described above, issued under this Indenture.

           "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

           "Officers" means the Chairman of the Board, the President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, Controller, Secretary, any Assistant Secretary or any Vice President of the Company.

           "Officers' Certificate" means a certificate signed by the Chairman of the Board of Directors, the President or a Vice President and by the Chief Financial officer, the Treasurer, an Assistant Treasurer, the Controller, the Secretary or an Assistant Secretary of the Company, as applicable, except with respect to certificates required to be furnished by the Company to the Trustee pursuant to Section 4.04 hereof, in which event "Officers' Certificate" means a certificate signed by the principal executive officer or principal financial officer.

           "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

           "Permitted Investments" means (a) any Investments in the Company or any Guarantor; (b) Investments in any Restricted Subsidiary that is not a Guarantor not to exceed an aggregate of $2.0 million per Restricted Subsidiary;
(c) any Investments in Cash Equivalents; (d) Investments by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (i) such Person becomes a Wholly Owned Restricted Subsidiary of the Company or any Guarantor or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Restricted Subsidiary of the Company or any Guarantor; (e) Investments, in an amount not to exceed $20.0 million at any one time outstanding in joint ventures for the development of (i) an "all-suites" hotel in Kansas City, Missouri and (ii) a "full-service" hotel in Jersey City, New Jersey; and (f) net cash advances to Restricted Subsidiaries in the ordinary course of business and consistent with the Company's past cash management practices in an amount not to exceed $ 10.0 million at any one time outstanding.

           "Permitted Liens" means:

           (i)  Liens in favor of the Company or a Restricted Subsidiary;

           (ii) Liens securing Indebtedness incurred pursuant to one or more Credit Facilities or Liens, in addition to the Liens securing the Notes issued in the Offering contemplated by this Prospectus, securing any Additional Notes (and the Notes), issued by the Company in accordance with the provisions described in Section 2.02 hereof, in an aggregate principal amount at any one time outstanding (taking into account the principal amount of one or more Credit Facilities and the Additional Notes, if any), not to exceed $80.0 million;

           (iii) Liens for taxes, assessments and governmental charges not yet delinquent or that are being contested in good faith and that are appropriately reserved for in accordance with GAAP;

           (iv) Liens incurred in the ordinary course of business that are not incurred in connection with the borrowing of money;

           (v) Liens existing as of the Issuance Date provided the same were agreed to by the Trustee;

           (vi) Liens on property of a Person at the time such Person was merged with the Company or a Restricted Subsidiary, Liens on acquired property existing at the time of acquisition thereof, and Liens upon any property of a Person existing at the time such Person becomes a Restricted Subsidiary; provided in each case that such Liens were not created in contemplation of such merger or acquisition, as the case may be, and such Liens only extend to such merged or acquired property;

           (vii) Liens arising after the date hereof (1) securing purchase money, construction, permanent financing or lease obligations (a "Designated Financing") otherwise permitted by this Indenture incurred or assumed in connection with the acquisition, purchase, construction, development, refurbishment or lease of real or personal property (the "Financed Assets") to be used in a Hospitality-Related Business, which Designated Financing, in the aggregate, does not exceed 75% of the fair market value of such Financed Assets as set forth in an opinion of a Qualified Appraiser, (2) securing any refinancing of any Designated Financing which has an aggregate principal amount which is equal to or less than the aggregate outstanding amount of the Designated Financing being refinanced, (3) securing any refinancing of any Designated Financing which has an aggregate principal amount which is greater than the aggregate outstanding amount of the Designated Financing being refinanced, which refinancing, in the aggregate, does not exceed 75% of the fair market value of the Financed Assets, at the time of such refinancing, as set forth in an opinion of a Qualified Appraiser, (4) encumbering any real or personal property acquired with the proceeds of a sale of such Financed Assets or (5) encumbering after-acquired personal property and improvements relating to such Financed Assets or relating to any real or personal property acquired with the proceeds of a sale of such assets; provided, however, that such Lien does not extend to any property or assets of the Company or any Restricted Subsidiary other than the property or assets so acquired, purchased, constructed, developed, financed or leased;

           (viii) mechanics', workmen's, materialmen's, operator's or similar Liens arising in the ordinary course of business for sums that are not yet delinquent or are being contested in good faith and by appropriate action;

           (ix) Liens in connection with workmen's compensation, unemployment insurance or other social security, old age pension or public liability obligations not yet due or which are being contested in good faith by appropriate action;

           (x) Liens, deposits or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases, public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds, or other similar obligations arising in the ordinary course of business;

           (xi) survey exceptions, encumbrances, easements or reservations, or restrictions as to the use of real properties, and minor defects in title which, in the case of any of the foregoing, were not incurred or created to secure the payment of borrowed money or the deferred purchase price of property or services.

           (xii) judgment and attachment Liens not giving rise to an Event of Default or Liens created by or existing from any litigation or legal proceedings that are currently being contested in good faith and that are appropriately reserved for in accordance with GAAP;

           (xiii) Liens in favor of collecting or payor banks having a right to setoff, revocation, refund or chargeback with respect to money or instruments of the Company or any Restricted Subsidiary on deposit with or in possession of such bank;

           (xiv) Liens now or hereafter securing any Hedging Obligations to the extent such Hedging Obligations are permitted to be incurred hereof;

           (xv) Liens securing Indebtedness incurred after the Issuance Date permitted to be incurred under the Indenture, provided that the Holders of Notes are secured on an equal and ratable basis with the Indebtedness secured by such Liens (or on a senior basis with respect to any subordinated Indebtedness secured by such Liens), until such time as such Indebtedness is no longer secured by such Liens; and

           (xvi) Liens securing Permitted Refinancing Indebtedness which constitutes a refinancing of Existing Indebtedness, which is secured on the date of this Indenture, permitted by Section 4.09 hereof.

           "Permitted Refinancing" means Refinancing Indebtedness or Refinancing Disqualified Stock, as the case may be, to the extent (a) the principal amount of Refinancing Indebtedness or the liquidation preference amount of Refinancing Disqualified Stock, as the case may be, does not exceed the principal amount of Indebtedness or the liquidation preference amount of Disqualified Stock, as the case may be, so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of premiums and reasonable expenses incurred in connection therewith); (b) such Refinancing Indebtedness or Refinancing Disqualified Stock, as the case may be, is scheduled to mature or is redeemable at the option of the holder, as the case may be, no earlier than the Indebtedness or Disqualified Stock, as the case may be, being refinanced; (c) in the case of Refinancing Indebtedness, the Refinancing Indebtedness has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (d) in the case of Refinancing Disqualified Stock, the Disqualified Stock has a Weighted Average Life to Mandatory Redemption equal to or greater than the Weighted Average Life to Mandatory Redemption of the Disqualified Stock being extended, refinanced, renewed, replaced, defeased or refunded; (e) if the Indebtedness or the Disqualified Stock, as the case may be, being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, the Refinancing Indebtedness or Refinancing Disqualified Stock, as the case may be, is subordinated in right of payment to the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness or the Disqualified Stock, as the case may be, being extended, refinanced, renewed, replaced, defeased or refunded or is payable solely in Equity Interests of the Person whose Indebtedness is being purchased, redeemed or otherwise acquired or retired for value.

           "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

           "Preferred Stock" means any Equity Interest with preferential right in the payment of dividends or liquidation or any Disqualified Stock.

           "Qualified Collateral" means (i) any property subject to a Lien consistent with the requirements of this Indenture which is a "full-service" or "all-suites" property as determined in good faith by the Company and consistent with industry standards; (ii) any and all related real property thereto; (iii) property consisting of furniture, furnishings, fixtures and equipment and machinery forming a part thereof or used in connection therewith; (iv) trademarks, to the extent assignable (other than the Company's proprietary tradenames including, without limitation, "AmeriSuites" and "Wellesley Inns");
(v) assignments of rents, contracts and franchise rights, to the extent assignable, all as provided in the Collateral Documents; and (vi) proceeds of the foregoing.

           "Refinancing Disqualified Stock" means Disqualified Stock issued in exchange for, or the proceeds of which are used, to extend, refinance, renew, replace, defease or refund Disqualified Stock permitted to be issued pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section
4.09 hereof.

           "Refinancing Indebtedness" means Indebtedness issued in exchange for, or the proceeds of which are used to extend, refinance, renew, replace, defease or refund Indebtedness permitted to be incurred pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof or Indebtedness referred to in clauses (iii), (iv), (vi) and (viii) of the second paragraph of Section 4.09 hereof.

           "Registration Statement" means the Registration Statement (No. 33-64685) on Form S-3 relating to the Notes filed with the SEC on December 1, 1995 and all exhibits, schedules and amendments thereto.

           "Restricted Investment" means an Investment other than a Permitted Investment.

           "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

           "SEC" means the Securities and Exchange Commission.

           "Secured Indebtedness" means any Indebtedness of the Company or any Restricted Subsidiary permitted by the Indenture and secured by a Lien permitted by this Indenture on the assets of the Company or any Restricted Subsidiary of the Company.

           "Securities Act" means the Securities Act of 1933, as amended.

           "Significant Subsidiary" means any Subsidiary which would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

           "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof

           "Substitute Collateral" means any Qualified Collateral.

           "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

           "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

           "Trust Officer" means any officer in the Corporate Trust Office of the Trustee.

           "Unrestricted Subsidiary" means (i) any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a board resolution, but only to the extent that such Subsidiary: (a) has no Indebtedness other than Non-Recourse Indebtedness; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and (e) has at least one director on its board of directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the board resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09, the Company shall be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary, provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under Section 4.09 of this Indenture and (ii) no Default or Event of Default would be in existence following such designation.

           "Unsecured Indebtedness" means any Indebtedness of the Company or any Restricted Subsidiary permitted by this Indenture but not secured by any Lien or other charge on the assets of the Company or any Restricted Subsidiary of the Company.

           "Weighted Average Life to Mandatory Redemption" means, when applied to any Disqualified Stock at any date, the number of years obtained by dividing
(a) the sum of the products obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding liquidation preference amount of such Disqualified Stock.

           "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding principal amount of such Indebtedness.

           "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person.

SECTION 1.02.   OTHER DEFINITIONS.

                                                                   Defined in
      Term                                                           Section

         "Additional Notes"......................................       2.02
         "Additional Properties".................................       2.02
         "Affiliate Transaction".................................       4.11
         "Asset Sale Offer"......................................       3.09
         "Asset Sale Offer Price"................................       4.10
         "Bankruptcy Law"........................................       6.01
         "Change of Control Date"................................       4.14
         "Change of Control Offer"...............................       4.14
         "Change of Control Payment Date"........................       4.14
         "Collateral Asset Sale Offer"...........................       3.09
         "Collateral Asset Sale Offer Price".....................       4.10
         "Collateral Proceeds"...................................       4.10
         "Computation Period"....................................       4.07
         "Convertible Note Indenture"............................       4.23
         "Convertible Notes".....................................       4.23
         "Covenant Defeasance"...................................       8.03
         "Custodian".............................................       6.01
         "defeasance trust"......................................       8.02
         "Designated Financing"..................................       1.01
         "Event of Default"......................................       6.01
         "Excess Collateral Proceeds"............................       4.10
         "Excess Proceeds".......................................       4.10
         "Financed Assets".......................................       1.01
         "First Redemption Date".................................       3.07
         "Legal Defeasance"......................................       8.02
         "Legal Holiday".........................................      12.07
         "Paying Agent"..........................................       2.04
         "Payment Default".......................................       6.01(5)
         "Property"..............................................       4.21
         "Qualified Appraiser"...................................       2.02
         "Redemption Percentages"................................       3.07
         "Registrar".............................................       2.04

                                                                   Defined in
      Term                                                           Section

         "Restricted Payments"...................................       4.07
         "Subsidiary Guarantee"..................................       4.15
         "Substitute Collateral".................................       4.10

SECTION 1.03.   INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

           Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

           The following TIA terms used in this Indenture have the following meanings:

           "indenture securities" means the Notes;

           "indenture security holder" means a Holder;

           "indenture to be qualified" means this Indenture;

           "indenture trustee" or "institutional trustee" means the Trustee;

           "obligor" on the Notes means the Company, any Guarantor and any successor obligor.

           All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04.   RULES OF CONSTRUCTION.

           Unless the context otherwise requires:

           (1)  a term has the meaning assigned to it;

           (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

           (3)  "or" is not exclusive;

           (4) words in the singular include the plural, and in the plural include the singular;

           (5)  provisions apply to successive events and transactions.

                                    ARTICLE 2

                                    THE NOTES

SECTION 2.01.   FORM AND DATING.

           The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto, the terms of which are incorporated in and made a part of this Indenture. Subject to Section 2.02 and
2.08 hereof, the Notes shall be in an aggregate principal amount of $120,000,000. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company or any Guarantor is subject or usage. Each Note shall be dated the date of its authentication. The Securities shall be issued initially in denominations of $1,000 and integral multiples thereof.

SECTION 2.02.   ADDITIONAL NOTES.

           The Company may issue additional Notes under this Indenture in an aggregate principal amount not to exceed $80,000,000 (the "Additional Notes"); provided that (a) the Company would be permitted, after giving pro forma effect to any issuance of the Additional Notes and the application of the proceeds therefrom, to incur at least $1.00 of Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof, (b) the Additional Notes are secured by first mortgage liens on otherwise unencumbered hotel properties owned by the Company which constitute Qualified Collateral (the "Additional Properties"), (c) the aggregate principal amount of Additional Notes does not exceed 75% of the fair market value of such Additional Properties as set forth in an opinion of an independent, qualified appraiser that is a member of the American Institute of Real Estate Appraisers (a "Qualified Appraiser") and (d) the aggregate principal amount of the Additional Notes issued does not exceed 75% of the product of (A) ten times (B) the combined Consolidated Cash Flow of the Additional Properties for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which the Additional Notes are issued. If issued, the Additional Notes will be equally and ratably secured by the Collateral securing the Notes offered pursuant to this Prospectus, and the Notes offered pursuant to this Prospectus will be equally and ratably secured by first mortgage liens on the Additional Properties.

SECTION 2.03.   EXECUTION AND AUTHENTICATION.

           An Officer of the Company shall sign the Notes for the Company by manual or facsimile signature.

           If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

           A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature of the Trustee shall be conclusive evidence that the Note has been authenticated under this Indenture. The form of Trustee's certificate of authentication to be borne by the Notes shall be substantially as set forth in Exhibit A hereto.

           The Trustee shall, upon a written order of the Company signed by two Officers of the Company, authenticate Notes for original issue up to an aggregate principal amount stated in Section 2.01 hereof. The aggregate principal amount of Notes outstanding at any time may not exceed the amount set forth herein, except as provided in Sections 2.02 and 2.08.

           The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

SECTION 2.04.   REGISTRAR AND PAYING AGENT.

           The Company shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange (including any co-registrar, the "Registrar") and (ii) an office or agency where Notes may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar. The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with Section 7.07 hereof.

           The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes.

SECTION 2.05.   PAYING AGENT TO HOLD MONEY IN TRUST.

           The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, or interest on the Notes, and will notify the Trustee of any default by the Company or Guarantor, if any, in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company) shall have no further liability for the money delivered to the Trustee. If the Company or any of its Subsidiaries acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.

SECTION 2.06.   HOLDERS LISTS.

           The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven (7) Business Days before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, including the aggregate principal amount thereof, and the Company shall otherwise comply with TIA Section 312(a).

SECTION 2.07.   TRANSFER AND EXCHANGE.

           When Notes are presented to the Registrar with a request to register, transfer or exchange them for an equal principal amount of Notes of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met; provided, however, that any Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar and the Trustee duly executed by the Holder thereof or by his attorney duly authorized in writing. To permit registrations of transfer and exchanges, the Company shall issue and the Trustee shall authenticate Notes at the Registrar's request, subject to such rules as the Trustee may reasonably require.

           Neither the Company nor the Registrar shall be required (i) to issue, register the transfer of or exchange Notes during a period beginning at the opening of business on a Business Day fifteen (15) days before the day of any selection of Notes for redemption or purchase under Section 3.02 and ending at the close of business on the day of selection, (ii) to register the transfer of or exchange any Note selected for redemption or purchase in whole or in part, except the unredeemed or unpurchased portion of any Note being redeemed in part or (iii) to register the transfer or exchange of a Note between a record date and the next succeeding Interest Payment Date.

           No service charge shall be made to any Holder for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.11, 3.06 or 9.05 hereof, which shall be paid by the Company).

           Prior to due presentment for registration of transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, premium, if any, and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and neither the Trustee, any Agent, nor the Company shall be affected by notice to the contrary.

SECTION 2.08.   REPLACEMENT NOTES.

           If any mutilated Note is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon the written order of the Company signed by two Officers of the Company, shall authenticate a replacement Note if an indemnity bond is supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, each Agent and each authenticating agent from any loss which any of them may suffer if a Note is replaced. The Company and the Trustee may charge for its expenses in replacing a Note.

           Every replacement Note is an additional Obligation of the Company.

SECTION 2.09.   OUTSTANDING NOTES.

           The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding.

           If a Note is replaced pursuant to Section 2.08 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

           If the principal amount of any Note is considered paid under Section
4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

           Subject to Section 2.10 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

SECTION 2.10.   TREASURY NOTES.

           In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, a Guarantor, if any, or any Affiliate of the Company or a Guarantor, if any, shall be considered as though not outstanding, except that for purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer knows to be so owned shall be so considered.

SECTION 2.11.   TEMPORARY NOTES.

           Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company and the Trustee consider appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee, upon receipt of the written order of the Company signed by two Officers of the Company, shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

SECTION 2.12.   CANCELLATION.

           The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirement of the Exchange Act) unless the Company directs them to be returned to them. The Company may not issue new Notes to replace Notes that have been redeemed or paid or that have been delivered to the Trustee for cancellation. All cancelled Notes held by the Trustee shall be destroyed and certification of their destruction delivered to the Company unless by a written order, signed by an Officer of the Company, the Company shall direct that cancelled Notes be returned to them.

SECTION 2.13.   DEFAULTED INTEREST.

           If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five (5) Business Days prior to the payment date, in each case at the rate provided in the Notes and in
Section 4.01 hereof. The Company shall, with the consent of the Trustee, fix or cause to be fixed each such special record date and payment date. At least fifteen (15) days before the special record date, the Company (or the Trustee, in the name of and at the expense of the Company) shall mail to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.14.   RECORD DATE.

           The record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in TIA
Section 316(c).

SECTION 2.15.   CUSIP NUMBER.

           The Company in issuing the Notes may use a "CUSIP" number, and if it does so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company will promptly notify the Trustee of any change in the CUSIP number.

                                    ARTICLE 3

                       REDEMPTIONS AND OFFERS TO PURCHASE

SECTION 3.01.   NOTICES TO TRUSTEE.

           If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 45 days (or such shorter period as may be reasonably acceptable to the Trustee) but not more than 90 days before a redemption date (unless a shorter notice period shall be satisfactory to the Trustee), an Officers' Certificate setting forth (i) the Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

           If the Company is required to make an offer to purchase Notes pursuant to the provisions of Sections 4.10 or 4.14, it shall furnish to the Trustee, an Officers' Certificate setting forth (i) the Section of this Indenture pursuant to which the offer to purchase shall occur, (ii) the offer's terms, (iii) the purchase price, (iv) the principal amount of the Notes to be purchased and (v) further setting forth a statement to the effect that (a) the Company or one of its Restricted Subsidiaries has made an Asset Sale and that the conditions set forth in Sections 3.09 and 4.10 have been satisfied or (b) a Change of Control has occurred and the conditions set forth in Section 4.14 have been satisfied, as applicable.

SECTION 3.02.   SELECTION OF NOTES TO BE REDEEMED OR PURCHASED.

           If less than all of the Notes are to be redeemed or are to be purchased in an Asset Sale Offer or a Collateral Asset Sale Offer, the Trustee shall select the Notes to be redeemed or purchased among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate (and in such manner as complies with applicable legal requirements). The Company shall give notice to the Trustee of such requirements of any securities exchange not less than forty-five (45) nor more than ninety
(90) days prior to the date on which notice of such redemption or purchase is to be given. In the event of partial redemption, other than pro rata, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption. In the event that less than all of the Notes properly tendered in an Asset Sale Offer or Collateral Asset Sale Offer are to be purchased, the particular Notes to be purchased shall be selected promptly upon the expiration of such Asset Sale Offer or Collateral Asset Sale Offer, as the case may be.

           The Trustee shall promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of them selected shall be in principal amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding principal amount of Notes held by such Holder shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

           In the event the Company is required to make an Asset Sale Offer or Collateral Asset Sale Offer pursuant to Sections 3.09 and 4.10 hereof and the amount of Excess Proceeds or Excess Collateral Proceeds, as applicable, to be applied to such purchase would result in the purchase of a principal amount of Notes which is not evenly divisible by $1,000, the Trustee shall promptly refund to the Company the portion of such Excess Proceeds or Excess Collateral Proceeds, as applicable, that is not necessary to purchase the immediately lesser principal amount of Notes that is so divisible.

SECTION 3.03.   NOTICE OF REDEMPTION.

           At least thirty (30) days but not more than sixty (60) days before a redemption date, the Company shall mail, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

           The notice shall identify the CUSIP number of the Notes, if any, and the Notes to be redeemed and shall state:

           (1)  the redemption date;

           (2)  the redemption price;

           (3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note of the same series in principal amount equal to the unredeemed portion will be issued;

           (4)  the name and address of the Paying Agent;

           (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

           (6) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

           (7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

           (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

           At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least five Business Days prior to the date such notice is to be given, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.04.   EFFECT OF NOTICE OF REDEMPTION.

           Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become due and payable on the redemption date at the redemption price. On and after the redemption date, unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions of them called for redemption and all rights of Holders of such Notes will terminate except for the right to receive the redemption price. Upon surrender to the Paying Agent, the Holders of such Notes shall be paid the redemption price plus accrued interest, if any, to the redemption date, but interest installments whose maturity is on or prior to the redemption date will be payable to the Holder of record at the close of business on the relevant record dates referred to in the Notes. A notice of redemption may not be conditional.

SECTION 3.05.   DEPOSIT OF REDEMPTION PRICE.

           At least two Business Days before the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money in immediately available funds sufficient to pay the redemption price of and, if applicable, accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly, and in any event within five Business Days after the redemption date, return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

           If the Company complies with the provisions of the preceding paragraph, interest on the Notes or the portions of Notes to be redeemed will cease to accrue on the applicable redemption date, whether or not such Notes are presented for payment. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest will be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, from the redemption date until such unpaid interest is paid, in each case at the rate provided in the Notes and in Section 4.01 hereof.

SECTION 3.06.   NOTES REDEEMED IN PART.

           Upon surrender of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered; provided, however, that no Note of $1,000 or less in principal amount shall be purchased or redeemed in part.

SECTION 3.07.   OPTIONAL REDEMPTION.

      The Notes are not redeemable at the Company's option prior to ___________, 2001 (the "First Redemption Date"). Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, at any time upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below (the "Redemption Percentages") plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on ___________ of the years indicated below:

      Year                                                           Percentage
      ----                                                           ----------

      2001 ......................................................             %
      2002 ......................................................             %
      2003 ......................................................             %
      2004 and thereafter.......................................       100.000%

      Notwithstanding the foregoing, prior to ___________, 1999, the Company may redeem, on any one or more occasions, with the net cash proceeds of any public offering of its common equity (within 60 days of the consummation of any such public offering), up to $30.0 million in aggregate principal amount of the Notes at a redemption price equal to ___% of the principal amount of such Notes plus accrued and unpaid interest thereon, if any, to the redemption date; provided, however, that at least $100.0 million in aggregate principal amount of Notes (including Additional Notes, if any) must remain outstanding immediately following any such redemption.

SECTION 3.08.   MANDATORY REDEMPTION.

      The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

SECTION 3.09. OFFER TO PURCHASE BY APPLICATION OF EXCESS COLLATERAL PROCEEDS OR EXCESS PROCEEDS.

           Within 30 days after the date that (i) Excess Collateral Proceeds exceed $1.0 million and a Collateral Asset Sale Offer is required under Section
4.10 hereof or (ii) Excess Proceeds exceed $10.0 million and an Asset Sale Offer is required under Section 4.10 hereof, the Company shall mail or cause the Trustee to mail (in the Company's name and at its expense and pursuant to an Officers' Certificate) an offer to purchase (in the case of Excess Collateral Proceeds, a "Collateral Asset Sale Offer" and in the case of Excess Proceeds, an "Asset Sale Offer") to each Holder of Notes pursuant to the terms of this
Section 3.09.

           The Collateral Asset Sale Offer or Asset Sale Offer shall be mailed by the Company (or the Trustee) to Holders of Notes at their last registered address with a copy to the Trustee and the Paying Agent and shall set forth (a) notice that an Asset Sale has occurred, that the Company is making a Collateral Asset Sale Offer or an Asset Sale Offer, as applicable, pursuant to this Section 3.09, and that each Holder of Notes then outstanding has the right to require the Company to repurchase, for cash, such

Holder's Notes at the Collateral Asset Sale Offer Price or Asset Sale Offer Price, as applicable, plus accrued and unpaid interest thereon to the payment date; (b) the purchase price per $1,000 of principal amount and the payment date of the Collateral Asset Sale Offer or Asset Sale Offer, as applicable; (c) the maximum amount of Collateral Excess Proceeds or Excess Proceeds, as applicable, required to be applied to such Collateral Asset Sale Offer or Asset Sale Offer;
(d) that any Notes properly tendered pursuant to the Collateral Asset Sale Offer or Asset Sale Offer, as applicable, will be accepted for payment (subject to reduction as provided in this Section 3.09) on the payment date of the Collateral Asset Sale Offer or Asset Sale Offer, as applicable, and any Notes not properly tendered will remain outstanding and continue to accrue interest;
(e) that unless the Company defaults in the payment of the Collateral Asset Sale Offer Price or the Asset Sale Offer Price, as applicable, all Notes accepted for payment pursuant to the Collateral Asset Sale Offer or Asset Sale Offer, as applicable, shall cease to accrue interest after the payment date of the Collateral Asset Sale Offer or Asset Sale Offer, as applicable; (f) that Holders electing to have any Notes purchased pursuant to a Collateral Asset Sale Offer or Asset Sale Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, or transfer by book-entry transfer, to the Company, the Depository or the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the payment date of the Collateral Asset Sale Offer or the Asset Sale Offer, as applicable;
(g) that Holders will be entitled to withdraw their tendered Notes and their election to require the Company to purchase the Notes provided that the Paying Agent receives, not later than the close of business on the second Business Day preceding the payment date of the Collateral Asset Sale Offer or Asset Sale Offer, as applicable, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing such Holder's tendered Notes and such Holder's election to have such Notes purchased; (h) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the amount of the Collateral Asset Sale Offer or Asset Sale Offer, as applicable, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and
(i) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer). If the payment date of the Collateral Asset Sale Offer or Asset Sale Offer is on or after an interest payment record date and on or before the related interest payment date, any accrued interest will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender a Note pursuant to the Collateral Asset Sale Offer or Asset Sale Offer, as applicable.

         The Company shall fix the payment date of the Collateral Asset Sale Offer or Asset Sale Offer for such purchase no earlier than 30 but no more than 60 days after the Collateral Asset Sale Offer or Asset Sale Offer, as applicable, is mailed as set forth above, except as may otherwise be required by applicable law.

         The Company shall comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Company is required to repurchase Notes pursuant to this Section 3.09.

         On the payment date of the Collateral Asset Sale Offer or Asset Sale Offer, as applicable, the Company shall, to the extent permitted by law, (x) accept for payment Notes or portions thereof properly tendered pursuant to the Collateral Asset Sale Offer or Asset Sale Offer, as applicable, (y) deposit with the Paying Agent the amount of money, in immediately available funds, equal to the maximum Collateral Excess Proceeds or Excess Proceeds, as applicable, required under Section 4.10 to be applied to such

Collateral Asset Sale Offer or Asset Sale Offer and (z) deliver or cause to be delivered to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof tendered to the Company. If the aggregate purchase price of all Notes properly tendered exceeds the maximum amount of Collateral Excess Proceeds or Excess Proceeds, as applicable, required to be applied to such Collateral Asset Sale Offer or Asset Sale Offer, as applicable, the Notes or portions thereof to be purchased shall be selected pursuant to Section 3.02 hereof. The Paying Agent shall promptly mail to each Holder of Notes so accepted for payment a check in an amount equal to the aggregate purchase price of the Notes purchased by the Company from such Holder and the Trustee shall promptly authenticate and mail to each Holder a new Note of the same series equal in principal amount to any unpurchased portion of any Note surrendered, if any, or return any unpurchased Note to such Holder; provided, however, that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce in a newspaper of national circulation or in a press release provided to a nationally recognized financial wire service the results of the Collateral Asset Sale Offer or Asset Sale Offer, as applicable, on the payment date.

         Other than as specifically provided in this Section 3.09, each purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01, 3.02, 3.05 and 3.06 hereof.

                                    ARTICLE 4

                                    COVENANTS

SECTION 4.01.   PAYMENT OF NOTES.

         The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in this Indenture and the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary of the Company, holds as of 9:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. Such Paying Agent shall return to the Company promptly, and in any event, no later than five days following the date of payment, any money (including accrued interest) that exceeds such amount of principal, premium, if any, and interest paid on the Notes.

         The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the interest rate then applicable to the Notes to the extent lawful. In addition, it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02.   MAINTENANCE OF OFFICE OR AGENCY.

         The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

         The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.04.

SECTION 4.03.   SEC REPORTS.

         (i) The Company shall, whether or not required by the rules and regulations of the SEC, submit to the SEC for public availability and provide to the Trustee and the Holders copies of all quarterly and annual reports and other information, documents and reports specified in Sections 13 and 15(d) of the Exchange Act for so long as the Notes are outstanding. If, at any time during the period presented in such quarterly or annual report, the Company has one or more Unrestricted Subsidiaries that singly or together constitute a Significant Subsidiary, each such quarterly and annual report shall contain "summarized financial information" (as defined in Rule 1-02(aa)(1) of Regulation S-X under the Exchange Act) for the Company and its Restricted Subsidiaries, on a consolidated basis, in addition to the financial information required by the Act. The summarized financial information required pursuant to the preceding sentence may, at the election of the Company, be included in the footnotes to audited consolidated financial statements of the Company and shall be as of the same dates and for the same periods as the consolidated financial statements of the Company and its Subsidiaries required pursuant to the Exchange Act.

         (ii) If the Company or a Guarantor, if any, is required to furnish annual or quarterly reports to its stockholders pursuant to the Exchange Act, the Company shall cause such annual report or quarterly or other financial report furnished to be filed with the Trustee and mailed to the Holders at their addresses appearing in the register of Notes maintained by the Registrar.

         (iii) The Company and the Guarantors, if any, shall provide the Trustee with a sufficient number of copies of all reports and other documents and information that the Trustee may be required to deliver to the Holders under this Section 4.03. The delivery of such reports, documents and information shall be at the sole expense of the Company.

SECTION 4.04.   COMPLIANCE CERTIFICATE.

         (a) The Company shall deliver to the Trustee, within sixty (60) days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each of the Company and its Subsidiaries has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge each of the Company and its Subsidiaries has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action each of the Company and its Subsidiaries is taking or propose to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes are prohibited (or if such event has occurred, a description of the event and what action each is taking or proposes to take with respect thereto).

         (b) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of (i) any Default or Event of Default or (ii) any event of default under any other mortgage, indenture or instrument which with the passage of time or giving of notice would be a Default or an Event of Default under Section 6.01 hereof, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.05.   TAXES.

         The Company shall, and shall cause each of its Subsidiaries to pay prior to delinquency, all material taxes, assessments, and governmental levies except as contested in good faith and by appropriate proceedings.

SECTION 4.06.   STAY, EXTENSION AND USURY LAWS.

         The Company covenants, and the Company shall cause any Guarantor to covenant (to the extent they may lawfully do so), that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture. The Company (to the extent it may lawfully do so) hereby expressly waives, and the Company will cause any Guarantor (to the extent it may lawfully do so) expressly to waive all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07.   LIMITATION ON RESTRICTED PAYMENTS.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (other than (1) dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or
(2) dividends or distributions by a Restricted Subsidiary of the Company, provided that to the extent that a portion of such dividend or distribution is paid to a holder of Equity Interests of a Restricted Subsidiary other than the Company or a Restricted Subsidiary, such portion of such dividend or distribution is not greater than such holder's pro rata aggregate common equity interest in such Restricted Subsidiary)); (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any Restricted Subsidiary or other Affiliate of the Company (other than any such Equity Interests owned by the Company or any Wholly Owned Restricted Subsidiary of the Company); (iii) purchase, redeem or otherwise acquire or retire for value any Indebtedness of the Company or any Restricted Subsidiary that is subordinated in right of payment, by its terms, to the Notes or any Subsidiary Guarantee thereof prior to the scheduled final maturity or sinking fund payment dates for payment of principal and interest in accordance with the original documentation for such subordinated Indebtedness; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of such Restricted Payment:

             (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

             (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof; and

             (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of this Indenture (excluding Restricted Payments permitted by clauses (ii), (iii), (iv) and (v) of the next succeeding paragraph), is less than the sum of (v) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from January 1, 1996 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (w) 100% of the aggregate net cash proceeds received by the Company from the issue or sale since the Issuance Date of Equity Interests of the Company or of debt securities of the Company that have been converted or exchanged into such Equity Interests (other than Equity Interests (or convertible or exchangeable debt securities) sold to a Restricted Subsidiary of the Company and other than Disqualified Stock or debt securities that have been converted or exchanged into Disqualified Stock), plus (x) in case any Unrestricted Subsidiary has been redesignated a Restricted Subsidiary and becomes a Guarantor pursuant to the terms of the Indenture or has been merged, consolidated or amalgamated with or into, or transfers or conveys assets to, or is liquidated into, the Company or a Restricted Subsidiary that is a Guarantor, and provided that no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof, the lesser of (i) the book value (determined in accordance with GAAP) at the date of such redesignation, combination or transfer of the aggregate Investments made by the Company and its Restricted Subsidiaries in such Unrestricted Subsidiary (or of the assets transferred or conveyed, as applicable) and (ii) the fair market value of such Investments in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable), in each case as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a resolution of such Board and, in each case, after deducting any Indebtedness associated with the Unrestricted Subsidiary so designated or combined or with the assets so transferred or conveyed, plus (y) 100% of any dividends or interest actually received in cash by the Company or a Restricted Subsidiary that is a Guarantor after the Issuance Date from (1) a Restricted Subsidiary the Net Income of which has been excluded from the computation of Consolidated Net Income, (2) an Unrestricted Subsidiary, (3) a Person that is not a Subsidiary or (4) a Person that is accounted for on the equity method plus (z) $25.0 million.

     Notwithstanding the foregoing, the provisions of this Section 4.07 will not prohibit:

     (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture; (ii) the redemption, purchase, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any proceeds that is utilized for such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c) (w) of the preceding paragraph; (iii) the defeasance, redemption, repayment or purchase of Indebtedness of the Company or any Restricted Subsidiary that is subordinated in right of payment, by its terms, to the Notes or any Subsidiary Guarantee thereof in a Permitted Refinancing; (iv) the defeasance, redemption, repayment or purchase of Indebtedness of the Company or any Restricted Subsidiary that is subordinated in right of payment, by its terms, to the Notes or any Subsidiary Guarantee thereof with the proceeds of a substantially concurrent sale (other than to a Subsidiary of the Company) of Equity Interests (other than Disqualified Stock) of the Company; provided that the amount of any proceeds that is utilized for such defeasance, redemption, repayment or purchase shall be excluded from clause (c) (w) of the preceding paragraph; and (v) the purchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company pursuant to any management equity subscription agreement or stock option agreement in effect as of the Issuance Date; provided, however that the aggregate price paid for all such purchased, redeemed, acquired or retired Equity Interests shall not exceed $250,000 per year on a cumulative basis since the Issuance Date; provided that, in the case of clauses (ii) through (v) above, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

     In determining whether any Restricted Payment is permitted by this Section 4.07, the Company may allocate or reallocate all or any portion of such Restricted Payment among the clauses (i) through (v) of the preceding paragraph or among such clauses and the first paragraph of this Section 4.07 including clauses (a), (b) and (c), provided that at the time of such allocation or reallocation, all such Restricted Payments, or allocated portions thereof, would be permitted under the various provisions of this Section 4.07.

     The amount of all Restricted Payments (other than cash) shall be the fair market value (evidenced by a resolution of the Board of Directors of the Company set forth in an Officers' Certificate delivered to the Trustee) on the date of the Restricted Payment of the asset(s) proposed to be transferred by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed, which calculations may be based upon the Company's latest available financial statements.

     The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default or Event of Default. For purposes of making the determination as to whether such designation would cause a Default or Event of Default, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this Section 4.07. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the greatest of (x) the net book value of such Investments at the time of such designation, (y) the fair market value of such Investments at the time of such designation and (z) the original fair market value of such Investments at the time they were made. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

     Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

SECTION 4.08. LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (a) (i) pay dividends or make any other consensual distributions to the Company or any of its Restricted Subsidiaries (A) on its Capital Stock or (B) with respect to any other interest or participation in, or measured by, its profits, or (ii) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries, (b) make loans or advances or capital contributions to the Company or any of its Restricted Subsidiaries or (c) sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reasons of (i) Existing Indebtedness as in effect on the Issuance Date, (ii) this Indenture and the Notes, (iii) applicable law, (iv) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries or of any Person that becomes a Restricted Subsidiary as in effect at the time of such acquisition or such Person becoming a Restricted Subsidiary (except to the extent such Indebtedness was incurred in connection with or, if incurred within one year prior to such acquisition or such Person becoming a Restricted Subsidiary, in contemplation of such acquisition or such Person becoming a Restricted Subsidiary), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that the Consolidated Cash Flow of such Person is not taken into account (to the extent of such restriction) in determining whether such acquisition was permitted by the terms of this Indenture, (v) any instrument governing Indebtedness or Capital Stock of a Person who becomes a Guarantor as in effect at the time of becoming a Guarantor (except to the extent such Indebtedness was incurred in connection with or, if incurred within one year prior to the time of becoming a Guarantor, in contemplation of such Subsidiary Guarantee), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person who became a Guarantor, (vi) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (vii) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (c) above on the property so acquired, (viii) permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced, or (ix) customary restrictions in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements and mortgages.

SECTION 4.09. LIMITATION ON ADDITIONAL INDEBTEDNESS AND ISSUANCE OF DISQUALIFIED STOCK.

     The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to (collectively, "incur" and correlatively, an "incurrence" of) any Indebtedness (including Acquired Debt) and that the Company will not issue any, and will not permit any of its Restricted Subsidiaries to issue any, shares of Disqualified Stock; provided, however, that the Company or any of its Restricted Subsidiaries may incur Indebtedness or issue shares of Disqualified Stock if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

     Notwithstanding the foregoing, if no Default or Event of Default shall occur as a consequence thereof, the foregoing provisions shall not apply to:

         (i) the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Indebtedness; provided, however, that if any such Indebtedness ceases to be Non-Recourse Indebtedness of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company;

         (ii) the incurrence by the Company or its Restricted Subsidiaries of Indebtedness pursuant to one of more Credit Facilities in an aggregate principal amount not to exceed $50.0 million at any one time outstanding, less the aggregate amount of all proceeds of all sales or other dispositions of assets that have been applied to permanently reduce the outstanding amount of such Indebtedness pursuant to Section 4.10 hereof;

         (iii) the incurrence by the Company and its Restricted Subsidiaries of Existing Indebtedness;

         (iv) Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of the Indenture to be outstanding;

         (v) the incurrence or the issuance by the Company of Refinancing Indebtedness or Refinancing Disqualified Stock of the Company or any Restricted Subsidiary or the incurrence or issuance by a Restricted Subsidiary of Refinancing Indebtedness or Refinancing Disqualified Stock of such Restricted Subsidiary, as the case may be; provided, however, that such Refinancing Indebtedness or Refinancing Disqualified Stock, as the case may be, is a Permitted Refinancing;

         (vi) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Wholly Owned Restricted Subsidiaries; provided, however, that
     (a) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than a Wholly Owned Restricted Subsidiary and (b) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Wholly Owned Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be;

         (vii) the incurrence by the Company or any of its Restricted Subsidiaries, in the ordinary course of business and consistent with past practice, of Indebtedness to secure performance bonds not to exceed $7.5 million at any one time outstanding; or

         (viii) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness (in addition to Indebtedness permitted by any other clause of this paragraph) in an aggregate principal amount at any time outstanding not to exceed $5.0 million; provided that the net proceeds of such Indebtedness are used to finance the renovation or refurbishment of properties owned by the Company or a Restricted Subsidiary which are employed in a Hospitality-Related Business.

SECTION 4.10.   LIMITATION ON SALE OF ASSETS.

         (i) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, conduct or suffer to exist an Asset Sale, unless (x) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) and (y) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents; provided, however, that if the assets which were the subject of the Asset Sale constitute Collateral, then (i) 100% of the consideration received in connection with the Asset Sale must be in the form of cash or Cash Equivalents and (ii) the Company must deliver to the Trustee the opinion of a Qualified Appraiser that the consideration received in connection with the Asset Sale is equal to or greater than the fair market value of the assets which were the subject of the Asset Sale; provided, further, that except for Asset Sales in which the assets that are the subject of the Asset Sale constitute Collateral, the principal amount of the following shall be deemed to be cash for purposes of this provision: (A) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes or any Subsidiary Guarantee thereof) that are assumed or forgiven by the transferee of any such assets and (B) any notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 90 days of the closing of such Asset Sale (to the extent of the cash received). Notwithstanding the foregoing, the restriction in clause (y) above will not apply, as to Asset Sales of assets not constituting Collateral, with respect to mortgages or other notes receivable received by the Company or any such Restricted Subsidiary from such transferee to the extent such mortgages or other notes receivable are Restricted Investments permitted to be made by the Company or such Restricted Subsidiary under Section 4.07 hereof.

         (ii) Notwithstanding any provision of this Section 4.10 to the contrary, the Company may (a) invest all or a portion of the Net Proceeds of any Asset Sale of assets which constitute Collateral (such proceeds, "Collateral Proceeds") in Substitute Collateral or (b) elect to redesignate, at the time of such Asset Sale, an existing hotel property of the Company as Substitute Collateral and to treat the Collateral Proceeds as Net Proceeds of an Asset Sale of an asset not constituting Collateral as set forth in the next paragraph; provided, however, that, in either case, (i) the Substitute Collateral is subject to a perfected Lien in favor of the Trustee, which Lien has at least the same priority as the assets which were the subject of the Asset Sale (and the Company delivers to the Trustee an Opinion of Counsel reasonably satisfactory to the Trustee regarding the perfection and priority of the Lien on the Substitute Collateral in favor of the Trustee, which Opinion of Counsel may be based on a binder or policy of a real estate title insurance company of national standing),
(ii) the fair market value of the Substitute Collateral (plus any portion of the Collateral Proceeds not invested in the Substitute Collateral) is equal to or greater than the fair market value of the assets which were the subject of the Asset Sale (and the Company delivers to the Trustee an Officers' Certificate and an opinion of a Qualified Appraiser stating that the fair market value of the Substitute Collateral (plus any portion of the Collateral Proceeds not invested in the Substitute Collateral) is equal to or greater than the fair market value of the assets which were the subject of the Asset Sale), (iii) the combined Consolidate Cash Flow of the hotel properties constituting Substitute Collateral for the most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which the Asset Sale occurs (the "Calculation Period") is greater than the combined Consolidated Cash Flow of the hotel properties constituting assets which were the subject of the Asset Sale for the Calculation Period (and the Company delivers to the Trustee an Officers' Certificate stating that the combined Consolidated Cash Flow of the hotel properties constituting Substitute Collateral for the Calculation Period is greater than the combined Consolidated Cash Flow of the assets which were the subject of the Asset Sale for the Calculation Period) and (iv) the Substitute Collateral is acquired or designated, as the case may be, and the Opinion of Counsel, Officers' Certificate and appraisal referenced in clauses (i), (ii) and (iii) above are delivered, substantially concurrently with the consummation of the Asset Sale. Any Collateral Proceeds that are (A) not so invested so as to constitute Substitute Collateral or (B) not treated as Net Proceeds of an Asset Sale of an asset not constituting Collateral in accordance with the next succeeding paragraph in connection with the Company's election to redesignate an existing hotel property as Substitute Collateral, each as provided above will be deemed to constitute "Excess Collateral Proceeds." When the amount of Excess Collateral Proceeds exceeds $1.0 million, the Company shall make an offer to all Holders of Notes (a "Collateral Asset Sale Offer") to purchase the maximum amount of Notes that is an integral multiple of $1,000, that may be purchased out of the Excess Collateral Proceeds at the following offer price (the "Collateral Asset Sale Offer Price") in cash:
(i) if the purchase is required to be consummated between the Issuance Date and the First Redemption Date, the greater of (a) 100% of the principal amount thereof, plus accrued and unpaid interest thereon to the date of purchase plus the Make-Whole Amount or (b) the principal amount thereof multiplied by the Redemption Percentage on the First Redemption Date, plus accrued and unpaid interest thereon to the date of purchase and (ii) if the purchase is consummated after the First Redemption Date, the principal amount thereof multiplied by the Redemption Percentage corresponding to the applicable redemption period in which the date of purchase is required to occur, as set forth in Section 3.07 hereof, plus accrued and unpaid interest thereon to the date of purchase in accordance with the procedures set forth in Section 3.09 hereof. As provided in Section
3.09 hereof, the Collateral Asset Sale Offer shall be commenced as soon as practicable following the date that the Excess Collateral Proceeds exceeds $1.0 million, but in any event within 30 days following such date. Pending final application of any Collateral Proceeds, the Company shall deposit any such Collateral Proceeds with the Trustee for the benefit of the Holders of the Notes and such Collateral Proceeds shall be subject to a perfected Lien in favor of the Trustee, which Lien shall have at least the same priority as the Lien on the assets which were the subject of the Asset Sale. To the extent that the aggregate amount of Notes tendered pursuant to a Collateral Asset Sale Offer is less than the Excess Collateral Proceeds, any remaining Excess Collateral Proceeds shall be permitted to be used to permanently reduce Indebtedness of the Company that ranks pari passu in right of payment of the Notes or invested in a Hospitality-Related Business as provided in the following paragraph (without regard to the time period set forth therein); provided, however, that until so applied, the remaining Excess Collateral Proceeds shall remain pledged as security for the Notes and any newly acquired assets, when acquired, shall be subject to a perfected Lien in favor of the Trustee, which Lien has at least the same priority as the assets which were the subject of the Asset Sale. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Collateral Proceeds, the Trustee shall select the Notes to be purchased in the manner described under Section 3.02 hereof. Upon completion of any Collateral Asset Sale Offer, the amount of Excess Collateral Proceeds shall be reset at zero. If any of the Collateral Proceeds are sold and the Collateral is applied in accordance with this paragraph, the Trustee shall release the Lien in favor of the Trustee in the assets so sold in accordance with the provisions of Section 10.04 hereof.

         Within 365 days of any Asset Sale (other than an Asset Sale of asset s which constitute Collateral), the Company or such Restricted Subsidiary may (a) apply the Net Proceeds from such Asset Sale to permanently reduce (x) Indebtedness of the Company or a Restricted Subsidiary of the Company that is a Guarantor that ranks by its terms pari passu in right of payment with the Notes or (y) pari passu Indebtedness of a Restricted Subsidiary to the extent of the proceeds of the Asset Sale by such Restricted Subsidiary or (b) invest the Net Proceeds from such Asset Sale in property or assets used in a Hospitality-Related business; provided that the Company or such Restricted Subsidiary will have complied with this clause (b) if, within 365 days of such Asset Sale, the Company or such Restricted Subsidiary shall have commenced and not completed or abandoned an investment in compliance with this clause (b) and shall have segregated such Net Proceeds from the general funds of the Company and its Subsidiaries for that purpose and such investment is substantially completed within 180 days after the first anniversary of such Asset Sale. Any Net Proceeds from an Asset Sale (other than an Asset Sales of assets which constitute Collateral) that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company shall make an offer to all Holders of Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Notes, that is an integral multiple of $1,000, that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the "Asset Sale Offer Price"), in accordance with the procedures set forth in Section 3.09 hereof. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use such deficiency for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased in the manner described in Section 3.02 hereof. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero. Pending the final application of any Net Proceeds from an Asset Sale pursuant to this paragraph, the Company or any Restricted Subsidiary may temporarily reduce Indebtedness of the Company or a Restricted Subsidiary that is a Guarantor that ranks by its terms pari passu with the Notes or otherwise invest such Net Proceeds in Cash Equivalents.

         (iii) Any offer to purchase the Notes pursuant to this Section 4.10 shall be made pursuant to the provisions of Section 3.09 hereof. Simultaneously with the notification of such offer to the Trustee, the Company shall provide the Trustee with an Officers' Certificate setting forth the calculations used in determining the amount of Collateral Excess Proceeds or Excess Proceeds, as applicable, to be applied to the purchase of the Notes.

SECTION 4.11.   LIMITATION ON TRANSACTIONS WITH AFFILIATES.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (a) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary on an arm's length basis with an unrelated Person, (b) the Company delivers to the Trustee (i) with respect to any Affiliate Transaction involving aggregate payments in excess of $5.0 million, an Officers' Certificate certifying that such Affiliate Transaction complies with clause (a) above and such Affiliate Transaction is approved by a majority of the disinterested nonemployee members of the Board of Directors and (ii) with respect to any Affiliate Transaction involving aggregate payments in excess of $10.0 million (other than an Affiliate Transaction involving the acquisition or disposition of a hotel by the Company or a Restricted Subsidiary of the Company), an opinion as to the fairness to the Company or such Restricted Subsidiary from a financial point of view issued, at the option of the Company, by an investment banking firm of national standing or a Qualified Appraiser and (c) the Company delivers to the Trustee in the case of an Affiliate Transaction involving the acquisition or disposition of a hotel by the Company or a Restricted Subsidiary of the Company and (x) involving aggregate payments of less than $25.0 million, an appraisal by a Qualified Appraiser to the effect that the transaction is being undertaken at fair market vale or (y) involving aggregate payments of $25.0 million or more, an opinion as to the fairness of the transaction to the Company or such Restricted Subsidiary from a financial point of view issued by an investment banking firm of national standing; provided, however, that the following shall not be deemed Affiliate Transactions: (A) any employment, deferred compensation, stock option, noncompetition, consulting or similar agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary,
(B) transactions between or among the Company and/or its Wholly Owned Restricted Subsidiaries or any Guarantor, (C) the incurrence of fees in connection with the provision of hotel management services, provided that such fees are paid in the ordinary course of business and are consistent with past practice and (D) Restricted Payments permitted by Section 4.07 hereof.

SECTION 4.12.   LIMITATION ON LIENS.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by the Company or any Restricted Subsidiary, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

SECTION 4.13.   CORPORATE EXISTENCE.

         Subject to Section 4.14 and Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence and the corporate existence of each of its Subsidiaries, in accordance with their respective organizational documents (as the same may be amended from time to time) and (ii) its (and its Subsidiaries') rights (charter and statutory), licenses and franchises; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate existence of any of its Subsidiaries, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

SECTION 4.14.   CHANGE OF CONTROL.

         Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to purchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at a purchase offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Payment"). Within 10 business Days following any Change of Control, the Company will mail a notice of each Holder stating: (1) that the Change of Control Offer is being made pursuant to this Section 4.14, the period in which such offer will remain open and the expiration date of such offer; (2) that all Notes tendered will be accepted for payment, the purchase price and the purchase date (the "Change of Control Payment Date"); (3) that any Note not tendered will continue to accrue interest; (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date; (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the expiration of such offer; (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the expiration of such offer, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased; (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof; and (8) the circumstances and material facts regarding such Change of Control (including, but not limited to, information with respect to pro forma and historical financial information after giving effect to such Change of Control and information regarding the Person or Persons acquiring control).

         The Company shall comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and other applicable securities laws and regulations thereunder in the event that a Change of Control occurs and the Company is required to repurchase the Notes pursuant to this
Section 4.14.

         On the Change of Control Payment Date, the Company will, to the extent permitted by law, (x) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (y) deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered and (z) deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officers' Certificate stating that the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of Notes so accepted the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided, however, that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce in a newspaper of national circulation or in a press release provided to a nationally recognized financial wire service the results of the Change of Control Offer on the Change of Control Payment Date.

SECTION 4.15.   SUBSIDIARY GUARANTEES.

         If (i) the Company or any Restricted Subsidiary shall transfer or cause to be transferred, in one or a series of related transactions, any assets (including Cash or Cash Equivalents), business, divisions, real property or equipment having a book value or fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a resolution of such Board), in excess of $2.0 million, to any Restricted Subsidiary that is not a Guarantor or (ii) if the Company or any of its Restricted Subsidiaries shall acquire or create after the Issuance Date another Restricted Subsidiary having total assets with a fair market value in excess of $2.0 million at the time of such acquisition or creation, the Company shall cause such Restricted Subsidiary to execute and deliver to the Trustee a supplemental indenture in the form of Exhibit B hereto pursuant to which such Restricted Subsidiary shall guarantee all of the obligations of the Company with respect to the Notes on a senior basis together with an Opinion of Counsel (which counsel may be an employee of the Company) to the effect that the supplemental indenture has been duly executed and delivered by such Restricted Subsidiary and is in compliance in all material respects with the terms of this Indenture.

SECTION 4.16.   LINE OF BUSINESS.

         For so long as any Notes are outstanding, the Company shall not, and shall not permit any of its Subsidiaries to, engage in any business or activity other than a Hospitality-Related Business.

SECTION 4.17.   PAYMENTS FOR CONSENT.

         Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this

Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 4.18.   MAINTENANCE OF INSURANCE.

     Until the Notes have been paid in full, the Company shall, and shall cause its Subsidiaries to, maintain insurance with responsible carriers against such risks and in such amounts as is customarily carried by similar businesses with deductibles, retentions, self-insured amounts and coinsurance customarily carried by similar businesses of similar size, including, without limitation, property and casualty loss, and interruption of business insurance, and shall provide satisfactory evidence of such insurance to the Trustee prior to the anniversary or renewal date of each such policy, which certificate shall expressly state such expiration date for each policy listed. Notwithstanding the foregoing, customary insurance coverage for the purposes of this Section 4.18 shall include the following: (i) workers' compensation insurance to the extent required to comply with all applicable state or United States laws and regulations or the laws and regulations of any other applicable jurisdiction,
(ii) property insurance protecting property against loss or damage by fire, lightning, windstorm, tornado, water, flood, vandalism, riot, earthquake, civil commotion, malicious mischief, hurricane and such other risks and hazards as are from time to time covered by an "all risk" policy or property policy covering "special" causes of loss, such property insurance providing coverage of not less than 100% of actual replacement value (as determined at each policy renewal based on the EW Dodge Building Index or some other recognized means) of any improvements with a deductible no greater than $2.0 million (other than earthquake insurance, for which the deductible may be up to 5% of the replacement value, and which may be limited to an aggregate of $15.0 million per occurrence in California and $50.0 million per occurrence in other states, unless the Board of Directors of the Company determines in good faith that such insurance, with such deductibles, is not available at commercially reasonable rates and on commercially reasonable terms in which case the Company may procure earthquake insurance with appropriate deductibles which can be obtained at commercially reasonable rates and on commercially reasonable terms) and (iii) business interruption insurance for a period of not less than one year, and in an amount based upon 100% of estimated continuing expenses and lost cash flow for the fiscal year with respect to which the insurance coverage is in effect less non-continuing expenses. All insurance under this Section 4.18 shall name the Trustee as an additional insured or loss payee, as applicable, to the extent of the interest of the Trustee in any assets covered by such insurance. All such insurance shall be issued by carriers having an A.M. Best & Company, Inc. rating of A or higher and a financial size category of not less than X, or if such carrier is not rated by A.M. Best & Company, Inc., having the financial stability and size deemed appropriate by the Company after consultation with a reputable insurance broker. The Company will furnish to the Trustee within 30 days of each anniversary of the Issuance Date evidence reasonably satisfactory to the Trustee from an insurance broker or consultant that the provisions of this Section 4.18 have been complied with.

SECTION 4.19.   COLLATERAL DOCUMENTS.

         Neither the Company nor any Restricted Subsidiary will amend, waive or modify, or take or refrain from taking any action which has the effect of amending, waiving or modifying, any provision of the Collateral Documents to the extent that such amendment, waiver, modification or action would have an adverse effect on the rights of the Trustee or the Holders of Notes (as provided in the Collateral Documents); provided, however, that:

     (1) Collateral may be released or modified as expressly provided herein and in the Collateral Documents;

     (2) Guarantees, Liens, and pledges may be released as expressly provided herein and in the Collateral Documents; or

     (3) this Indenture and any of the Collateral Documents may be otherwise amended, waived or modified pursuant to Article 9 hereof.

SECTION 4.20.   FURTHER ASSURANCES.

         The Company and the Restricted Subsidiaries shall do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments, as may be required from time to time in order (i) to carry out more effectively the purposes of the Collateral Documents, (ii) to subject the Collateral to the Liens created by any of the Collateral Documents or any of the properties, rights or interests covered by any of the Collateral Documents, (iii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Trustee any of the rights granted or now or hereafter intended to be granted to the Trustee hereunder or under any other instrument executed in connection therewith or granted to the Company under the Collateral Documents or under any other instrument executed in connection therewith.

SECTION 4.21.   LIQUIDATION.

         A plan of liquidation or dissolution may not be adopted for the Company which provides for, contemplates or the effectuation of which is preceded by (a) the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company otherwise than substantially as an entirety (Article 5 of this Indenture being the Article hereof which governs any such sale, lease, conveyance or other disposition substantially as an entirety) and (b) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and of the remaining assets of the Company to the holders of Equity Interests in the Company, unless the Company, prior to making any liquidating distribution pursuant to such plan, makes provision for the satisfaction of the Company's Obligations hereunder and under the Notes as to the payment of principal and interest. The Company shall be deemed to make provision for such payments only if (i) the Company delivers in trust to the Trustee or Paying Agent (other than the Company or its Restricted Subsidiaries) cash or Government Securities maturing as to principal and interest in such amounts and at such times as are sufficient without consideration of any reinvestment of such interest to pay, when due, the principal of and interest on the Notes or (ii) there is an express assumption and observance of all covenants and conditions to be performed by the Company hereunder by the execution and delivery of a supplemental indenture in the form of Exhibit B hereto by a Person that acquires or will acquire (otherwise than pursuant to a lease) a portion of the assets of the Company which person will have Consolidated Net Worth (immediately after the acquisition) and Consolidated Net Income (for such Person's four full fiscal quarters immediately preceding the acquisition) equal to or greater than the Consolidated Net Worth of the Company immediately preceding the acquisition and the Consolidated Net Income of the Company (for its four full fiscal quarters immediately preceding such acquisition), respectively, and which is organized and existing under the laws of the United States, any state thereof or the District of Columbia; provided, however, that the Company shall not make any liquidating distribution until after the Company shall have certified to the Trustee with an Officers' Certificate at least five days prior to the making of any liquidating distribution that it has complied with the provisions of this Section 4.21 and that no Default or Event of Default then exists or would occur as a result of any such liquidating distribution.

SECTION 4.22.   MAINTENANCE OF COLLATERAL

         The Company shall maintain the Collateral in a manner consistent with its maintenance policies with respect to all of the hotels owned by it (including its policies with respect to making requisite capital expenditures for the maintenance of such hotels).

SECTION 4.23.   CONVERTIBLE NOTE INDENTURE

         Without the consent of each Holder of Notes outstanding, the Company shall not amend, modify or alter the indenture (the "Convertible Note Indenture") governing its 7% Convertible Subordinated Notes due 2002 (the "Convertible Notes") in any way that will (i) increase the rate of or change the time for payment of interest on any Convertible Notes, (ii) increase the principal of, advance the final maturity date of or shorten the Weighted Average Life to Maturity of any Convertible Notes, (iii) alter the redemption provisions or the price or terms at which the Company is required to offer to purchase such Convertible Notes or (iv) amend the provisions of Article Twelve of the Convertible Note Indenture (which relate to subordination).

                                   ARTICLE 5

                                   SUCCESSORS

SECTION 5.01.   WHEN THE COMPANY MAY MERGE, ETC.

         The Company shall not consolidate or merge with or into or wind up into (whether or not the Company as the case may be, is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another corporation, Person or entity unless:

         (i) the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

         (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made assumes all the obligations of the Company under the Notes, this Indenture and the Collateral Documents pursuant to a supplemental indenture in the form of Exhibit B hereto;

         (iii) at the time of such transaction and immediately after such transaction after giving pro forma effect thereto, no Default or Event of Default exists or would exist;

         (iv) the Company or any Person formed by or surviving such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) shall have Consolidated Net Worth (immediately after the transaction) equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) shall, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof; and

         (v) the Company shall have delivered to the Trustee prior to the consummation of the proposed transaction an Officers' Certificate and an Opinion of Counsel to the combined effect that such sale, assignment, transfer, lease, conveyance or other disposition, and, if applicable, any supplemental indenture executed in connection therewith, comply with this Indenture. The Trustee shall be entitled to conclusively rely upon such Officers' Certificate and Opinion of Counsel.

SECTION 5.02.   SUCCESSOR SUBSTITUTED.

     Upon any consolidation, merger, lease, conveyance or transfer of all or substantially all of the assets of the Company, as the case may be, in accordance with Section 5.01 hereof, the successor formed by such consolidation or into which the Company is merged or to which such sale, lease, conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, the Notes and the Collateral Documents with the same effect as if such successor had been named as the Company herein or therein and thereafter the predecessor corporation shall be relieved of all further obligations and covenants under this Indenture, the Notes and the Collateral Documents.

                                    ARTICLE 6

                              DEFAULTS AND REMEDIES

SECTION 6.01.   EVENTS OF DEFAULT.

         Each of the following shall constitute an Event of Default under this
Indenture:

         (1) default for 30 days in the payment when due of interest on the Notes;

         (2) default in payment when due of principal of or premium, if any, on the Notes;

         (3) failure by the Company or any Restricted Subsidiaries of the Company to comply with Sections 3.09, 4.07, 4.09, 4.10, 4.14 or 5.01 hereof;

         (4) failure by the Company or any Guarantor for 60 days in the performance of any other covenant, warranty or agreement in this Indenture, the Collateral Documents or the Notes after written notice shall have been given to the Company by the Trustee or to the Company and the Trustee from Holders of at least 25% in principal amount of the Notes then outstanding;

         (5) default under (a) Non-Recourse Indebtedness of the Company or any of its Restricted Subsidiaries with an aggregate principal amount in excess of 10% of the aggregate assets of the Company and its Restricted Subsidiaries or (b) any other mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or

     Guarantee now exists, or is created after the Issuance Date and, in each case, the principal amount of which, together with the principal amount of any other such Indebtedness under which there has been a Payment Default (as defined below) or the maturity of which has been so accelerated, aggregates $10.0 million or more, which default, in either case, (a) is caused by a failure to pay when due principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity or shall constitute a default in the payment of such issue of Indebtedness at final maturity of such issue;

         (6) failure by the Company or any of its Restricted Subsidiaries to pay final judgments rendered against them (other than judgment liens without recourse to any assets or property of the Company or any of its Restricted Subsidiaries other than assets or property securing Non-Recourse Indebtedness) aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 90 days (other than any judgments as to which a reputable insurance company has accepted full liability);

         (7) breach by the Company or any Restricted Subsidiary of any material representation or warranty set forth in any of the Collateral Documents or the repudiation by the Company or any Restricted Subsidiary of its obligations under, or the unenforceability of, any Guarantee or any of the Collateral Documents for any reason that would materially impair the benefits to the Trustee or the Holders of the Notes thereunder;

         (8) except as permitted by this Indenture, any Subsidiary Guarantee with respect to the Notes shall be held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor (or its successors or assigns), or any Person acting on behalf of such Guarantor (or its successors or assigns), shall deny or disaffirm its obligations or shall fail to comply with any obligations under its Subsidiary Guarantee;

         (9) the Company, any Guarantor or any of the Company's Subsidiaries that would constitute a Significant Subsidiary or any group of the Company's Subsidiaries that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of the Bankruptcy Law:

             (a)  commences a voluntary case,

             (b) consents to the entry of an order for relief against it in an involuntary case,

             (c) consents to the appointment of a Custodian of it or for all or substantially all of its property,

             (d) makes a general assignment for the benefit of its creditors, or

             (e) admits in writing its inability to pay its debts as they become due; and

         (10) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

             (a) is for relief in an involuntary case against the Company, any Guarantor or any Subsidiary that is a Significant Subsidiary of the Company or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary of the Company,

             (b) appoints a Custodian of the Company, any Guarantor or any Subsidiary that is a Significant Subsidiary of the Company or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary of the Company, or for all or substantially all of the property of the Company, any Guarantor or any Subsidiary that is a Significant Subsidiary of the Company, or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary of the Company, or

             (c) orders the liquidation of the Company, any Guarantor or any Subsidiary that is a Significant Subsidiary of the Company or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary of the Company, and the order or decree remains unstayed and in effect for 60 consecutive days.

         The term "Bankruptcy Law" means, title 11, U.S. Code or any similar federal or state law for the relief of debtors, each as amended from time to time. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

         In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to Section
3.07 hereof, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to _______________, 2001, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to _______________, 2001, then the premium specified below (expressed as a percentage of the principal amount that would otherwise be due) shall also become immediately due and payable to the extent permitted by law upon acceleration of the Notes:

          Year                                                    Percentage
          1996.....................................................       %
          1997.....................................................       %
          1998.....................................................       %
          1999.....................................................       %
          2000.....................................................       %
          2001.....................................................       %

SECTION 6.02.   ACCELERATION.

         If any Event of Default (other than an Event of Default specified in clauses (9) and (10) of Section 6.01 hereof) occurs and is continuing, the Trustee by written notice to the Company, or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes by written notice to the Company and the Trustee, may declare all Notes to be due and payable immediately. Upon the effectiveness of such declaration, all amounts due and payable on the Notes, as determined in the succeeding paragraphs, shall be due and payable effective immediately. If an Event of Default specified in clause
(9) or (10) of Section 6.01 hereof occurs, all outstanding Notes shall ipso facto become and be immediately due and payable immediately without further action or notice within part of or by the Trustee or any Holder.

         In the event that the maturity of the Notes is accelerated pursuant to this Section 6.02, 100% of the principal amount thereof shall become due and payable plus premium, if any, accrued and unpaid interest, if any, to the date of payment.

SECTION 6.03.   OTHER REMEDIES.

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture and, in addition, may pursue any remedy available under any of the Collateral Documents or otherwise available under applicable law with respect to any of the Collateral.

         The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04.   WAIVER OF PAST DEFAULTS.

         Subject to Section 9.02 hereof, Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may waive an existing Default or Event of Default and its consequences except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on any Note held by a non-consenting Holder. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture and the Collateral Documents but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05.   CONTROL BY MAJORITY.

         The Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, or that the Trustee determines may be unduly prejudicial to the rights of other Holders or that may involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

SECTION 6.06.   LIMITATION ON SUITS.

         A Holder may pursue a remedy with respect to this Indenture or the Notes only if:

         (1) the Holder gives to the Trustee written notice of a continuing Event of Default or the Trustee receives such notice from the Company;

         (2) the Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

         (3) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

         (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

         (5) during such 60-day period the Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

SECTION 6.07.   RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

         Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

SECTION 6.08.   COLLECTION SUIT BY TRUSTEE.

         If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company or any Guarantor for the whole amount of principal, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.   TRUSTEE MAY FILE PROOFS OF CLAIM.

         The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 7.07 hereof) and the Holders allowed in any judicial proceedings relative to the Company or any Guarantor (or any other obligor upon the Notes), their creditors or their property and shall be entitled and empowered to collect, receive and distribute any money or securities or other property payable or deliverable on any such claims and to distribute the same, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof out of the estate in any such proceeding shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders of the Notes may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization,

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



arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10.   PRIORITIES.

         If the Trustee collects or receives any money or securities or other property pursuant to this Article, it shall pay out the money or securities or other property in the following order:

         First: to the Trustee, its agents and counsel for amounts due under
Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

         Second: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind (including defaulted interest), according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively;

         Third: without duplication, to Holders for any other obligations owing to the Holders under the Notes, this Indenture or the Collateral Documents; and

         Fourth: to the Company or to such party as a court of competent jurisdiction shall direct.

         The Trustee may fix a record date and payment date for any such payment to Holders.

SECTION 6.11.   UNDERTAKING FOR COSTS.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

                                    ARTICLE 7

                                     TRUSTEE

SECTION 7.01.   DUTIES OF TRUSTEE.

         (1) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and the Collateral Documents, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         (2) Except during the continuance of an Event of Default:

         (a) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Collateral Documents and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture or the Collateral Documents against the Trustee; and

         (b) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture or the Collateral Documents.

         (3) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

         (a) this paragraph does not limit the effect of paragraph (2) of this Section;

         (b) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

         (c) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

         (4) Whether or not therein expressly so provided, every provision of this Indenture and the Collateral Documents that in any way relates to the Trustee is subject to paragraphs (1), (2) and (3) of this Section.

         (5) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

         (6) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02.   RIGHTS OF TRUSTEE.

         Subject to TIA Section 315:

         (1) The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

         (2) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

         (3) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed and monitored with due care.

         (4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by the Indenture.

         (5) Unless otherwise specifically provided in the Indenture or the Collateral Documents, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

         (6) Without limiting the provisions of Section 7.01(5), the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of the Holders of a majority in aggregate principal amount of the then outstanding Notes pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

         (7) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

SECTION 7.03.   INDIVIDUAL RIGHTS OF TRUSTEE.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, any Subsidiary of the Company or any Affiliate of the foregoing with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04.   TRUSTEE'S DISCLAIMER.

         The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision hereof, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05.   NOTICE OF DEFAULTS.

         If a Default or Event of Default occurs and is continuing and if it is known by a Trust Officer of the Trustee, the Trustee shall mail to Holders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal or interest on any Note, the Trustee may withhold the notice if and so long as a Trust Officer in good faith determines that withholding the notice is in the interests of Holders. The Trustee shall comply with TIA Section 315(b).

SECTION 7.06.   REPORTS BY TRUSTEE TO HOLDERS.

         Within 60 days after each___________ beginning with the___________ following the date hereof, the Trustee shall mail to Holders a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

         A copy of each report at the time of its mailing to Holders shall be submitted to the SEC and each stock exchange, if any, on which the Notes are listed. The Company shall promptly notify the Trustee when the Notes are listed on or delisted by any stock exchange.

SECTION 7.07.   COMPENSATION AND INDEMNITY.

         The Company agrees to pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company agrees to reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

         The Company agrees to indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, except as set forth in the next paragraph. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder except to the extent the Company has been prejudiced thereby. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The provisions of this paragraph shall survive the satisfaction and discharge of this Indenture.

         The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through its own gross negligence or willful misconduct.

         The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture and the Collateral Documents.

         To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Lien securing the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of the Indenture and the Collateral Documents.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(9) or (10) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.08.   REPLACEMENT OF TRUSTEE.

         A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

         The Trustee may resign at any time by so notifying the Company in writing at least 30 days prior to the date of the proposed resignation. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee at their discretion or if:

         (1) the Trustee fails to comply with Section 7.10;

         (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

         (3) a Custodian or public officer takes charge of the Trustee or its property; or

         (4) the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

         If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         Subject to the provision of TIA Section 315(e), if the Trustee after written request by any Holder who has been a bona fide holder of a Note or Notes for at least six months fails to comply with Section 7.10, such Holder, on behalf of himself and others similarly situated, may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture and the Collateral Documents. The successor Trustee shall mail a notice of its succession to the Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company' obligations under Section
7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09.   SUCCESSOR TRUSTEE BY MERGER, ETC.

         If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10.   ELIGIBILITY; DISQUALIFICATION.

         There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any state thereof authorized under such laws to exercise corporate trustee powers, shall be subject to supervision or examination by Federal or state authority and shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition.

         This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a). The Trustee is subject to TIA Section 310(b).

SECTION 7.11.   PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

         The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                    ARTICLE 8

                             DISCHARGE OF INDENTURE

SECTION 8.01.   DEFEASANCE AND DISCHARGE OF THIS INDENTURE AND THE NOTES.

         (a) The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, with respect to the Notes, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this
Article 8.

         (b) If the Company and all of the Guarantors, if any, elect to have either Section 8.02 or 8.03 hereof applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8, then upon request of the Company and all of the Guarantors, if any, and after the effective time of such Legal Defeasance or Covenant Defeasance, the Trustee shall release all Collateral subject to a Lien held by the Trustee pursuant to the Collateral Documents other than the defeasance trust (as defined in Section
8.03 hereof).

SECTION 8.02.   LEGAL DEFEASANCE AND DISCHARGE.

         Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and the Guarantors, if any, shall be deemed to have been discharged from their obligations with respect to all outstanding Notes and Subsidiary Guarantees thereof, if any, on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (i) and (ii) of this Section 8.02, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due solely from amounts deposited with the Trustee as provided in Section 8.04 hereof, (ii) the Company's and the Guarantors' obligations with respect to the Notes under Sections 2.04, 2.05, 2.06, 2.07, 2.08, 2.11 and 4.02 hereof, (iii) the rights, powers, trusts, duties, indemnities and immunities of the Trustee and the Company's obligations in connection therewith and (iv) this Article 8.

SECTION 8.03.   COVENANT DEFEASANCE.

         Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and the Guarantors, if any, shall be released from their obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 5.01 and 11.02 with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01(3) hereof but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, any event described in Sections 6.01(4) through 6.01(10) hereof shall not constitute Events of Default.

SECTION 8.04.   CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

     The following shall be the conditions to application of either Section 8.02 or Section 8.03 hereof to the outstanding Notes:

         (i) the Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 hereof who shall agree to comply with the provisions of this Article 8 applicable to it), in trust (the "defeasance trust"), for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes, (a) cash in United States dollars in an amount, or (b) non-callable Government Securities which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, cash in United States dollars in an amount, or (c) a combination thereof, in such amounts, as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge the principal of, premium, if any, and interest (including defaulted interest) on the outstanding Notes and any other obligations owing to the Holders of the Notes, under the Notes, this Indenture or the Collateral Documents on the stated maturity or on the applicable redemption date, as the case may be, of such principal or installment of principal of, premium, if any, and interest on the outstanding Notes, provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such non-callable Government Securities to said payments with respect to the Notes;

         (ii) in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States (which counsel may be an employee of the Company or any Subsidiary of the Company) reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issuance Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same time, as would have been the case if such Legal Defeasance had not occurred;

         (iii) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an opinion of counsel in the United States (which counsel may be an employee of the Company or any Subsidiary of the Company) reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

         (iv) no Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit or, insofar as
     Section 6.01(9) or 6.01(10) hereof is concerned, at any time in the period ending on the 91st day after the date of such deposit (or greater period of time in which any such deposit of trust funds may remain subject to bankruptcy or insolvency laws insofar as those apply to the deposit by the Company) (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

         (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

         (vi) in the case of an election under either Section 8.02 or 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that, assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the deposit and assuming no Holder of the Notes is an insider of the Company, after the 91st day following the deposit, as of the date of such opinion, the trust funds will not be subject to avoidance under Section 547 of the United States Bankruptcy Code (or any successor provision thereto) and related judicial decisions or any other applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally under any United States or state law;

         (vii) in the case of an election under either Section 8.02 or 8.03 hereof, the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit made by the Company pursuant to its election under Section 8.02 or 8.03 hereof was not made by the Company with the intent of preferring the Holders of Notes over other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

         (viii) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel in the United States (which counsel may be an employee of the Company or any Subsidiary of the Company), each stating that all conditions precedent provided for relating to either the Legal Defeasance under Section 8.02 hereof or the Covenant Defeasance under
     Section 8.03 hereof (as the case may be) have been complied with as contemplated by this Section 8.04.

SECTION 8.05. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

         Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

         The Company and the Guarantors, if any, shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

         Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the Company's request any money or non-callable Government Securities held by it as provided in
Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(i) hereof), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06.   REPAYMENT TO THE COMPANY.

         The Trustee shall promptly pay to the Company after request therefor any excess money held at such time in excess of amounts required to pay any of the Company's Obligations then owing with respect to the Notes.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for one year after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 8.07.   REINSTATEMENT.

         If the Trustee or Paying Agent is unable to apply any cash or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order

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



or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Company and the Guarantors, if any, under this Indenture, the Notes and the Subsidiary Guarantees, if any, shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section
8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company or any Guarantor makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company or such Guarantor shall be subrogated to the rights of the Holders of such Note to receive such payment from the money held by the Trustee or Paying Agent.

                                    ARTICLE 9

                                   AMENDMENTS

SECTION 9.01.   WITHOUT CONSENT OF HOLDERS.

         The Company, any Guarantor and the Trustee, as applicable, may amend or supplement this Indenture, the Notes and the Collateral Documents without the consent of any Holder:

         (1) to cure any ambiguity, defect or inconsistency;

         (2) to comply with Section 5.01;

         (3) to provide for uncertificated Notes in addition to or in place of certificated Notes;

         (4) to provide for the assumption of the Company's obligations to Holders of the Notes under this Indenture or any Guarantor's obligations under its Subsidiary Guarantee in the case of a merger, consolidation or sale of assets involving the Company or such Guarantor, as applicable, pursuant to Article 5 or Article 11 hereof;

         (5) to make any change that would provide any additional rights or benefits to the Holders of the Notes (including providing for Subsidiary Guarantees and any supplemental indenture required pursuant to Section 4.15 hereof) or that does not adversely affect the legal rights under the Indenture of any such Holder;

         (6) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

         (7) to enter into additional or supplemental Collateral Documents to evidence a Lien on any additional Collateral securing the Notes; and

         Upon the request of the Company and any Restricted Subsidiary, in its capacity as a Guarantor, accompanied by a resolution of the Board of Directors of the Company or such Restricted Subsidiary, as applicable, authorizing the execution of any such supplemental indenture or supplemental Collateral Document, and upon receipt by the Trustee of the documents described in Section
9.06 hereof, the Trustee shall join with the Company and any such Restricted Subsidiary in the execution of any supplemental indenture or supplemental Collateral Document authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such supplemental indenture or supplemental

Collateral Document which adversely affects its own rights, duties or immunities under this Indenture, the Collateral Documents or otherwise.

SECTION 9.02.   WITH CONSENT OF HOLDERS.

         Except as provided below in this Section 9.02, the Company, any Guarantor and the Trustee together may amend this Indenture, the Notes or the Collateral Documents with the written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).

         Upon the request of the Company, accompanied by a resolution of the Board of Directors of the Company, authorizing the execution of any such supplemental indenture or supplemental Collateral Document, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Company and any Guarantor, as the case may be, in the execution of such supplemental indenture or supplemental Collateral Document unless such supplemental indenture or supplemental Collateral Document adversely affects the Trustee's own rights, duties or immunities under this Indenture, the Collateral Documents or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture or supplemental Collateral Document.

         It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders of each Note affected thereby a notice briefly describing the amendment or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for Notes) may waive any existing default or compliance in a particular instance by the Company or any Guarantor with any provision of this Indenture, the Notes or the Collateral Documents. However, without the consent of each Holder affected, an amendment or waiver under this Section may not (with respect to any Notes held by a non-consenting Holder):

         (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

         (2) reduce the principal of or change the fixed maturity of any Note or waive any of the provisions with respect to the redemption of the Notes;

         (3) reduce the rate of or change the time for payment of interest on any Note;

         (4) waive a Default or an Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

          (5) make any Note payable in money other than that stated in the Note;

          (6) make any change in the provisions of this Indenture or the Collateral Documents relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or interest on the Notes;

          (7) release all or substantially all of the Collateral from the Lien of the Indenture or the Collateral Documents;

          (8) waive a redemption or purchase payment with respect to any Note;

          (9) make any change in Section 6.04 or 6.07 hereof;

          (10) except pursuant to Article 8 and the Subsidiary Guarantee of a Guarantor or pursuant to a release following an Asset Sale, release any Guarantor from its obligations under a Subsidiary Guarantee, or change any Subsidiary Guarantee in any manner that would adversely affect the Holders in any material respect; or

          (11) make any change in the foregoing amendment and waiver provisions.

          In addition, without the consent of at least 66 2/3% in principal amount of the Notes then outstanding, an amendment or waiver may not make any change to Section 4.14 hereof.

SECTION 9.03.   COMPLIANCE WITH TRUST INDENTURE ACT.

          Every amendment to this Indenture or the Notes shall be set forth in an amendment or supplemental indenture that complies with the TIA as then in effect.

SECTION 9.04.   REVOCATION AND EFFECT OF CONSENTS.

          Until an amendment or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his or her Note if the Trustee receives written notice of revocation before the date the waiver or amendment becomes effective. An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

          The Company may fix a record date for determining which Holders must consent to such amendment or waiver. If the Company fixes a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation pursuant to Section 2.06, or
(ii) such other date as the Company shall designate.

SECTION 9.05.   NOTATION ON OR EXCHANGE OF NOTES.

          The Trustee may place an appropriate notation about an amendment or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment or waiver.

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
          Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment or waiver.

SECTION 9.06.   TRUSTEE TO SIGN AMENDMENTS, ETC.

          The Trustee shall sign any amendment or supplemental indenture or supplemental Collateral Document authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing such amendment or supplemental indenture or supplemental Collateral Document, the Trustee shall be entitled to receive, and, subject to Section 7.01 hereof, shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment or supplemental indenture or supplemental Collateral Document is authorized or permitted by this Indenture or the Collateral Documents, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms. The Company may not sign an amendment or supplemental indenture or supplemental Collateral Document until the Board of Directors of the Company or any Restricted Subsidiary in its capacity as a Guarantor, as applicable, approves it.

                                   ARTICLE 10

                            COLLATERAL AND SECURITY

SECTION 10.01.   COLLATERAL AND SECURITY.

          The due and punctual payment of the principal of, premium, if any, and interest on the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, interest (to the extent permitted by law), if any, on the Notes and performance of all other Obligations of the Company to the Holders or the Trustee under this Indenture and the Notes, according to the terms hereunder or thereunder, shall be secured as provided in the Collateral Documents. Each Holder, by its acceptance of a Note, consents and agrees to the terms of the Collateral Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with the terms thereof and hereof and authorizes and directs the Trustee to enter into each of the Collateral Documents and to perform its respective obligations and exercise its respective rights thereunder in accordance therewith. The Company will do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Collateral Documents, to assure and confirm to the Trustee the security interest in the Collateral contemplated hereby and by the Collateral Documents, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. The Company shall take any and all actions reasonably required to cause the Collateral Documents to create and maintain, as security for the Obligations of the Company under this Indenture and the Notes, valid and enforceable, perfected (except as expressly provided therein), Liens in and on all the Collateral, in favor of the Trustee, superior to and prior to the rights of all third persons, and subject to no other Liens, other than as provided herein and therein.

SECTION 10.02.   RECORDING, TITLE INSURANCE, ETC.

          (a) The Company shall furnish to the Trustee promptly after the execution and delivery of this Indenture an Opinion of Counsel either (i) stating that in the opinion of such counsel, assuming the taking of certain actions with respect to the recording, registering and filing of this Indenture, financing statements or other instruments, the Lien intended to be created by the Collateral Documents will become effective, and reciting the details of such action, or (ii) stating that, in the opinion of such counsel, no such action is necessary to make such Lien effective.

          (b) The Company shall furnish to the Trustee within 3 months after each anniversary of the date of this Indenture, an Opinion of Counsel, dated as of such date, stating either that (i) in the opinion of such counsel, all action has been taken with respect to the recording, registering, filing, re-recording, re-registering and refiling of this Indenture and all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of the Collateral Documents and reciting the details of such action or (ii) in the opinion of such Counsel, no such action is necessary to maintain such Lien.

          (c) The Company shall furnish to the Trustee promptly after the execution and delivery of this Indenture the commitment of a title insurance company reasonably satisfactory to the Trustee agreeing to issue to the Trustee, for the benefit of the Holders, lenders policies of title insurance relating to the Collateral which constitutes Real Property.

SECTION 10.03.   PROTECTION OF THE TRUST ESTATE.

           The Trustee shall have the power to enforce the obligations of the Company and the Restricted Subsidiaries under this Indenture or the Collateral Documents, to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral under any of the Collateral Documents and in the profits, rents, revenues and other income arising therefrom, including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair any Collateral or be prejudicial to the interests of the Holders or the Trustee, to the extent permitted thereunder. Upon receipt of notice that the Company is not in compliance with any of the requirements of the Deeds of Trust, with respect to maintenance of insurance, the Trustee may, but shall have no obligation to purchase, at the Company's expense, such insurance coverage necessary to comply with the appropriate section of the respective Collateral Documents.

SECTION 10.04.   RELEASE OF LIEN.

          (a) Collateral may be released from the Lien and security interest created by this Indenture and the Collateral Documents at any time or from time to time in accordance with the provisions of the Collateral Documents and as provided hereby.

          (b) Upon the request of the Company pursuant to an Officers' Certificate certifying that all conditions precedent hereunder have been met (and at the sole cost and expense of the Company) and upon the satisfaction of such conditions precedent hereunder, the Trustee, must release (upon presentment to it of documents in execution forms adequate to effect the requested release)
(i) Collateral which is sold, disposed of, or is the subject of a Restricted Payment (other than any such sale, disposition or Restricted Payment to the Company or any Restricted Subsidiary) provided such transaction is or will be in

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
accordance with all of the provisions of this Indenture including, without limitation, the requirement that the Net Proceeds from such Asset Sale are or will be applied in accordance with Section 4.10 hereof and that no Default or Event of Default has occurred or would be continuing immediately following such release, (ii) Collateral which may be released with the consent of the Holders pursuant to Article 9 hereof and (iii) all Collateral (except as provided in Article 8 hereof) upon discharge or defeasance of this Indenture in accordance with Article 8 hereof. Notwithstanding any provision in any Collateral Document to the contrary, the Trustee shall have no obligation or discretion to release any Collateral from the Lien created by this Indenture or any Collateral Document unless all conditions precedent under the Indenture, including those contained in this Section 10.04, have been met.

          (c) Upon receipt of such Officers' Certificate, the Trustee must execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release presented to it for execution to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Collateral Documents.

          (d) The release of any Collateral from the terms of this Indenture and the Collateral Documents will not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms hereof. To the extent applicable, the Company and any other obligor shall cause TIA Section 314(d) relating to the release of property from the Lien arising out of the Collateral Documents to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of the Company; provided, however, that to the extent required by TIA Section 314(d), any such certificate or opinion shall be made by an independent engineer, appraiser or other expert (as such terms are set forth in TIA Section 314(d)), who is not an Affiliate of the Company or any Restricted Subsidiary of the Company.

          Whenever Collateral is to be released pursuant to this Section 10.04, the Trustee will execute any reasonable document or termination statement presented to it in execution form necessary to release the Lien of this Indenture and Collateral Documents.

SECTION 10.05.   COLLATERAL AGENT.

          The Trustee may, from time to time, appoint one or more Collateral Agents hereunder. Each of such Collateral Agents may be delegated any one or more of the duties or rights of the Trustee hereunder or under the Collateral Documents or which are specified in any Collateral Documents, including without limitation, the right to hold any Collateral in the name of, registered to, or in the physical possession of such Collateral Agent, for the ratable benefit of the Holders. Each such Collateral Agent shall have such rights and duties as may be specified in an agreement between the Trustee and such Collateral Agent.

SECTION 10.06. AUTHORIZATION OF ACTIONS TO BE TAKEN BY THE TRUSTEE UNDER THE COLLATERAL DOCUMENTS.

          Each Holder, by acceptance of a Note, authorizes and directs the Trustee to enter into the Collateral Documents. The Trustee may, in its sole discretion and without the consent of the Holders, on behalf of the Holders, take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the Collateral Documents and (b) collect and receive any and all amounts payable in respect of the Obligations of the Company hereunder. The Trustee in its own name or through a Collateral Agent shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Collateral Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or of the Trustee).

SECTION 10.07. AUTHORIZATION OF RECEIPT OF FUNDS BY THE TRUSTEE UNDER THE COLLATERAL DOCUMENTS.

          The Trustee is authorized to receive in its own name or through any Collateral Agent any funds for the benefit of the Holders distributed under the Collateral Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture.

                                   ARTICLE 11

                             SUBSIDIARY GUARANTEES

SECTION 11.01.   SUBSIDIARY GUARANTEES.

          The Company's Obligations under the Notes and this Indenture will be jointly and severally guaranteed by any Restricted Subsidiary (a "Guarantor") which is required to execute and deliver a supplemental indenture pursuant to
Section 4.15 hereof (the "Subsidiary Guarantees"). Subject to the provisions of this Article 11, any such Guarantor will, jointly and severally, unconditionally guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the Obligations of the Company under this Indenture or the Notes, that: (i) the principal of, premium, if any, and interest on the Notes will be paid in full when due, whether at the maturity or interest payment or mandatory redemption date, by acceleration, call for redemption, offer to purchase or otherwise, and interest on the overdue principal of, premium, and interest, if any, on the Notes and all other Obligations of the Company to the Holders or the Trustee under this Indenture, the Collateral Documents, or the Notes will be promptly paid in full or performed, all in accordance with the terms of this Indenture, the Collateral Documents, and the Notes; (ii) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, they will be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise; and (iii) any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under any Subsidiary Guarantee will be paid. Failing payment when due of any amount so guaranteed for whatever reason, any Guarantors will be obligated to pay the same whether or not such failure to pay has become an Event of Default which could cause acceleration pursuant to
Section 6.02 hereof. An Event of Default under this Indenture or the Notes shall constitute an event of default under any Subsidiary Guarantee, and shall entitle the Holders of Notes to accelerate the Obligations of any Guarantor hereunder in the same manner and to the same extent as the Obligations of the Company. Any Guarantor will agree that its Obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of any Guarantor. Any Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of either or both of the Company, protest, notice and all demands whatsoever and covenants that its Subsidiary Guarantee will not be discharged except by complete performance of its Obligations under the Notes and this Indenture. If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Guarantor or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or any Guarantor any amount paid by any such entity to the Trustee or such Holder, any Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Any Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holder in respect of any Obligations guaranteed hereby until payment in full of all Obligations guaranteed hereby. Any Guarantor will agree that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand,
(x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes hereof, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any acceleration of such Obligations as provided in Article 6 hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purpose of such Subsidiary Guarantee. A Guarantor shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holder under its Subsidiary Guarantee.

SECTION 11.02.   WHEN A GUARANTOR MAY MERGE, ETC.

          No Guarantor shall consolidate or merge with or into (whether or not such Guarantor is the surviving person), another corporation, Person or entity whether or not affiliated with such Guarantor unless:

          (i) the person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the Obligations of such Guarantor pursuant to a supplemental indenture in the form of Exhibit B hereto and appropriate Collateral Documents in form and substance reasonably satisfactory to the Trustee, under the Notes, this Indenture and the Collateral Documents;

          (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; and

          (iii) such Guarantor or any person formed by or surviving any such consolidation or merger, (A) will have Consolidated Net Worth (immediately after giving effect to such transaction) equal to or greater than the Consolidated Net Worth of such Guarantor immediately preceding the transaction and (B) would be permitted by virtue of the Company's Fixed Charge Coverage Ratio set forth in the first paragraph of Section 4.09 hereof to incur, immediately after giving effect to such transaction, at least $1.00 of additional Indebtedness.

          The Guarantor shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers' Certificate to the foregoing effect and an Opinion of Counsel, covering clauses (i) and (ii) (in the case of clause
(ii), to such counsel's knowledge), stating that the proposed transaction and such supplemental indenture comply with this Indenture. The Trustee shall be entitled to conclusively rely upon such Officers' Certificate and Opinion of Counsel.

          Notwithstanding the foregoing, (A) a Guarantor may consolidate with or merge with or into the Company; provided, however, that the surviving corporation (if other than the Company) shall expressly assume by supplemental indenture complying with the requirements of this Indenture, the due and punctual payment of the principal of, premium, if any, and interest on all of the Notes, and the due and punctual performance and observance of all the covenants and conditions of this Indenture and the Collateral Documents to be performed by the Company and (B) a Guarantor may consolidate with or merge with or into any other Guarantor.

SECTION 11.03.   LIMITATION OF GUARANTOR'S LIABILITY.

          For purposes of the this Article 11 and any Subsidiary Guarantee, each Guarantor's liability will be that amount from time to time equal to the aggregate liability of such Guarantor hereunder and thereunder, but shall be limited to the least of (i) the aggregate amount of the obligations of the Company under the Notes and this Indenture or (ii) the amount, if any, which would not have (A) rendered such Guarantor "insolvent" (as such term is defined in the federal Bankruptcy Code and in the Debtor and Creditor Law of the State of New York) or (B) left it with unreasonably small capital at the time its Subsidiary Guarantee was entered into, after giving effect to the incurrence of existing Indebtedness immediately prior to such time; provided that, it shall be a presumption in any lawsuit or other proceeding in which a Guarantor is a party that the amount guaranteed pursuant to the Subsidiary Guarantee is the amount set forth in clause (i) above unless any creditor, or representative of creditors of such guarantor, or debtor in possession or trustee in bankruptcy of the Guarantor, otherwise proves in such a lawsuit that the aggregate liability of the Guarantor is limited to the amount set forth in clause (ii). In making any determination as to the solvency or sufficiency of capital of a Guarantor in accordance with the previous sentence, the right of such Guarantor to contribution from other Guarantors and any other rights such Guarantor may have, contractual or otherwise, shall be taken into account.

SECTION 11.04.   RELEASE OF A GUARANTOR.

          Concurrently with the payment in full of all of the Company's Obligations under the Notes and this Indenture, any Guarantor shall be released from and relieved of its Obligations under this Article 11. In the event of a sale or other disposition of all of the assets of any Guarantor, which sale or other disposition is otherwise in compliance with the terms of this Indenture, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Guarantor, then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of such Guarantor) will be automatically and unconditionally released and relieved of any obligations under its Subsidiary Guarantee. The Trustee shall deliver an appropriate instrument evidencing any such release under this
Section 11.04 upon receipt of a request by the Company accompanied by an Officers' Certificate and an Opinion of Counsel certifying as to the compliance with this Section 11.04.

                                   ARTICLE 12

                                 MISCELLANEOUS

SECTION 12.01.   TRUST INDENTURE ACT CONTROLS.

          If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by operation of TIA Section 318(c), the imposed duties shall control.

SECTION 12.02.   NOTICES.

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
          Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in Person or mailed by first-class mail (registered or certified, return receipt requested), or sent by telex, telecopier or overnight air courier guaranteeing next Business Day delivery, to the other's address:

          If to the Company:

          Prime Hospitality Corp.
          700 Route 46 East
          P.O. Box 2700
          Fairfield, N.J. 07007-2700
          Attention:  Corporate Secretary
          Telecopier No.:  (201) 882-8577

          With a copy to:

          Willkie Farr & Gallagher
          One Citicorp Center
          153 East 53rd Street
          New York, N.Y. 10022
          Attention: William N. Dye, Esq.
          Telecopier No.:  (212) 821-8111

          If to the Trustee:

          Norwest Bank Minnesota

          Attention:       Raymond S. Haverstock
          Telecopier No.:  (612) 667-9825

          The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

          All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next Business Day delivery.

          Any notice or communication to a Holder shall be mailed by first-class mail to his address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

          If a notice or communication is mailed or given in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

          If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 12.03.   COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.

          Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 12.04.   CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

          Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

SECTION 12.05.   STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.04 and TIA Section 314(a)(4)) shall include:

          (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificate of public officials.

SECTION 12.06.   RULES BY TRUSTEE AND AGENTS.

          The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 12.07.   LEGAL HOLIDAYS.

          A "Legal Holiday" is a Saturday, a Sunday, or a day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

SECTION 12.08.   RECOURSE AGAINST OTHERS.

          No director, officer, partner, employee, agent, manager, stockholder, incorporator or other Affiliate, as such, of the Company or of a Guarantor, if any, shall have any liability for any obligations of the Company or any Guarantor under the Notes or the Indenture or a Subsidiary Guarantee, if any, or for any claim based upon, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Notwithstanding the foregoing, nothing in this provision shall be construed as a waiver or release of any claims under the federal securities laws.

SECTION 12.09.   DUPLICATE ORIGINALS.

          The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture.

SECTION 12.10.   GOVERNING LAW.

          The internal law of the State of New York shall govern and be used, without reference to its choice of law principles (other than Sec. 5-1401 of the General Obligation Law), to construe this Indenture, the Notes and any Subsidiary Guarantees.

SECTION 12.11.   NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

          This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.12.   SUCCESSORS.

          All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 12.13.   SEVERABILITY.

          In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.14.   COUNTERPART ORIGINALS.

          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 12.15.   TABLE OF CONTENTS, HEADINGS, ETC.

          The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

          IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective duly authorized officers as of the date first written above.

                                   SIGNATURES

                                                PRIME HOSPITALITY CORP.

                                                By:
                                                   -----------------------------

                                                Its:____________________________



                                                NORWEST BANK MINNESOTA, NATIONAL
                                                ASSOCIATION, as Trustee


                                                By:
                                                   -----------------------------


                                                Its:____________________________

                                   EXHIBIT A

                                 (Face of Note)

                       ____% First Mortgage Note due 2006

No.                                                                $____________

                            PRIME HOSPITALITY CORP.

promises to pay to _____________________________ or registered assigns, the principal sum of
________________________________________ Dollars on ___________, 2006.

      Interest Payment Dates: ___________________ and ___________________.

           Record Dates: ___________________ and ___________________.

                                     Dated:

                                     PRIME HOSPITALITY CORP.

                                     By:
                                        -------------------------------
                                        Name:
                                        Title:

Trustee's Certificate of Authentication:

This is one of the Notes
referred to in the within-
mentioned Indenture:

NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as Trustee

By:
   -------------------------------------

                                 (Back of Note)

                       ____% First Mortgage Note due 2006

                                       of

                            Prime Hospitality Corp.

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

          1. INTEREST. Prime Hospitality Corp., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this ____% First Mortgage Note due 2006 (the "Note") at the rate and in the manner specified below.

          The Company shall pay interest on the principal amount of this Note in cash at the rate per annum shown above. The Company shall pay interest semi-annually on each ___________ and __________, commencing __________, 1996, or if any such day is not a Business Day (as defined in the Indenture referred to below), on the next succeeding Business Day (each an "Interest Payment Date").

          Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months for the actual number of days elapsed. Interest shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of the original issuance of this Note. To the extent lawful, the Company shall pay interest on overdue principal and premium at the rate of 1% per annum in excess of the then applicable interest rate on this Note; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) at the same rate to the extent lawful.

          2. METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the ___________ and ___________ next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders. Such payment shall be in such coin or currency of the United Sates of America as at the time of payment is legal tender for payment of public and private debts.

          3. PAYING AGENT AND REGISTRAR. Initially, Norwest Bank Minnesota, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company, any Guarantor or any other of its Subsidiaries may act in any such capacity.

          4. INDENTURE. The Company issued the Notes under an Indenture dated as of January ____, 1996 (the "Indenture") among the Company, as issuer, and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Notes. The Notes are secured by the Collateral pursuant to the Collateral Documents referred to in the Indenture.

          5. OPTIONAL REDEMPTION. On or after ____________, 2001, the Company may redeem all or any portion of the Notes, at any time upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below (the "Redemption Percentages") plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on ___________ of the years indicated below:

     Year                                    Percentage
     ----                                    ----------
     2001   . . . . . . . . . . . . . . . .          %
     2002   . . . . . . . . . . . . . . . .          %
     2003   . . . . . . . . . . . . . . . .          %
     2004 and thereafter  . . . . . . . . .   100.000%

     Notwithstanding the foregoing, prior to _________________, 1999, the Company may redeem, on any one or more occasions, with the net cash proceeds of any public offering of its common equity (within 60 days of the consummation of any such public offering), up to $30.0 million in aggregate principal amount of the Notes at a redemption price equal to ____% of the principal amount of such Notes plus accrued and unpaid interest thereon, if any, to the redemption date; provided, however, that at least $100.0 million in aggregate principal amount of Notes (including Additional Notes, if any) must remain outstanding immediately following any such redemption.

          6. OFFERS TO PURCHASE. Subject to the Company's obligation to make an offer to purchase Notes in connection with Asset Sales and a Change of Control (as described in the Indenture), the Company has no mandatory redemption or sinking fund obligations with respect to the Notes. Notice of any such offer to purchase will be given as provided in the Indenture. Holders of Notes that are the subject of an offer to purchase may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below and taking certain other actions, all as set forth in the Indenture.

          7. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

          8. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000 of principal amount. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Company shall not be required to exchange or register the Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 of the Indenture and ending at the close of business on the day of selection, or to exchange or register any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, or to exchange or register a Note between a record date and the next succeeding Interest Payment Date.

          9. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

          10. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding. The Change of Control purchase feature of the Notes may not be amended or waived without the consent of at least 66 2/3% in principal amount of the Notes then outstanding. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to comply with Section 5.01, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's Obligations to Holders of the Notes under the Indenture or any Guarantor's Obligations under its Subsidiary Guarantee in the case of a merger, consolidation or sale of assets involving the Company or such Guarantor, as applicable, pursuant to Article 5 or
Article 11 of the Indenture, to make any change that would provide any additional rights or benefits to the Holders of the Notes (including providing for Subsidiary Guarantees and any supplemental indenture required pursuant to
Section 4.15 of the Indenture) or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with requirements of the SEC in order to effect or maintain the qualifications of the Indenture under the TIA and to enter into additional or supplemental Collateral Documents to evidence a Lien on any additional Collateral securing the Notes.

          11. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due of the principal of or premium, if any, on the Notes; (iii) failure by the Company or any Restricted Subsidiaries of the Company to comply with Sections 3.09, 4.07, 4.09, 4.10, 4.14 or 5.01 of the Indenture; (iv)
failure by the Company or any Guarantor for 60 days in the performance of any other covenant, warranty or agreement in the Indenture, the Collateral Documents or the Notes after written notice shall have been given to the Company by the Trustee or to the Company and the Trustee from Holders of at least 25% in principal amount of the Notes then outstanding; (v) default under (a) Non-Recourse Indebtedness of the Company or any of its Restricted Subsidiaries with an aggregate principal amount in excess of 10% of the aggregate assets of the Company and its Restricted Subsidiaries or (b) any other mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the Issuance Date and, in each case, the principal amount of which, together with the principal amount of any other such Indebtedness under which there has been a Payment Default (as defined below) or the maturity of which has been so accelerated, aggregates $10.0 million or more, which default, in either case, (a) is caused by a failure to pay when due principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity or shall constitute a default in the payment of such issue of Indebtedness at final maturity of such issue; (vi) failure by the Company or any of its Restricted Subsidiaries to pay final judgments rendered against them (other than judgment liens without recourse to any assets or property of the Company or any of its Restricted Subsidiaries other than assets or property securing Non-Recourse Indebtedness) aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 90 days (other than any judgments as to which a reputable insurance company has accepted full liability); (vii) breach by the Company of any material representation or warranty set forth in any of the Collateral Documents, or default by the Company in the performance of any covenant set forth in the Collateral Documents, or repudiation by the Company of any of its obligations under the Collateral Documents, or the unenforceability of the Collateral Documents against the Company for any reason that would materially impair the benefits to the Trustee or the Holders of the Notes; (viii) except as permitted by the Indenture, any Subsidiary Guarantee with respect to the Notes shall be held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor (or its successors or assigns), or any Person acting on behalf of such Guarantor (or its successors or assigns), shall deny or disaffirm its obligations or shall fail to comply with any obligations under its Subsidiary Guarantee; and (ix) certain events of bankruptcy or insolvency with respect to the Company, any Guarantor or any of the Company's Subsidiaries that would constitute a Significant Subsidiary or any group of the Company's Subsidiaries that, taken together, would constitute a Significant Subsidiary. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any of its Subsidiaries that would constitute a Significant Subsidiary or any group of its Subsidiaries that, taken together, would constitute a Significant Subsidiary or any Guarantor, all outstanding Notes will become due and payable without further action or notice. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind any acceleration with respect to the Notes and its consequences. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. The Company must furnish an annual compliance certificate to the Trustee.

          12. SUBSIDIARY GUARANTEES. Payment of principal, premium, if any, and interest (including interest on overdue principal and overdue interest, if lawful) on the Notes is unconditionally guaranteed by the Guarantors, if any, pursuant to, and subject to the terms of, Article 11 of the Indenture.

          13. SECURITY. The Notes will be secured by the Collateral as provided by the Collateral Documents and the Indenture. From time to time the Collateral may be released in accordance with the terms of the Indenture and the Collateral Documents.

          14. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator, shareholder or agent of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, the Subsidiary Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

          15. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

          16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          17. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

               Prime Hospitality Corp.
               700 Route 46 East
               Fairfield, New Jersey 07007
               Attention:  Corporate Secretary

                                ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

--------------------------------------------------------------------------------
               (Insert assignee's Social Security or tax I.D. No.)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
             (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

--------------------------------------------------------------------------------
Date: _________________________

           Your Signature:
                          ------------------------------------------------------
                    (Sign exactly as your name appears on the face of this Note)


        Signature Guarantee:*
                             ---------------------------------------------------




---------------
* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                       OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Note purchased by the Company pursuant to
Section 4.10 or 4.14 of the Indenture, check the box below:

           / /   Section 4.10          / /   Section 4.14

     If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased: $___________

Date:                                      Your Signature:
                             (Sign exactly as your name appears on the Note)

                             Tax Identification No.:
                                                    ---------------------------

                             Signature Guarantee:*/
                                                   ----------------------------

---------------
*Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                   EXHIBIT B

                         FORM OF SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE

     This "Supplemental Indenture", dated as of ________________, between __________________ (the "Guarantor"), a subsidiary of Prime Hospitality Corp., a Delaware corporation (the "Company"), and Norwest Bank Minnesota, National Association, as trustee under the indenture referred to below (the "Trustee").

                              W I T N E S S E T H

     WHEREAS, the Company, a Delaware corporation, has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of January ___, 1996, providing for the issuance of up to an aggregate principal amount of $120,000,000 of ___% First Mortgage Notes due 2006 plus up to $80,000,000 of additional Notes pursuant to Section 2.02 thereof (the "Notes");

     WHEREAS, Section 4.15 of the Indenture provides that under certain circumstances the Company is required to cause the Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the Guarantor shall unconditionally guarantee all of the Company's Obligations under the Notes pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein; and

     WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

     1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

     2. AGREEMENT TO GUARANTEE. The Guarantor hereby agrees, jointly and severally with all other Guarantors, to guarantee the Company's obligations under the Notes on the terms and subject to the conditions set forth in Article 11 of the Indenture and to be bound by all other applicable provisions of the Indenture.

     3. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, shareholder or agent of the Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, any Subsidiary Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

     4. NEW YORK LAW TO GOVERN. The internal law of the State of New York shall govern and be used to construe this Supplemental Indenture.

     5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:  ____________ ___, ____

[Guarantor]

By:
   ---------------------------
Name:
Title:

Norwest Bank Minnesota, National Association, as Trustee

By:
   ---------------------------
Name:
Title:

                                                                            PAGE
                                                                            ----
                                   EXHIBIT C

                             FORM OF DEED OF TRUST

County of
          -----------
State of
         ------------

This instrument was prepared by,
and when recorded return to:

James I. Hisiger, Esq.
Latham & Watkins
885 Third Avenue, Suite 1000
New York, New York 10022-4802



                                 DEED OF TRUST
               SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES
                               AND FIXTURE FILING

                    PRIME HOSPITALITY CORP., GRANTOR/DEBTOR

                                       TO

                                                      , TRUSTEE
                 -------------------------------------

                                      AND

           NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, AS TRUSTEE,
                           BENEFICIARY/SECURED PARTY

                         Dated as of January ___, 1996

     THIS DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES AND FIXTURE FILING ("Deed of Trust" or "Instrument"), made and entered into as of January __, 1996, by and among PRIME HOSPITALITY CORP., a Delaware corporation, whose address is 700 Route 46, East Fairfield, New Jersey 07007 ("Grantor" or "Debtor"), _______________________________, whose address is
______________________ ("Trustee") and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association, in its capacity as trustee under the Indenture (as hereinafter defined) whose address is 6th Street and Marquette Avenue, Minneapolis, Minnesota 55479-0069 ("Beneficiary" or "Secured Party").

                                    Recitals

          A. Grantor and Beneficiary are parties to that certain Indenture dated as of January __, 1996 (the "Indenture"). Unless otherwise defined, capitalized terms are used in this Instrument as they are defined in the Indenture.

          B. Pursuant to the Indenture, Grantor has issued its ___% First Mortgage Notes due ______________, 2006 (the "Notes") in the aggregate principal amount of $120,000,000.

          C. The Indenture requires that the obligations of Grantor under the Notes and the Indenture be secured by liens and security interests covering certain property of Grantor. In connection therewith, Grantor is executing and delivering this Instrument in accordance with the Indenture.

          D. For convenience, Grantor is hereinafter referred to as Debtor and Beneficiary is hereinafter referred to as Secured Party.

     All of the following property constitutes and is collectively called herein the "Collateral":
          THAT CERTAIN real property located in the state (the "State"), more particularly described on EXHIBIT A attached hereto and made a part hereof (the "Land");

     TOGETHER WITH all right, title and interest of Debtor in and to the following, whether now owned or hereafter acquired: (a) all buildings, structures, additions, enlargements, fixtures, extensions, modifications, repairs, replacements and improvements now or hereafter attached to or placed, erected, constructed or developed on the Land or any other real property encumbered hereby, or otherwise affixed thereto in such manner that such items are no longer personal property under the laws of the State (the "Improvements"); (b) all equipment, machinery fixtures, furnishings, and articles of personal property now or hereafter attached to or used in or about the Improvements or that are necessary or useful for the complete and comfortable use and occupancy of the Improvements for the purposes for which they were or are to be attached, placed, erected, constructed or developed, or which is or may be used in or related to the planning, development, financing or operation of the Improvements, and all renewals of or replacements or substitutions for any of the foregoing, whether or not the same are or shall be attached to the Land or Improvements including, but not limited to, beds, bureaus, chiffonniers, chests, chairs, desks, lamps, mirrors, bookcases, tables, rugs, carpeting, drapes, draperies, curtains, shades, venetian blinds, screens, paintings, hangings, pictures, divans, couches, luggage carts, luggage racks, stools, sofas, chinaware, linens, pillows, blankets, glassware, foodcarts, cookware, dry cleaning facilities, dining room wagons, keys or other entry systems, bars, bar fixtures, liquor and other drink dispensers, icemakers, radios, televisions sets, intercom and paging equipment, electric and electronic equipment, dictating equipment, private telephone systems, medical equipment, potted plants, heating, lighting and plumbing fixtures, fire prevention and extinguishing apparatus, cooling and air-conditioning systems, elevators, escalators, fittings, plants, apparatus, stoves, ranges, refrigerators, laundry machines, tools, machinery, engines, dynamos, motors, boilers, incinerators, switchboards, conduits, compressors, vacuum cleaning systems, floor cleaning, waxing and polishing equipment, call systems, brackets, electrical signs, bulbs, bells, ash and fuel, conveyors, cabinets, lockers, shelving, spotlighting equipment, dishwashers, garbage disposals, washers and dryers and other customary hotel equipment (collectively, the "FF&E") (the Land, Improvements and FF&E are hereinafter collectively referred to as the "Hotel"); (c) all water stock, water permits and other water rights, and all timber, crops, oil and gas and other mineral interests pertaining to the Land; (d) all building materials and equipment now or hereafter delivered to and intended to be installed in or on the Land or the Improvements; and all plans and specifications for the Improvements; (e) to the extent assignable, all Debtor's rights under any contracts relating to the Land, the Improvements or the FF&E including, without limitation, commitments, construction contracts, architectural agreements, and general intangibles; (f) all deposits (including tenants' security deposits), bank accounts, funds, instruments, notes or chattel paper arising solely from or by virtue of any transactions related to the Land, the Improvements or the FF&E; (g) to the extent assignable, all permits, licenses, franchises, franchise agreements, certificates, and other rights and privileges obtained in connection with the Land, the Improvements and the FF&E; (h) all proceeds arising from or by virtue of the sale, lease or other disposition of the Land, the Improvements or the FF&E; (i) all proceeds (including premium refunds) of each policy of insurance relating to the Land, the Improvements or the FF&E (including, without limitation, the right to receive and apply the proceeds of any insurance judgments or settlements made in lieu thereof, for damage to the foregoing); (j) all proceeds from the taking of any of the Land, the Improvements, the FF&E or any rights appurtenant thereto by right of eminent domain or by private or other purchase in lieu thereof, including change of grade of streets, curb cuts or other rights of access, for any public or quasi-public use under any law; (k) all right, title and interest of Debtor in and to all streets, roads, public places, easements and rights-of-way, existing or proposed, public or private, adjacent to or used in connection with, belonging or pertaining to the Land; (l) all of the leases, rents, royalties, bonuses, issues, profits, revenues or other benefits of the Land, the Improvements or the FF&E; (m) all income, revenue, receivables and credit card receipts from guests of the Hotel, or from all reservations, conventions or other parties with respect to the Hotel including, without limitation, all revenues collected with respect to guest rooms, restaurants, bars, meeting rooms, banquet recreational facilities, licenses, concession fees and rentals, health club membership fees, food and beverage wholesale and retail sales, service charges, vending machine sales and proceeds from business interruption or other loss of income insurance for the foregoing, if any, and all reservations, contracts and agreements now or hereafter existing relating to the use of the Hotel by hotel guests, groups, organizations, conventions or other parties (collectively, the "Hotel Revenue"); (n) all rights, hereditaments and appurtenances pertaining to the foregoing; and (o) other interests of every kind and character that Debtor now has or at any time hereafter acquires in and to the Land, Improvements, and FF&E described herein, including rights of ingress and egress and all reversionary rights or interests of Debtor with respect to such property, all as may be more specifically set forth in any financing statement delivered in connection with this Instrument.

     DEBTOR, TO SECURE THE OBLIGATIONS UNDER THE NOTES AND THE INDENTURE, DOES
HEREBY:

     A. grant, bargain, sell, assign, convey, mortgage, grant a security interest in, and confirm unto Trustee, IN TRUST, WITH POWER OF SALE, for the benefit of Secured Party, all of Grantor's right, title and interest in and to the Land, Improvements and all other portions of the Collateral that constitute real property under the laws of the State (the "RP Collateral"), TO HAVE AND TO HOLD the RP Collateral unto the Trustee and its substitutes or successors, forever, in trust, to satisfy payment of the indebtedness as hereinafter set forth, and Debtor hereby binds itself and its representatives, successors and assigns to warrant and forever defend title to the RP Collateral unto the Trustee, its successors and assigns, against the claim or claims of all persons claiming or to claim the same or any part thereof;

     B. grant a security interest to Secured Party in those portions of the Collateral that either are fixtures or are not RP Collateral under the laws of the State, including without limitation, the UCC Collateral (as defined in Article 3), but subject to the provisions of the immediately following paragraph; and

     C. absolutely and unconditionally assign and transfer to Secured Party all of the Leases and the Rents (each as defined in Article 2) and other benefits derived from the Leases, whether now existing or hereafter created, all subject to the terms and conditions of the revocable license in favor of Debtor granted in Article 2 below:

     IN FURTHERANCE OF THE FOREGOING GRANTS (INCLUDING GRANTS OF SECURITY INTERESTS), BARGAINS, SALES, ASSIGNMENTS, TRANSFERS, MORTGAGES AND CONVEYANCES, AND TO PROTECT THE COLLATERAL AND THE SECURITY GRANTED BY THIS INSTRUMENT, DEBTOR HEREBY WARRANTS, REPRESENTS, COVENANTS AND AGREES AS FOLLOWS:


                                     PART I

                               GENERAL PROVISIONS

                                   ARTICLE 1

                                  Obligations

     1.1 Description of Indenture and Notes. This Instrument is given for the purpose of securing all of the obligations of Debtor under the Indenture, the Notes, the other Collateral Documents (as such term is defined in the Indenture) and this Instrument (collectively, the "Obligations"). Debtor shall pay and perform the Obligations at the times and places and in the manner specified in the Notes and the Indenture. All payments on the Obligations shall be payable at the address of Secured Party as set forth above and, unless otherwise provided in any instrument evidencing the Obligations, shall bear interest at the applicable rate set forth under the Notes but not in excess of the highest rate permitted by applicable law (the "Default Rate"), from the date of accrual of the Obligations until paid.

     1.2  Interaction with Indenture.

          (a) Incorporation by Reference. All terms, covenants, conditions, provisions and requirements of the Indenture are incorporated by reference in this Instrument. Any capitalized term used in this Instrument and not otherwise defined herein, but defined in the Indenture, shall have the same meaning here as in the Indenture.

          (b) Conflicts. The terms and provisions of this Instrument shall be subject and subordinate to the terms of the Indenture. To the extent that the Indenture provides Debtor with a particular cure or notice period, or establishes any limitations or conditions on Secured Party's actions with regard to a particular set of facts, Debtor shall be entitled to the same cure periods and notice periods, and Secured Party shall be subject to the same limitations and conditions, under this Instrument, in place of the cure periods, notice periods, limitations and conditions provided for under this Instrument; provided, however, that such cure periods, notice periods, limitations and conditions shall not be cumulative as between the Indenture and this Instrument. In the event of any conflict or inconsistency between the provisions of this Instrument and those of the Indenture, including, without limitation, any conflicts or inconsistencies in any definitions herein or therein, the provisions or definitions of the Indenture shall govern.

     1.3 Other Collateral. This Instrument is one of a number of security agreements which secures the obligations of Debtor under the Notes and Indenture. All potential junior Lien claimants are placed on notice that, under any of the Collateral Documents (as defined in the Indenture) or otherwise (such as by separate future unrecorded agreement between Debtor and Secured Party), other collateral for the Obligations secured hereunder (i.e., collateral other than the Collateral) may, under certain circumstances, be released without a corresponding reduction in the total principal amount secured by this Instrument. Such a release would decrease the amount of collateral securing the same indebtedness, thereby increasing the burden on the remaining Collateral created and continued by this Instrument. No such release shall impair the priority of the lien of this Instrument. By accepting its interest in the Collateral, each and every junior Lien claimant shall be deemed to have acknowledged the possibility of, and consented to, any such release. Nothing in this paragraph shall impose any obligation upon Secured Party.

     1.4 Term of Instrument and Defeasance. The term of this Instrument shall be the period from the date of this Instrument through the earliest to occur of the following events:

          (a) the release of all of the Land and the Improvements from this Instrument;

          (b)  the payment in full of the Obligations; and

          (c) all of the Land and Improvements shall have been foreclosed upon or conveyed in lieu of foreclosure hereunder and the FF&E shall either have been foreclosed upon, removed from the Land or otherwise conveyed in connection therewith, provided that there is not pending any proceeding for redemption or any proceeding to set aside any such foreclosure.

Upon the payment in full of the Obligations, or as otherwise provided in the Indenture, Secured Party shall promptly execute a full release and reconveyance of this Instrument in form appropriate for recording and deliver such release to Debtor.


                                   ARTICLE 2

                         ASSIGNMENT OF RENTS AND LEASES

     2.1 Assignment of Rents, Profits, etc. As further security for the Obligations, all of Debtor's right, title and interest in the rents, royalties, bonuses, issues, profits, revenue, income, and other benefits (including, but not limited to, the Hotel Revenue) derived from the RP Collateral or arising from the use or enjoyment of any portion thereof or from any lease, sublease, license, concession, or other agreement pertaining thereto, and liquidated damages following default under such leases, subleases, licenses, concessions and other agreements and all proceeds payable under any policy of insurance covering loss of rents resulting from untenantability caused by damage to any part of the RP Collateral, together with any and all rights that Debtor may have against any tenant under such leases, subleases, licenses, concessions and other agreements or any subtenants or occupants of any part of the RP Collateral (all of the above are hereinafter collectively, referred to as the "Rents"), are hereby absolutely and unconditionally assigned to Secured Party, to be applied by Secured Party in payment of the Obligations. Notwithstanding the foregoing, so long as no Event of Default (defined below in Article 6) shall exist and be continuing hereunder, Debtor shall have a license to collect, receive, use and enjoy all of the Rents, as the same become due and payable. Upon the occurrence of an Event of Default and during the continuance thereof, such license in favor of Debtor shall automatically and immediately terminate upon notice to Debtor under this Section 2.1, and Secured Party shall be entitled thereupon to receive and collect the Rents personally or through an agent or a receiver so long as any such Event of Default shall exist and during pendency of any foreclosure proceedings and during any redemption period.

     2.2 Assignment of Leases. As further security for the Obligations, Debtor hereby assigns to Secured Party all of Debtor's right, title and interest as lessor in and to all existing and future leases respecting the Land or Improvements, including subleases thereof, and any and all extensions, renewals, modifications, and replacements thereof, upon any part of the RP
Collateral (the "Leases").   Debtor hereby further assigns to Secured Party all
guaranties of tenants' performance under the Leases.

     2.3 License. Notwithstanding the foregoing provisions, so long as no Event of Default shall exist under this Instrument, Debtor shall have the right and license to occupy, use and enjoy the Land and Improvements and other Collateral and to collect, use and enjoy the Rents and Debtor shall have the right to enforce the covenants of the Leases and other agreements and arrangements, and except as expressly limited in this Instrument, the right to enter into, modify and terminate Leases and such other agreements with respect thereto.

     2.4 Warranties Concerning Leases and Rents. Debtor represents, warrants and where applicable, covenants that:

          (a) Debtor has good title to the Leases and Rents hereby assigned and authority to assign them, and no other person or entity has any right, title or interest therein;

          (b) Debtor has delivered to Secured Party, true correct and complete copies of all leases to which Debtor is a party or successor-in-interest to and otherwise to the extent in Debtor's possession, affecting all or any portion of the RP Collateral, including all amendments and modifications, whether written or oral, existing as of the date hereof;

          (c) Debtor has not executed or entered into any modifications or amendments of any of the Leases, either orally or in writing other than written modifications or amendments that have been disclosed to Secured Party in writing;

          (d) except as provided herein, no Rents or Leases have been or will be assigned, mortgaged or pledged by Debtor;

          (e) no Rents have been or will be anticipated, waived, released, discounted, set-off or compromised except in the ordinary course of Debtor's business and in accordance with reasonable commercial practice in the hotel industry; and

          (f) Debtor has not received or accepted any payments or installments of Rents under any leases more than one (1) month in advance except for security deposits not in excess of one month's Rent.

     2.5  Debtor's Covenants of Performance.  Debtor covenants to:

          (a) perform all of its material obligations under the Leases in accordance with reasonable commercial practices in the hotel industry;

          (b) enforce the tenants' obligations under the Leases in a commercially reasonable manner; and

          (c) cause all Leases hereafter entered into by Debtor to provide that (i) such Lease is automatically subordinate to the lien and terms of this Instrument and (ii) if Secured Party forecloses under this Instrument, then the tenant shall attorn to Secured Party or its assignee and the Lease will remain in full force and effect in accordance with its terms notwithstanding such foreclosure.

     2.6 Prior Approval for Actions Affecting Leases. Except as otherwise permitted in accordance with the provisions of Section 4.10 of the Indenture or in accordance with reasonable commercial practices in the hotel industry and in the ordinary course of Debtor's business, Debtor shall not, without the prior written consent of Secured Party:

          (a) cancel or terminate any of the Leases, cause, permit or accept any cancellation, termination or surrender of any of the Leases, or commence any proceedings for dispossession of any tenant under any of the Leases;

          (b) renew or extend any of the Leases, except pursuant to the same terms and conditions set forth in such existing Leases or on terms and conditions more favorable to the Debtor;

          (c) enter into any modifications or amendments of any of the Leases either orally or in writing; or

          (d) enter into any new Leases of all or any portion of the RP Collateral after the date hereof.

     2.7 Settlement for Termination. Debtor agrees that no settlement for damages for termination of any of the Leases under the Federal Bankruptcy Code, or under any other federal, state, or local statute, shall be made without the prior written consent of Secured Party except as the same would have been permitted in accordance with the provisions of the Indenture or in accordance with reasonable commercial practices in the hotel industry and in the ordinary course of Debtor's business.

     2.8 Secured Party in Possession. Secured Party's acceptance of this assignment shall not, prior to entry upon and taking possession of the Collateral by Secured Party, be deemed to constitute Secured Party a "mortgagee in possession," nor obligate Secured Party to appear in or defend any proceeding relating to any of the Leases or to the Collateral, take any action hereunder, expend any money, incur any expenses, or perform any obligation or liability under the Leases, or assume any obligation for any deposits delivered to Debtor by any lessee and not delivered to Secured Party. Secured Party shall not be liable for any injury or damage to person or property in or about the RP Collateral unless caused by the gross negligence or intentional misconduct of Secured Party.

     2.9 Appointment of Attorney. Debtor hereby irrevocably appoints Secured Party its attorney-in-fact, coupled with an interest, empowering Secured Party to subordinate any Leases to this Instrument (to the extent Debtor has such right to subordinate Leases). Secured Party shall not be liable for any injury or damage to person or property in or about the RP Collateral unless caused by the gross negligence or intentional misconduct of Secured Party.

     2.10 Indemnification. To the fullest extent permitted by applicable law, Debtor hereby indemnifies and holds Secured Party harmless from all liability, damage or expense imposed on or incurred by Secured Party from any claims under the Leases, including, without limitation, any claims by Debtor with respect to payments of Rents made directly to Secured Party during the continuation of an Event of Default and claims by tenants for security deposits or for rental payments more than one (1) month in advance and not delivered to Secured Party, but excluding any liability, loss or damage which may be incurred by Secured Party by reason of Secured Party's gross negligence or intentional misconduct following an Event of Default and exercise by Secured Party of its rights pursuant hereto or pursuant to the Leases. All amounts indemnified against hereunder, including reasonable attorneys' fees, if paid by Secured Party shall bear interest at the Default Rate and shall be payable by Debtor immediately upon demand and shall be secured hereby.

     2.11 Records. Upon request by Secured Party, Debtor shall deliver to Secured Party a copy of the executed originals of all Leases and after an Event of Default executed originals thereof.

     2.12 Right to Rely. Debtor hereby authorizes and directs the tenants under the Leases to pay Rents to Secured Party upon written demand by Secured Party provided such demand shall be given only if an Event of Default exists, without further consent of Debtor, and the tenants may rely upon any such written statement delivered by Secured Party to the tenants. Any such payment to Secured Party shall constitute payment to Debtor under the applicable Leases.

                                   ARTICLE 3

                               SECURITY AGREEMENT

     3.1 Security Interest. This Instrument shall also be a security agreement between Debtor and Secured Party covering the Collateral constituting personal property or fixtures (hereinafter collectively called "UCC Collateral") governed by the Uniform Commercial Code as adopted in the State (hereinafter called the "Code") as the same may be more specifically set forth in any financing statement delivered in connection with this Instrument, and as further security for the payment and performance of the Obligations, Debtor hereby grants to Secured Party a security interest in such portion of the Collateral to the full extent that the Collateral may be subject to the Code. In addition to Secured Party's other rights hereunder, Secured Party shall have all rights of a secured party under the Code. Debtor shall execute and deliver to Secured Party all financing statements and such further assurances that may be reasonably required by Secured Party to establish create, perfect (to the extent the same can be achieved by the filing of a financing statement) and maintain the validity and priority of Secured Party's and Trustee's respective security interests, and Debtor shall bear all reasonable costs thereof, including all Code searches. If Secured Party should dispose of any of the Collateral comprising the UCC Collateral pursuant to the Code, ten (10) days' prior written notice by Secured Party to Debtor shall be deemed to be reasonable notice; provided, however, Secured Party may direct Trustee to dispose of such property in accordance with the foreclosure procedures of this Instrument in lieu of proceeding under the Code. Secured Party may from time to time execute and deliver at Debtor's expense, all continuation statements, termination statements, amendments, partial releases, or other instruments relating to all financing statements by and between Debtor and Secured Party. If an Event of Default shall occur and be continuing, (a) Trustee and Secured Party, in addition to any other rights and remedies which it may have, may exercise immediately and without demand, any and all rights and remedies granted to a secured party under the Code including, without limiting the generality of the foregoing, the right to take possession of the UCC Collateral or any part thereof, and to take such other measures as Secured Party or Trustee may deem necessary for the care, protection and preservation of such collateral and (b) upon request or demand of Secured Party, Debtor shall at its expense, assemble the UCC Collateral and make it available to Secured Party and Trustee at a convenient place acceptable to Secured Party. Debtor shall pay to Secured Party and Trustee on demand, any and all expenses, including reasonable attorneys' fees and disbursements incurred or paid by Secured Party or Trustee in protecting the interest in the UCC Collateral and in enforcing the rights hereunder with respect to such UCC Collateral.

     3.2  Notice of Changes.   Debtor shall keep all of its FF&E now held or
subsequently acquired by it at the location specified on EXHIBIT A hereto, unless Debtor shall have given to Secured Party prior written notice thereof and shall have in advance of such establishment of a new location executed and caused to be filed and/or delivered to Secured Party any additional financing statements or other documents required by Secured Party in order to perfect, protect and preserve Secured Party's and/or Trustee's security interest with respect to any FF&E described or referred to herein, all in form and substance satisfactory to Secured Party.

     3.3 Fixtures. Debtor is the record owner of the Land. Some of the items of the Collateral described herein are goods that are or are to become fixtures related to the Land, and it is intended that, as to those goods, this Instrument shall be effective as a financing statement filed as a fixture filing from the date of its filing for record in the real estate records where this Instrument is recorded. Information concerning the security interests created by this instrument may be obtained from Secured Party at the address of Secured Party stated above.


                                   ARTICLE 4

                     REPRESENTATIONS, WARRANTIES, COVENANTS
                            AND AGREEMENTS OF DEBTOR

     Debtor does hereby represent, warrant and covenant to Secured Party as follows:

     4.1 Payment and Performance. Debtor shall make all payments on the Obligations when due and shall punctually and properly perform in all material respects all of Debtor's covenants, obligations and liabilities under the Indenture.

     4.2 Title to Collateral and Lien of this Instrument. Debtor represents and warrants as of the date hereof, that Debtor has good, insurable and indefeasible title to the Land and the Improvements, and good title to the existing FF&E, free and clear of any material liens, charges, encumbrances, security interests, and adverse claims whatsoever, except as otherwise provided in the Indenture (expressly excluding however, any Liens in favor of the Company or a Restricted Subsidiary as set forth in Section 1.01 of the Indenture under the definition of the term "Permitted Liens") or as may be listed on the applicable schedule to the lender's title policy being issued to Secured Party in connection with this Instrument (the "Permitted Exceptions"). If the interest of Secured Party in the Collateral or any part thereof shall be endangered or shall be attacked, directly or indirectly, Debtor, at Debtor's expense, will take all necessary and proper steps for the defense of such interest, including the employment of counsel reasonably satisfactory to Secured Party, the prosecution or defense of litigation, and the compromise or discharge of claims made against such interest. No title company may rely on the foregoing representation or warranty or make any claim in connection therewith by way of subrogation or otherwise.

     4.3 Organization and Power. Debtor is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and has all licenses necessary to carry on its business as now being conducted and is in good standing and in compliance with all applicable licensing and qualification laws and regulations in the state where the RP Collateral is located (except to the extent that failure to comply with all applicable licensing and qualification laws and regulations in the State would not have a material adverse effect on the Collateral or the Debtor or any of its subsidiaries, taken as a whole.

     4.4 Existence of Debtor. Debtor shall preserve and keep in full force and effect its existence in accordance with and subject to the provisions of
Section 4.13 of the Indenture.

     4.5 Insurance/Damage or Destruction. Debtor covenants and agrees that it shall at its sole expense, obtain for, deliver to, assign and maintain insurance respecting the Improvements and FF&E as required pursuant to the Indenture. Debtor shall pay promptly when due any premiums on such insurance policies and on any renewals thereof. In the event of the foreclosure of this Instrument or any other transfer of title to the Collateral in extinguishment of the indebtedness and other sums secured hereby, all right, title and interest of Debtor in and to all insurance policies and any renewals thereof, shall pass to any such purchaser at foreclosure or grantee. All insurance moneys received on account of any loss or damage to the Collateral, after deducting therefrom the reasonable charges or expenses paid or incurred in connection with the collection and disbursement of said moneys and after deducting therefrom payments, if any, required to be paid to third parties, may be used and applied by Debtor as provided in Section 4.10 of the Indenture.

     4.6 Taxes and Assessments. Subject to the right to contest as provided herein, Debtor shall pay or cause to be paid all taxes, assessments, water rates and sewer rents, now or hereafter levied, assessed or imposed against the Collateral or any part thereof and all impositions, vault charges, licensee fees and other charges for the use of vaults, chutes and similar areas adjoining the land, now or hereafter levied, assessed or imposed against the Collateral or any part thereof (collectively, "Taxes") as the same shall become due and payable. Notwithstanding anything to the contrary in the preceding sentence, Debtor shall not be in default for the failure to pay or discharge any Taxes if, and so long as, (a) Debtor shall in good faith and at its sole cost and expense contest the same or the validity thereof by appropriate legal proceedings which proceedings must operate to prevent the collection thereof or other realization thereon and the sale or forfeiture of Debtor's interest in the Collateral or any part thereof to satisfy the same; (b) Debtor shall, at the option of Secured Party, provide security reasonably satisfactory to Secured Party, assuring the discharge of Debtor's obligations hereunder and of any additional interest charge, penalty or expense arising from, or incurred as a result of such contest; and (c) Debtor shall pay in sufficient time, any obligation necessary to prevent the delivery of a tax deed conveying all or any of Debtor's interest in the Collateral because of Debtor's failure to timely pay or discharge any Taxes. Debtor shall not suffer to exist, permit or initiate the joint assessment of the real and personal property, or any other procedure whereby the lien of the real property taxes and the lien of the personal taxes or property taxes shall be assessed, levied or charged to the Land as a single lien, except as may be required by law.

     4.7 Condemnation. All judgments, decrees and awards for injury or damage to the RP Collateral, and all awards pursuant to proceedings for condemnation thereof, after deducting therefrom the reasonable expenses incurred by Debtor in connection with collection thereof, including attorneys' fees, shall be used and applied as provided in Section
4.10 of the Indenture to the extent applicable.

     4.8 Taxes on Notes or Instrument. At any time any law shall be enacted imposing or authorizing the imposition of any tax upon this Instrument, or upon any rights, titles, liens, or security interests created hereby, or upon the Notes, or any part thereof, Debtor shall immediately pay all such taxes; provided that if it is unlawful for Debtor to pay such taxes then Debtor agrees to reimburse Secured Party for the amounts incurred by Secured Party to pay such taxes; if such reimbursement is unlawful for Debtor to pay, then Debtor will, if Secured Party so demands, prepay the portion of the Notes allocable to the Collateral; such prepayment to be made without penalty or premium and to be made within sixty (60) days after such demand by Secured Party, and upon receipt thereof, Secured Party shall promptly release the Collateral from this Instrument. For purposes of this Section 4.8, the portion of the Notes allocable to the Collateral shall be $_______________.

     4.9  Intentionally Omitted.

     4.10 Repair, Waste, Alterations, etc.

          (a) Debtor shall keep the Improvements and FF&E in good operating order, repair and condition and shall not commit or permit any waste thereof, reasonable wear and tear excepted. Debtor shall make promptly all repairs, renewals and replacements necessary to such end. Debtor shall discharge all claims for labor performed and material furnished therefor, and shall not suffer any lien of mechanics or materialmen to be perfected by the filing of any lawsuit therefor respecting any part of the Collateral; provided, however, Debtor shall have the right to contest in good faith the validity of any such mechanic's or materialmen's lien. Debtor agrees to pay promptly any such judgment which becomes final establishing such a lien, unless such judgment is stayed by depositing in court a bond or other security for the amount thereof, and in any event, Debtor agrees to satisfy such judgment and lien prior to any execution thereof. If the amount of liens being contested hereunder exceeds in the aggregate $500,000, at the request of Secured Party, Debtor agrees to provide security reasonably satisfactory to Secured Party (including but not limited to, a cash deposit or indemnity bond) in such amount as Secured Party shall reasonably require, but not more than one hundred fifty percent (150%) of the amount of the lien being contested. If Debtor shall fail to discharge any such lien that has become final by judgment, then, in addition to any other right or remedy of Secured Party, Secured Party may, but shall not be obligated to, upon giving Debtor 15 days prior written notice thereof, discharge the same, either by paying the amount claimed to be due, or by procuring the discharge of such lien by depositing in court a bond for the amount claimed, or otherwise giving security for such claim, or by taking such action as may be prescribed by law.

          (b) No material part of the Improvements shall be removed, demolished or materially altered, without the prior written consent of Secured Party, which consent shall not be unreasonably withheld, delayed or conditioned. Debtor shall have the right, without such consent, to remove and dispose of free from the lien of this Instrument any part of the Improvements as from time to time may become worn out or obsolete, provided that either (i) such removal or disposition does not materially affect the value of the Collateral or (ii) prior to or promptly following such removal, any such property shall be replaced with other property or substantially equal utility and of a value at least substantially equal to that of the replaced property when first acquired and free from any security interest of any other person (subject to Permitted Liens), and by such removal and replacement Debtor shall be deemed to have subjected such replacement property to the lien of this Instrument.

          (c) If any material part of the RP Collateral shall be lost, damaged or destroyed by fire or any other cause, Debtor shall give immediate written notice thereof to Secured Party and shall promptly restore the RP Collateral to the equivalent of its original condition regardless of whether or not there shall be any insurance proceeds therefor. If a part of the RP Collateral shall be lost, physically damaged, or destroyed through condemnation, Debtor shall promptly restore, repair or alter the remaining property in a manner reasonably satisfactory to Secured Party. Notwithstanding anything herein to the contrary, except to the extent of any insurance proceeds which Secured Party is required to make available to Debtor, Secured Party shall not be liable for the payment of any of the costs of such restoration or replacement, and Debtor shall hold Secured Party and Trustee harmless from the claims of such costs.

          (d) No material work to be performed to all or any portion of the RP Collateral consisting in excess of $1,500,000 shall be undertaken until plans and specifications therefor, prepared by an architect or engineer reasonably satisfactory to Secured Party have been submitted to, and approved in writing by Secured Party, provided that, such approval shall not be unreasonably withheld, delayed or conditioned.

Notwithstanding anything herein to the contrary, Debtor shall have the right to remove and replace FF&E as Debtor may deem appropriate in the ordinary course of Debtor's business as provided in and contemplated by the Indenture.

     4.11 No Drilling or Exploration. Without the prior written consent of Secured Party, there shall be no drilling or exploring for or extraction, removal, or production of minerals from the surface or subsurface of the Land. The term "minerals" as used herein shall include, without limiting the generality of such term, oil, gas, casinghead gas, coal, lignite, hydrocarbons, methane, carbon dioxide, helium, uranium and all other natural elements, compounds and substances, including sand and gravel.

     4.12 Compliance with Laws. Debtor, the Collateral, and the use thereof by Debtor shall comply in all material respects with all laws, rules, ordinances, regulations, covenants, conditions, restrictions, orders and decrees of any governmental authority, entity or court applicable to Debtor or the Collateral and its use, including, but not limited to, applicable zoning and subdivision ordinances and building codes and all applicable health, public access and environmental laws and regulations (collectively, the "Laws"), and Debtor shall pay all fees or charges of any kind in connection therewith. Notwithstanding anything to the contrary in the preceding sentence, Debtor shall not be in default for its failure to comply in all material respects with the Laws, if, and so long as, (a) Debtor shall in good faith and at its sole cost and expense, contest the same or the validity thereof by appropriate proceedings which proceedings must operate to prevent the sale or forfeiture of Debtor's interest in the Collateral or any part thereof as a result of such non-compliance; (b) such non-compliance shall not have a material adverse effect on the operation of the hotel currently located on the Land as currently operated or have a material adverse effect on all or any portion of the Collateral or any other collateral securing the Notes; and (c) Debtor shall have set aside adequate reserves or, if requested by Secured Party under circumstances where all or any portion of the Collateral may be lost or forfeited by reason of such contest, shall have furnished to Secured Party security reasonably satisfactory to Secured Party sufficient to satisfy any adverse final determination or judgment resulting from such contest.

     4.13 Licenses. All material certifications, permits, licenses and approvals, including, without limitation, certificates of completion and occupancy permits required for the legal use, occupancy and operation of the Collateral as a hotel (collectively the "Licenses"), have been obtained or are in the process of being obtained and, to the extent the same have been obtained, are in full force and effect (including, without limitation, any applicable liquor licenses). Debtor shall keep and maintain all licenses necessary for the operation of the Collateral as a hotel.

     4.14 Hold Harmless. Debtor shall defend, at its own cost and expense, and hold Secured Party harmless from, any proceeding, liability or claim by any third party in any way relating to the Collateral except for any claim, proceeding or liability caused by the gross negligence or intentional misconduct of Secured Party. All reasonable costs and expenses incurred by Secured Party in protecting its security and lien interests hereunder, including all court costs and reasonable attorneys' fees disbursements and expenses, shall be borne by Debtor (except for costs and expenses incurred as a result of the gross negligence or intentional misconduct of Secured Party).
The provisions of this Section 4.14 shall survive the payment in full of the Obligations and the release of this Instrument as to events occurring and causes of action arising before such payment and release.

     4.15 Intentionally Omitted.

     4.16 Further Assurances. At its sole cost and expense, Debtor shall execute, acknowledge, deliver, and record such further instruments including, without limitation, deeds, notices, financing statements, continuation statements, certificates, assignments, notices of assignments, and do such further acts as may be necessary or reasonably requested by Secured Party or Trustee to perfect (to the extent the same can be achieved by the filing of a financing statement) or continue the perfection and first priority of Secured Party's security interest in the Collateral, to protect the Collateral against the rights claims or interest of third persons other than holders of Permitted Liens or Permitted Exceptions or to carry out the purposes of this Instrument and to subject to the liens and security interests created thereby, any property intended by the terms thereof to be covered thereby, including specifically, but without limitation, any renewals, additions, substitutions, replacements, improvements, or appurtenances to the Collateral.

     4.17 Recording and Filing. Debtor shall cause this Instrument and any related financing statements and all amendments, supplements and extensions thereto and substitutions therefor to be recorded, filed, re-recorded and refiled, as necessary to carry out the purpose of this Instrument, and shall pay all such recording, filing, re-recording and refiling fees and other charges in connection therewith.

     4.18 Payment of Debts. Debtor shall promptly pay when due all its material obligations regarding the ownership and operation of the Collateral except any such obligations which are being diligently contested in good faith by appropriate proceedings and as to which Debtor shall have set aside adequate reserves or, if requested by Secured Party under circumstances where the Collateral could be lost or forfeited by reason of such contest, shall have furnished to Secured Party security reasonably satisfactory to Secured Party in its sole discretion.

     4.19 Environmental Matters. Debtor expressly acknowledges and agrees that all of the terms, covenants, conditions, provisions and requirements of that certain Environmental Indemnity Agreement (the "Environmental Indemnity"), executed contemporaneously herewith, between Debtor and Secured Party are hereby incorporated by reference in this Instrument. Debtor shall comply with all of the terms, covenants, conditions, provisions and requirements of the Environmental Indemnity. Subject to the terms and conditions contained therein, the obligations and liabilities of Debtor with respect to environmental matters as set forth in the Environmental Indemnity shall survive the repayment of the Notes and the release of the Collateral from the lien of this instrument.

     4.20 Enforceability. This Instrument constitutes a legal, valid and binding obligation of Debtor, enforceable against Debtor in accordance with its terms, except as enforceability may be limited by the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or the application of equitable principles.

     4.21 Intentionally Omitted.

     4.22 Security Interest. Contemporaneously with the execution of this Instrument, (i) Debtor shall file or caused to be filed all financing statements and other instruments necessary to perfect (to the extent the same can be achieved by the filing of a financing statement) its security interest in the Collateral (other than the RP Collateral) to the extent the same can be perfected pursuant to the Code, (ii) the Secured Party's and Trustee's security interests in the Collateral

(other than the RP Collateral) are valid and subject to no prior liens other than the Permitted Exceptions and, upon the filings referenced in clause (i) above, will be perfected (to the extent the same can be achieved by the filing of a financing statement) to the extent the same can be perfected pursuant to the Code, (iii) there are no other liens (including any Liens in favor of the Company or a Restricted Subsidiary) on the Collateral or any portion thereof except the Permitted Exceptions.

     4.23 Offices. Debtor's chief executive office is located at 700 Route 46, East Fairfield, New Jersey 07004, its telephone number is (201) 882-1010. The aforesaid office may be changed by Debtor provided that written notice is given to Secured Party and Trustee in accordance with, and subject to the provisions of the Indenture.

     4.24 Intentionally Omitted.

     4.25 Intentionally Omitted.

     4.26 Disposition of Collateral. Debtor will not sell, transfer, assign, pledge, collaterally assign, exchange or otherwise dispose of the Collateral, except as permitted by this Instrument and the Indenture. If the Collateral, or any part thereof, is sold, transferred, assigned, exchanged, or otherwise disposed of in violation of these provisions, the security interests of the Secured Party and Trustee shall continue in such Collateral or part thereof notwithstanding such sale, transfer, assignment, exchange or other disposition.

     4.27 Access. The Secured Party and its representatives shall at all times also have the right to enter, during normal business hours, into and upon any premises where any of the Collateral is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein subject to an undertaking by the Secured Party to maintain the confidentiality of Debtor's trade secrets and to avoid unreasonably interrupting the conduct of Debtor's business.

     4.28 Affiliates. Debtor shall cause all of its affiliates in any material way involved with the operation of the Collateral to observe the covenants and conditions of this Instrument to the extent necessary to give the full intended effect to such covenants and conditions and to protect and preserve the security of Secured Party hereunder.

     4.29 Future Advances. All funds advanced in the reasonable exercise of Secured Party's judgment to protect its security hereunder are deemed to be obligatory advances and are to be added to the total indebtedness secured by this Instrument and such indebtedness shall be increased accordingly. All sums so advanced shall be secured by this Instrument with the same priority of Lien as the security for the Obligations secured hereunder.


     4.30  Franchise Agreement.

          (a) The Franchise Agreement, dated ______________, (the "Franchise Agreement"), between Debtor and ___________ ("Franchisor") pursuant to which Debtor has the right to operate the hotel located on the Land under a name and/or hotel system controlled by Franchisor, is in full force and effect and there is no default, breach or violation in any material respect existing thereunder by any party thereto and no event has occurred (other than payments due but not yet delinquent) that, with the passage of time or the giving of notice or both would constitute a default, breach or violation in any material respect by any party thereunder.

          (b) Debtor covenants that it shall (i) cause the hotel located on the Land to be operated pursuant to the Franchise Agreement in all material respects; (ii) promptly perform and/or observe in all material respects all of the covenants and agreements required to be performed and observed by it under the Franchise Agreement and do all things necessary in all material respects to preserve and to keep unimpaired its material rights thereunder; (iii) promptly deliver to Secured Party upon its reasonable request of, a copy of each financial statement, business plan, capital expenditure, notice, report and estimate received by it under the Franchise Agreement; (iv) promptly enforce the performance and observance in all material respects of all of the covenants and agreements required to be performed and/or observed by the Franchisor under the Franchise Agreement provided that such enforcement is in the ordinary course of Debtor's business and in accordance with reasonable commercial practice in the hotel industry.

          (d) Unless expressly permitted under the terms of the Indenture, Debtor shall not without Secured Party's prior written consent (i) increase or consent to the increase of the amount of any charges under the Franchise Agreement; or (ii) otherwise materially modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under the Franchise Agreement.

                                   ARTICLE 5

                            SUBORDINATE ENCUMBRANCES

     Debtor shall not, without the prior written consent of Secured Party, grant any mortgage, encumbrance, deed of trust or security interest except Permitted Exceptions (hereinafter called "Subordinate Encumbrance") covering all or any portion of the Collateral. If Secured Party consents to a Subordinate Encumbrance any such Subordinate Encumbrance deemed material by Secured Party in its sole discretion shall contain express terms and covenants to the effect that:

          (a) the Subordinate Encumbrance is unconditionally subordinate to this Instrument and to all leases and tenancies then or thereafter affecting the Collateral;

          (b) if any action (whether judicial or pursuant to a power of sale) shall be instituted to foreclose or otherwise enforce the Subordinate Encumbrance, no tenant of any





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
     of the Leases shall be named as a party defendant, and no action shall be taken that would terminate any occupancy or tenancy of all or any portion of the Collateral without the prior written consent of Secured Party;


          (c) Rents, if collected by or for the holder of the Subordinate Encumbrance, shall be applied first to the payment of the Obligations then due and expenses incurred in the ownership, operation and maintenance of the Collateral, prior to being applied to any indebtedness secured by the Subordinate Encumbrance; and

          (d) written notice of default under the Subordinate Encumbrance and written notice of the commencement of any action (whether judicial or pursuant to a power of sale) to foreclose or otherwise enforce the Subordinate Encumbrance shall be given to Secured Party simultaneously or immediately after the occurrence of any such default or commencement by any party to such Subordinate Encumbrance.


                                   ARTICLE 6

                               EVENTS OF DEFAULT

     6.1 Events of Default. The occurrence of any one or more of the following shall be a "Event of Default" hereunder (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

     (a) Failure to Pay Indebtedness. The failure by Debtor to pay any principal, premium or interest when due (after the expiration of any applicable grace period) whether at maturity, upon redemption, by acceleration or otherwise on the Notes.

     (b) Events of Default under the Indenture. The occurrence of any Event of Default under the Indenture, as the term "Event of Default" is defined thereunder. The Debtor acknowledges that this provision has the effect of cross-defaulting this Instrument with various collateral, guaranty and other documents respecting the Indenture including, without limitation, any other deeds of trust, mortgages, deeds to secure debt, assignment of rents and leases and security agreements and fixture filings executed pursuant to the Indenture.

     6.2  Performance of Defaulted Acts.

     (a) During the existence of an Event of Default, Secured Party may, but is not obligated to, make any payment or perform any act herein required of Debtor in any form and manner deemed expedient, including, without limitation, making full or partial payments of principal or interest on prior encumbrances, if any, making rental payments and purchasing, discharging, compromising or settling any tax lien or other prior lien or title or claim thereof, or redeeming from any tax sale or forfeiture affecting the Collateral or contesting any tax or assessment. All moneys paid for any of the purposes herein authorized and all expenses paid or incurred in connection therewith, including reasonable attorneys' fees, shall be included among the Obligations and secured by this Instrument and shall be due and payable upon demand and with interest thereon from the date of such payment or expense at the rate of interest payable after default under the terms of
Section 4.01 of the Indenture. Inaction of Secured Party shall never be considered as a waiver of any right accruing to it hereunder on account of any default on the part of Debtor. Secured Party, making any payment hereby authorized relating to taxes or assessments, may do so according to any bill, statement or estimate procured from the appropriate public office without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof.

     (b) Debtor hereby appoints Secured Party and any successor thereto as its attorney-in-fact, with full power and authority, including the power of substitution, exercisable only during the continuance of an Event of Default to act for Debtor in its name, place and stead to (i) take possession of the Land and remove all employees, contractors, and agents of Debtor therefrom; (ii) to prosecute and defend all actions and proceedings in connection with the Land or Hotel; (iii) to pay, settle or compromise all bills and claims then existing and thereafter arising for the protection or clearance of title to the Land; and (iv) to execute, acknowledge and deliver all other instruments and documents that are necessary or desirable in Secured Party's reasonable judgment to protect the security granted by this Instrument.

                                   ARTICLE 7

                                    REMEDIES

     7.1 Acceleration of Maturity. During the existence of an Event of Default, Secured Party may (except that such acceleration shall be automatic if the Event of Default is caused by the occurrence of any of the items set forth in Section 6.01(9) of the Indenture) declare the Obligations to be due and payable immediately, and upon such declaration the Obligations shall immediately become due and payable without demand, presentment, notice or other requirements of any kind (all of which Debtor waives) notwithstanding anything in this Instrument or any Collateral Document or applicable law to the contrary.

     7.2 Protective Advances. If Debtor fails to make any payment or perform any other obligation under the Indenture, this Instrument or any other Collateral Document, then without thereby limiting Secured Party's other rights or remedies, waiving or releasing any of Debtor's obligations, or imposing any obligation on Secured Party, Secured Party may either advance any amount owing or perform any or all actions that Secured Party considers necessary or appropriate to cure such default. All such advances shall constitute a "Protective Advance." No sums advanced or performance rendered by Secured Party shall cure, or be deemed a waiver of any Event of Default.

     7.3 Institution of Equity Proceedings. During the existence of an Event of Default, Secured Party may institute an action, suit or proceeding in equity for specific performance of this Instrument or any Collateral Document, all of which shall be specifically enforceable by injunction or other equitable remedy, Debtor waives any defense based on laches or any applicable statute of limitations.

     7.4. Secured Party's Power of Enforcement.

          (a) During the existence of any Event of Default, Secured Party may, either with or without entry or taking possession of the Collateral, and without regard to whether or not the indebtedness and other sums secured hereby shall be due and without prejudice to the right of Secured Party thereafter to bring an action or proceeding to foreclose or any other action for any default existing at the time such earlier action was commended, proceed by any appropriate action or proceeding: (1) to enforce payment of the Notes, to the extent permitted by law, or the performance of any term hereof or any other right; (2) to foreclose this Instrument in any manner provided by law for the foreclosure of mortgages or deeds of trusts on real property and to sell, as an entity or in separate lots or parcels, the Collateral or any portion thereof pursuant to the laws of the State or under the judgment or decree of a court or courts of competent jurisdiction, and Secured Party shall be entitled to recover in any such proceeding all costs and expenses incident thereto, including reasonable attorneys' fees in such amount as shall be awarded by the court; (3) to exercise any or all of the rights and remedies available to it under the Collateral Documents; and (4) to pursue any other remedy available to it. Secured Party shall take action either by such proceedings or by the exercise of its powers with respect to entry or taking possession, or both, as Secured Party may determine in its sole discretion.

          (b) During the existence of any Event of Default, Trustee shall, at the request of Secured Party, sell the Collateral conveyed, or a portion thereof, to satisfy the obligations hereof at public outcry to the highest bidder for cash. Sale of the property shall be advertised for three consecutive weeks preceding the sale in a newspaper published in the county where the Land is situated, or if none is so published, then in some newspaper having a general circulation therein, and by posting a notice for the same time at the courthouse of the same country. The notice and advertisement shall disclose the name of the debtor in this Instrument. If the Collateral is situated in two or more counties, or in two judicial districts of the same county, Trustee shall have full power to select in which county, or judicial district, the sale of the property is to be made, newspaper advertisement published and notice of sale posted, and Trustee's selection shall be binding upon Debtor and Secured Party. Should Secured Party be a corporation or an unincorporated association, then any officer thereof may declare Debtor to be in default as provided in the Indenture and request Trustee to sell the Collateral. Secured Party shall have the same right to purchase the property at the foreclosure sale as would a purchaser who is not a party to this Instrument.

          (c) The Trustee shall sell the Collateral or any portion thereof at the time and place fixed by it in said notice, either as a whole or in separate parcels, and in such order as it may determine, at public auction to the highest bidder, for cash in lawful money of the United States payable at the time of sale. The Trustee may, for any cause it deems expedient, postpone the sale of all or any portion of said Collateral until it shall be completed and, in every case, notice of postponement shall be given by public announcement thereof at the time and place last appointed for the sale and from time to time thereafter the Trustee may postpone such sale by public announcement at the time fixed by the preceding postponement. The Trustee shall execute and deliver to the purchaser its deed, bill of sale, or other instrument conveying said property so sold. The recitals in such instrument of conveyance of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person including Secured Party, may bid at the sale.
     After deducting all costs, fees and expenses of the Trustee and of this Instrument, including, without limitation, costs of evidence of title and reasonable attorney's fees of the Trustee or Secured Party in connection with a sale as provided in Section 7.4(b) above, the Trustee shall apply the proceeds of such sale to payment of all sums expended under the terms hereof not then repaid, with accrued interest at the rate then in effect under the Notes, then to the payment of all other sums then secured hereby and the remainder, if any, to Debtor.

          (d) The remedies described in this Section 7.4 may be exercised with respect to all or any portion of the UCC Collateral, either simultaneously with the sale of any real property encumbered hereby or independent thereof.
Secured Party shall at any time be permitted to proceed with respect to all or any portion of the UCC Collateral in any manner permitted by the Code. Debtor agrees that Secured Party's inclusion of all or any portion of the UCC Collateral in a sale or other remedy exercised with respect to the real property encumbered hereby, as permitted by the Code, is a commercially reasonable disposition of such property. Debtor agrees that Secured Party's and/or the above Trustee or any substitute trustee or an agent appointed by the Trustee, may dispose of any or all of the UCC Collateral at the same time and place and after giving the same notice provided for in this Instrument in connection with a nonjudicial foreclosure sale under the terms and conditions set forth in this Instrument. In this connection, Debtor agrees that (i) the sale may be conducted by the Trustee or substitute Trustee, or an agent appointed by the Trustee or any substitute trustee; (ii) the sale of the real estate, any leaseholds and Improvements described in this Instrument and the UCC Collateral or any part thereof may be conducted separately and/or together; and (iii) in the event the real estate, any leaseholds and Improvements described herein and the UCC Collateral or any part thereof are sold together, the Secured Party shall not be obligated to allocate the consideration received as between the real estate, any leaseholds and Improvements and the UCC Collateral. The UCC Collateral need not be present at the place of sale.

     7.5 Secured Party's Right to Enter and Take Possession, Operate and Apply Income.

          (a) During the existence of an Event of Default, (i) Debtor upon demand of Secured Party, shall forthwith surrender to Secured Party the actual possession and, if and to the extent permitted by law, Secured Party itself, or by such officers or agents as it may appoint, may enter and take possession of all of the Collateral including the UCC Collateral, without liability for trespass, damages or otherwise, and may exclude Debtor and its agents and employees wholly therefrom and may have joint access with Debtor to the books, papers and accounts of Debtor; and (ii) Debtor shall pay monthly in advance to Secured Party on Secured Party's entry into possession, or to any receiver appointed to collateral the Rents, all Rents then due and payable.

          (b) If Debtor shall for any reason fail to surrender or deliver all or any portion of the Collateral after Secured Party's demand, Secured Party may obtain a judgment or decree conferring on Secured Party or the Trustee the right to immediate possession or requiring Debtor to deliver immediate possession of all or part of such property to Secured Party or the Trustee and Debtor hereby specifically consents to the entry of such judgment or decree. Debtor shall pay to Secured Party or the Trustee, upon demand, all costs and expenses of obtaining such judgment or decree and reasonable compensation to the Trustee, their attorneys and agents, and all such costs, expenses and compensation shall, until paid, be secured by the lien of this Instrument.

          (c) Upon every such entering upon or taking of possession, the Secured Party or the Trustee may hold, store, use, operate, manage and control the Collateral and conduct the business thereof, and, from time to time in its sole and absolute discretion and without being under any duty to so act:

               (i) make all necessary and proper maintenance, repairs, renewals, replacements, additions, betterments and improvements thereto and thereon and purchase or otherwise acquire additional fixtures, personalty and other property;

               (ii)    insure or keep the Collateral insured;

               (iii) manage and operate the Collateral and exercise all the rights and powers of Debtor in its name or otherwise with respect to the same;

               (iv) enter into agreements with others to exercise the powers herein granted to Secured Party or the Trustee, all as Secured Party or the Trustee from time to time may determine; and, subject to the absolute assignment of the Leases and Rents to Secured Party, Secured Party or the Trustee may collect and receive all the Rents, including those past due as well as those accruing thereafter; and shall apply the monies so received by the Secured Party or the Trustee in such priority as Secured Party may determine to
(A) the payment of interest and principal due and payable under the Notes, (B) any deposits for taxes and assessments and insurance premiums due, (C) the cost of insurance, taxes, assessments and other proper changes upon the Collateral or any part thereof; (D) the compensation, expenses and disbursements of the agents, attorneys and other representatives of Secured Party or the Trustee; and (E) any other changes or costs required to be paid by Debtor under the terms hereof.

               (v) rent or sublet the RP Collateral or any portion thereof for any purpose permitted by any Leases or this Instrument.





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
Secured Party or the Trustee shall surrender possession of the Collateral and the UCC Collateral to Debtor only when all Obligations shall have been paid. The same right or taking possession, however, shall exist if any subsequent Event of Default shall occur and be continuing.

     7.6 Leases. The failure to make any subtenants of the RP Collateral parties defendant to any foreclosure proceedings and to foreclose their rights shall not be, nor be asserted by Debtor to be, a defense to any proceedings instituted by Secured Party to collect the sums secured hereby or to collect any deficiency remaining unpaid after the foreclosure sale of the Collateral, or any portion thereof.

     7.7 Purchase by Secured Party. Upon any foreclosure sale (whether judicial or nonjudicial), Secured Party may bid for and purchase the property subject to such sale and, upon compliance with the terms of sale, may hold, retain and possess and dispose of such property in its own absolute right without further accountability.

     7.8 Waiver of Appraisement, Valuation, Stay, Extension and Redemption Laws. Debtor agrees to the full extent permitted by law that if an Event of Default occurs, neither Debtor nor anyone claiming through or under it shall or will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Instrument or the absolute sale of the Collateral or any portion thereof or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof, and Debtor for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may lawfully do so, the benefit of all such laws, and any and all right to have the assets comprising the Collateral marshaled upon any foreclosure of the lien hereof and agrees that the Trustee, Secured Party or any court having jurisdiction to foreclose such lien may sell the Collateral in part or as an entirety.

     7.9 Receiver. During the existence of any Event of Default, Secured Party, to the extent permitted by law and without regard to the value, adequacy or occupancy of the security for the indebtedness and other sums secured hereby, shall be entitled as a matter of right if it so elects to the appointment of a receiver to enter upon and take possession of the Collateral and to collect all Rents and apply the same as the court may direct, and such receiver may be appointed by any court of competent jurisdiction upon application by Secured Party. Secured Party may have a receiver appointed without notice to Debtor or any third party, and Secured Party may waive any requirement that the receiver post a bond. Secured party shall have the power to designate and select the person who shall serve as the receiver and to negotiate all terms and conditions under which such receiver shall serve. Any receiver appointed on Secured Party's behalf may be an affiliate of Secured Party. The expenses, including receiver's fees, attorneys' fees, costs and agent's compensation, incurred pursuant to the powers herein contained shall be secured by this Instrument. The right to enter and take possession of and to manage and operate the Collateral and to collect all Rents, whether by a receiver or otherwise, shall be cumulative to any other right or remedy available to Secured Party under this Instrument, the Indenture or otherwise available to Secured Party and may be exercised concurrently therewith or independently thereof. Secured Party shall be liable to account only for such Rents (including, without limitation, security deposits) actually received by Secured Party, whether received pursuant to this section or any other provision hereof. Notwithstanding the appointment of any receiver or other custodian, Secured Party shall be entitled as pledgee to the possession and control of any cash, deposits, or instruments at the time held by, or payable or delivered under the terms of this Instrument to, Secured Party.

     7.10 Suits to Protect the Trust Estate. Secured Party shall have the power and authority to institute and maintain any suits and proceedings as Secured Party, in its sole and absolute discretion, may deem advisable (a) to prevent any impairment of the Collateral by any acts which may be unlawful or any violation of this Instrument, (b) to preserve or protect its interest in the Collateral, and (c) to restrain the enforcement of or compliance with any legislation or other legal requirement that may be unconstitutional or otherwise invalid, if the enforcement of or compliance with such enactment, rule or order might impair the security hereunder or be prejudicial to Secured Party's interest.

     7.11 Proofs of Claim. In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceedings affecting Debtor, any affiliate or any guarantor, co-maker or endorser of any of Debtor's obligations, its creditors or its property, Secured Party, to the extent permitted by law, shall be entitled to file such proofs of claim or other documents as it may deem necessary or advisable in order to have its claims allowed in such proceedings for the entire amount due and payable by Debtor under the Notes, this Instrument or any other Collateral Document, at the date of the institution of such proceedings, and for any additional amounts which may become due and payable by Debtor after such date.

     7.12 Deficiencies; Application of Monies by Secured Party.

          (a) In case of a foreclosure sale of all or any part of the Collateral and of the application of the proceeds of sale to the payment of the sums secured hereby, Secured Party shall be entitled to enforce payment from Debtor of any additional amounts then remaining due and unpaid and to recover judgment against Debtor for any portion thereof remaining unpaid, with interest at the Default Rate.

          (b) Debtor hereby agrees to the extent permitted by law, that no recovery of any such judgment by Secured Party or other action by Secured Party and no attachment or levy of any execution upon all or any portion of the Collateral shall in any way affect the Lien and security interest of this Instrument upon the Collateral or any part thereof, or any Lien, rights, powers or remedies of Secured Party hereunder, but such Lien, rights, powers and remedies shall continue unimpaired as before.

          (c)  Any monies collected or received by Secured Party under this
Section 7.12 shall be first applied to the payment of compensation, expenses and disbursements of the agents, attorneys and other representatives of Secured Party, and the balance remaining shall be applied to the payment of amounts due and unpaid under the Notes and this Instrument.

          (d) the provisions of this section shall not be deemed to limit or otherwise modify the provisions of any guaranty of the payment and performance of Debtor's obligations under this Instrument, the Indenture and the Notes, now or hereafter entered into by any party.

     7.13 Delay or Omission; No Waiver. No delay or omission of Secured Party or any holder of the Notes to exercise any Event of Default shall exhaust or impair any such right, power or remedy or shall be construed to waive any such Event of Default or to constitute acquiescence therein. Every right, power and remedy given to Secured Party whether contained herein or in the Indenture or otherwise available to Secured Party may be exercised from time to time and as often as may be deemed expedient by Secured Party.

     7.14 No Waiver of One Default to Affect Another. No waiver of any Event of Default hereunder shall extend to or affect any subsequent or any other Event of Default then existing, or impair any rights, powers or remedies consequent thereon. If Secured Party (a) grants forbearance or an extension of time for the payment of any sums secured hereby; (b) takes other or additional security for the payment thereof; (c) waives or does not exercise any right granted in the Notes, this Instrument or any other Collateral Document; (d) releases any part of the Collateral from the lien or security interest of this Instrument or any other instrument securing the Notes; (e) consents to the filing of any map, plat or replat of the Land; (f) consents to the granting of any easement on the Land; or (g) makes or consents to any agreement changing the terms of this Instrument or any other Collateral Document subordinating the lien or any charge hereof, no such act or omission shall release, discharge, modify, change or affect the original liability under the Notes, this Instrument or otherwise of Debtor, or any subsequent purchaser of the Collateral or any part thereof or any maker, co-signer, surety or guarantor.
No such act or omission shall preclude Secured Party from exercising any right, power or privilege herein granted or intended to be granted in case of any Event of Default then existing or of any subsequent Event of Default, nor, except as otherwise expressly provided in an instrument or instruments executed by Secured Party, shall the lien or security interest of this Instrument be altered thereby, except to the extent expressly provided in any releases, maps, easements or subordinations described in clause (d), (e), (f) or (g) above of this Section 7.14. In the event of the sale or transfer by operation of law or otherwise of all or any part of the Collateral, Secured Party, without notice to any person, firm or corporation, is hereby authorized and empowered to deal with any such vendee or transferee with reference to the Collateral or the indebtedness secured hereby, or with reference to any of the terms or conditions hereof, as fully and to the same extent as it might deal with the original parties hereto and without in any way releasing or discharging any of the liabilities or undertakings hereunder, or waiving its right to declare such sale or transfer an Event of Default as provided herein. Notwithstanding any thing to the contrary contained in this Instrument or any Collateral Document,
(i) in the case of any non-monetary Event of Default, Secured Party may continue to accept payments due hereunder without thereby waiving the existence of such or any other Event of Default and (ii) in the case of any monetary Event of Default, Secured Party may accept partial payments of any sums due hereunder without thereby waiving the existence of such Event of Default if the partial payment is not sufficient to completely cure such Event of Default.

     7.15 Discontinuance of Proceedings; Position of Parties Restored. If Secured Party shall have proceeded to enforce any right or remedy under this Instrument by foreclosure, entry or otherwise and such proceedings shall have been discontinued or abandoned for any reason, or such proceedings shall have resulted in a final determination adverse to Secured Party, then and in every such case Debtor and Secured Party shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of Secured Party shall continue as if no such proceedings have occurred or had been taken.

     7.16 Remedies Cumulative. No right, power or remedy, including, without limitation, remedies with respect to any security for the Notes, conferred upon or reserved to Secured Party by this Instrument or any Collateral Document is exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder or under any Collateral Document, now or hereafter existing at law, in equity or by statute, and Secured Party shall be entitled to resort to such rights, powers, remedies or security as Secured Party shall in its sole and absolute discretion deem advisable.

     7.17 Interest After Event of Default. If an Event of Default shall have occurred and is continuing, all sums outstanding and unpaid under the Notes and this Instrument shall, at Secured Party option, bear interest at the Default Rate until such Event of Default has been cured. Debtor's obligation to pay such interest shall be secured by this Instrument.

     7.18 Foreclosure; Expenses of Litigation. If foreclosure is made by the Trustee, reasonable attorneys' fees for services in the supervision of said foreclosure proceeding shall be allowed to the Trustee and Secured Party as part of the foreclosure costs. In the event of foreclosure of the lien hereof, there shall be allowed and included as additional indebtedness all reasonable expenditures and expenses which may be paid or incurred by, or on behalf of Secured Party for attorneys' fees, appraiser's fees, outlays for documentary and expert evidence, stenographers' charges, publication costs and costs (which may be estimated as to items to be expended after the foreclosure sale or entry of the decree) of procuring all such abstracts of title, title searches and examination, title insurance policies and guaranties, and similar data and assurances with respect to title as Secured Party may deem reasonably advisable either to prosecute such suit or to evidence to a bidder at any sale which may be had pursuant to such decree the true condition of the title to, or the value of the Collateral or any portion thereof. All expenditures and expenses of the nature in this section mentioned, and such expenses and fees as may be incurred in the protection of the Collateral and the maintenance of the lien and security interest of this Instrument including the fees of any attorney employed by Secured Party in any litigation or proceeding affecting this Instrument or any Collateral Document, the Collateral or any portion thereof, including, without limitation, civil, probate, appellate and bankruptcy proceedings, or in preparation for the commencement or defense of any proceeding or threatened suit or proceeding, shall be immediately due and payable by Debtor, with interest thereon at the Default Rate, and shall be secured by this Instrument. Trustee waives its right to any statutory fee in connection with any judicial or nonjudicial foreclosure of the lien hereof and agrees to accept a reasonable fee for such services.

     7.19 Deficiency Judgments. If after foreclosure of this Instrument or Trustee's sale hereunder, there shall remain any deficiency with respect to any amounts payable under the Notes or hereunder or any amounts secured hereby, and Secured Party shall institute any proceedings to recover such deficiency or deficiencies, all such amounts shall continue to bear interest at the Default Rate. Debtor waives any defense to Secured Party's recovery against Secured Party of any deficiency after any foreclosure sale of the Collateral. Debtor expressly waives any defense or benefits that may be derived from any statute granting Debtor any defense to any such recovery by Secured Party. In addition, Secured Party and Trustee shall be entitled to recovery of all of their reasonable costs and expenditures (including without limitation any court imposed costs) in connection with such proceedings, including their reasonable attorney's fees, appraisal fees and the other costs, fees and expenditures referred to in Section 7.18 above. This provision shall survive any foreclosure or sale of the Collateral, any portion thereof and or the extinguishment of the lien hereof.

     7.20 Waiver of Jury Trial. Secured Party and Debtor each waive any right to have a jury participate in resolving any dispute, whether sounding in contract, tort or otherwise arising out of, connected with, related to, or incidental to the relationship established between them in connection with the Notes, this Instrument or any Collateral Document. Any such disputes shall be resolved in a bench trial without a jury.

     7.21 Multiple Collateral.

          (a) No recovery of any judgment by Secured Party and no levy of an execution under any judgment upon the Collateral or upon any property of Debtor encumbered by any other Collateral Document shall affect in any manner or to any extent the lien of this Instrument upon the Collateral or any part thereof, or any liens, rights, powers and remedies of Secured Party shall continue unimpaired to the fullest extent permitted by applicable law.

          (b) Debtor agrees that it shall not at any time insist upon, plead, seek or in any manner whatever claim or take any benefit or advantage of a judgment, declaration or a determination that:

          (i) the Collateral or any other property of Debtor encumbered by a Collateral Document represents, on an individual basis, an allocable portion of the then outstanding aggregate principal amount of the Note or the Obligations;

          (ii) a surplus results from an action taken by Secured Party against the Collateral or any other property of Debtor encumbered by a Collateral Document to recover the Obligations or any portion thereof, unless the Obligations have been satisfied;

          (iii) the lien of this Instrument or of any other Collateral Document has been released, unless the Obligations have been satisfied, except for any release provided for under the Indenture and this Instrument;

          (iv) a deficiency judgment with respect to any action taken by Secured Party against the Collateral or any other property of Debtor encumbered by a Collateral Document extinguishes all or any portion of the remaining Obligations, or precludes Secured Party from proceeding against the Collateral or to satisfy such remaining Obligations; or

          (v) Secured Party's commencement, prosecution, or taking to judgment of any action (including, without limitation, Secured Party's acceptance of a deed in lieu of foreclosure) or Secured Party's application for or use of any remedy (including, without limitation, the appointment of a receiver for the Collateral or any other property of Debtor encumbered by a Collateral Document) against the Collateral or any other property of Debtor encumbered by a Collateral Document precludes or bars Secured Party (under a "single action" rule, "security first" rule or similar rule) from commencing, prosecuting or taking to judgment any other action or applying for or using any remedy against the Collateral or any other property of Debtor encumbered by a Collateral Document.

          (c) Secured Party may, at its option, in such order, and utilizing such combinations of remedies with respect to the Collateral and the other property of Debtor encumbered by a Collateral Document as Secured Party shall so elect, pursue its remedies against (a) the Collateral, individually, or any other property of Debtor encumbered by a Collateral Document, individually, (b) the Collateral and any combination of the other property of Debtor encumbered by a Collateral Document, (c) the Collateral and all of the other property of Debtor encumbered by a Collateral Document or (d) all or any combination of the other property of Debtor encumbered by a Collateral Document, in separate proceedings or in one proceeding in any order which Secured Party deems appropriate, all to the fullest extent permitted under applicable law.

                                   ARTICLE 8

                                    TRUSTEE

     Notwithstanding anything to the contrary in this Instrument, Debtor and Secured Party agree as follows.

     8.1 Exercise of Remedies by Trustee. To the extent that this Instrument or applicable law authorizes or empowers Secured Party to exercise any remedies set forth in Article 7 hereof or otherwise (the "Remedies") or perform any acts in connection therewith, Trustee (but not to the exclusion of Secured Party unless so required under the law of the State) shall have the power to exercise any or all such remedies, and to perform any acts provided for in this Instrument in connection therewith, all for the benefit of Secured Party and on Secured Party's behalf in accordance with applicable law of the State. In connection therewith, Trustee: (a) shall not exercise, or waive the exercise of, any Secured Party Remedies (other than any rights of Trustee to any indemnity or reimbursement), except at Secured Party's request, and (b) shall exercise, or waive the exercise of, any or all of Secured Party's Remedies at Secured Party's request, and in accordance with Secured Party's directions as to the manner of such exercise or waiver.

     8.2 Rights and Privileges of Trustee. To the extent that this Instrument requires Debtor to indemnify Secured Party or reimburse Secured Party for any expenditures Secured Party may incur, Trustee shall be entitled to the same indemnity and the same rights to reimbursement of expenses as Secured Party, subject to such limitations and conditions as would apply in the case of Secured Party. To the extent that this Instrument negates or limits Secured Party's liability as to any matter, Trustee shall be entitled to the same negation or limitation of liability. To the extent that Debtor, pursuant to this Instrument, appoints Secured Party as Debtor's attorney in fact for any purpose, Secured Party or (when so instructed by Secured Party) Trustee shall be entitled to act on Debtor's behalf without joinder or confirmation by the other.

     8.3 Authority of Secured Party. If Secured Party is a corporation or a national banking association and the instrument of appointment of any successor or replacement Trustee is executed on Secured Party's behalf by an officer of such corporation or national banking association, then such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the board of directors or any superior officer of Secured Party.

     8.4 Confirmation of Transfer and Succession. Upon the written request of Secured Party or of any successor, substitute or replacement Trustee, any former Trustee ceasing to act shall execute and deliver an instrument transferring to such successor, substitute or replacement Trustee all of the right, title, estate and interest in the Collateral of the Trustee so ceasing to act, together with all the rights, powers, privileges, immunities and duties herein conferred upon Trustee, and shall duly assign, transfer and deliver all properties and moneys held by said Trustee hereunder to said successor, substitute or replacement Trustee.

     8.5 Ratification. Debtor hereby ratifies and confirms any and all acts that any Trustee may take or perform in accordance with the terms and provisions of this Instrument.

     8.6 Exculpation. Trustee shall not be liable for any error of judgment or act done by Trustee in good faith, or otherwise be responsible or accountable under any circumstances whatsoever, except for Trustee's gross negligence, willful misconduct or knowing violation of law. Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by it hereunder, believed by it in good faith to be genuine. All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law). Trustee shall be under no liability for interest on any moneys received by it hereunder.

     8.7 Endorsement and Execution of Documents. Upon Secured Party's written request, Trustee shall, without liability or notice to Debtor, execute, consent to, or join in any instrument or agreement in connection with or necessary to effectuate the purposes of the Indenture, this Instrument, and any other documents evidencing, guaranteeing, perfecting or securing the Obligations of Debtor under the Notes and any other Collateral Documents. Debtor hereby irrevocably designates Trustee as its attorney in fact to execute, acknowledge and deliver, on Debtor's behalf and in Debtor's name, all instruments or agreements necessary to implement any provision(s) of this Instrument or to further perfect the lien created by this Instrument on the Collateral. This power of attorney shall be deemed to be coupled with an interest and shall survive any disability of Debtor.

     8.8 Trustee's Fees. Debtor shall pay all costs, fees and expenses incurred by Trustee and Trustee's agents and counsel in connection with the performance by Trustee of Trustee's duties hereunder.

     8.9 Successor Trustee. At any time during the term hereof, Trustee may resign upon thirty (30) days prior written notice to Secured Party by sending a notice in writing addressed to Secured Party. Trustee may also be removed at any time with or without cause in Secured Party's sole discretion by an instrument in writing duly executed by Secured Party. In case of the death, resignation or removal of Trustee, a successor Trustee may be appointed by Secured Party without other formality than an appointment and designation in writing (and if required by the law of State, recorded in the county where this Instrument is recorded), unless otherwise required by applicable law. Such appointment and designation will be full evidence of the right and authority to make the same and of all facts therein recited, and upon the making of any such appointment and designation, this Instrument will vest in the named successor trustee all the right, title and interest of Trustee in the Collateral, and said successor will thereupon succeed to all the rights, powers, privileges, immunities and duties hereby conferred upon Trustee; provided, however, that Secured Party may at its option, appoint and designate several successor trustees, and in such manner, appoint and designate a different successor trustee for each county wherein a portion of the Collateral is located, as described in such written appointment and designation, and upon the





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
making of any such appointment and designation, this Instrument will vest in each such named successor trustee all of the right, title and interest of Trustee in that portion of the Collateral ascribed to such named successor trustee, and each such named successor trustee will thereupon succeed to all the rights, powers, privileges, immunities and duties hereby conferred upon Trustees in that portion of the Collateral ascribed to such named successor trustee. All references herein to Trustee will be deemed to refer to the trustee or trustees from time to time acting hereunder.

     8.10 Trustee's Powers. At any time, or from time to time without liability therefor and without notice, upon written request of Secured Party and presentation of this Instrument and the Note secured hereby for endorsement, and without affecting the personal liability of any person for payment of the indebtedness secured hereby or the effect of this Instrument upon the remainder of the Collateral, Trustee may (a) reconvey any part of the Collateral, (b) consent in writing to the making of any map or plat thereof,
(c) join with Debtor in granting any easement thereon, or (d) join with Secured Party in any extension agreement or any agreement subordinating the lien or charge hereof.

     8.11 Full Reconveyance by Trustee. To the extent Trustee's signature is necessary on any full reconveyance of this Instrument then, upon written request of Secured Party stating that all sums secured hereby have been paid and upon surrender of this Instrument and the Note to Trustee for cancellation and retention (or disposal in accordance with applicable law) and upon payment by Debtor of Trustee's fees, Trustee shall reconvey to Debtor, or to the person or persons legally entitled thereto, without warranty, any portion of the Collateral then held hereunder. The recitals in such reconveyance of any matters or facts shall be conclusive proof of the truthfulness thereof. The grantee in any reconveyance may be described as "the person or persons legally entitled thereto."

                                   ARTICLE 9

                               GENERAL PROVISIONS

     9.1.1 Partial Releases of Collateral. Debtor may from time to time upon fifteen (15) days prior written notice to Secured Party, (a) transfer a portion of the Collateral to any person legally empowered to exercise the power of eminent domain, (b) make a disposition of such property in accordance with the terms and provisions of the Indenture or (c) grant utility easements reasonably necessary for the use and operation of the hotel, which grant or transfer is for the benefit of the Collateral. In each such case, Secured Party shall execute and deliver any instruments necessary or appropriate to effectuate or confirm any such transfer or grant, free from the lien of this Instrument, provided, however, that Secured Party shall execute a lien release or subordination agreement, as appropriate, for matters described in clauses
(a) and (b) above only if Secured Party and the Trustee shall have received the following:

          (i) A written request of Debtor, dated as of the date of such transfer, grant or release and signed by an authorized officer of Debtor, requesting Secured Party and the Trustee to execute one or more described instruments, and certifying that (A) no Event of Default hereunder, and no event which with notice or lapse of time or both would constitute such Event of Default, has occurred and is continuing and that the conditions of this Section 9.1 have been fulfilled, (B) the transfer, grant or release will not have a materially adverse effect on Debtor's operation of the hotel currently located on the Land as currently operated or will have a material adverse effect on the remaining Collateral, (C) in the case of a transfer of property whose value is greater than $500,000 to a person legally empowered to exercise the power of eminent domain, the consideration being paid for the portion of the Collateral being transferred, and that such consideration is not less than the fair market value of such portion, and in the case of a grant or release of easements or other rights, the consideration, if any, being paid for such grant or release, (D) in the case of a transfer to a person legally empowered to exercise the power of eminent domain, that such transfer is being made in anticipation that such portion would otherwise be taken under the power of eminent domain, and (E) that such transfer, grant or release does not materially impair the use of the Collateral for the purposes for which it is then held by Debtor;

          (ii) A counterpart of the instrument pursuant to which such transfer, grant or release is to be made, and each instrument which Secured Party or the Trustee is requested to execute in order to effectuate or confirm such transfer, grant or release;

          (iii) In the case of a transfer to a person legally empowered to exercise the power of eminent domain, which transfer involves property whose value is greater than $500,000, an opinion of counsel, who may be counsel to Debtor to the effect that the assignee or grantee of the portion of the Collateral being transferred is legally empowered to take such portion under the power of eminent domain; and

          (iv) Such other instruments, certificates (including evidence of authority), and opinions as Secured Party or the Trustee may reasonably request including, but not limited to, evidence reasonably satisfactory to Secured Party that such release from the lien of this Instrument will not create a violation of any applicable zoning, building code, parking, platting, subdivision or other land-use laws or regulations or have a material adverse effect on (x) the remaining Collateral and (y) the operation of the hotel currently located on the Land as currently operated.

All costs and expenses, including without limitation, reasonable attorneys' fees and disbursements, incurred in connection with this Section 9.1.1, shall be borne by Debtor and Debtor hereby agrees to reimburse Secured Party and Trustee on demand for any costs and expenses incurred in carrying out the terms and provisions herein. Any consideration received for a transfer to any person empowered to exercise the right of eminent domain shall be subject to Section
4.7 hereof.

     9.1.2 Transfer or Sale of any Portion of RP Collateral. (a) If Debtor desires to sell or transfer any unimproved portion of the RP Collateral (the "Release Parcel"), Debtor must first satisfy all of the conditions set forth in subparagraph (b) and (c) below (collectively, the "Release Conditions"). Upon satisfying the Release Conditions and provided that no Event of Default has occurred and is continuing hereunder beyond the expiration of any applicable notice and grace periods, then Secured Party and/or Trustee shall (i) release (the "Release") from the lien of this Instrument the Release Parcel and (ii) at Debtor's sole reasonable cost and expense, execute all documents and instruments as may be necessary or appropriate to evidence and effectuate the release of such Release Parcel from the lien of this Instrument.

          (b) At least 15 days prior to the date of release of the Release Parcel from the lien of this Instrument, Debtor shall deliver to Secured Party:

          (i) a written request for a Release, signed by an authorized officer of Debtor, specifying the requested date of such Release and certifying that (A) no Event of Default under this Instrument and no event which with notice or lapse of time or both would constitute such Event of Default, has occurred and is continuing, (B) the proposed sale or transfer will not have a material adverse effect on Debtor's operation of the hotel currently located on the Land as currently operated, (C) the proposed sale or transfer will not have a material adverse effect on the remaining Collateral after such Release and (D) the location of the Release Parcel on the plan of subdivision;

          (ii) a survey of the Land in form and substance as was delivered to Secured Party contemporaneously with the execution and delivery of this Instrument, prepared by a public surveyor containing a metes and bounds description of the Release Parcel and a metes and bounds description of the remaining parcel after the Release (the "Remaining Parcel") and certifying the total square footage of the Release

          Parcel and the Remaining Parcel and including a location of all easements, improvements, appurtenances, utilities, rights of way and means of ingress and egress with respect to the Remaining Parcel and the Release Parcel;

          (iii) true, correct and complete copies of any mutual covenants, easements, plans or agreements to be executed with the proposed transferee or purchaser of the Release Parcel as shall be reasonable or appropriate to protect the value of the Remaining Parcel, which covenants, easements and agreements must be reasonably satisfactory to Secured Party and be in full force and effect prior to, or contemporaneously with any Release;

          (iv) an endorsement to Secured Party's mortgagee title insurance policy delivered in connection with this Instrument confirming its continued effect (including the validity and priority of the lien of this Instrument) with respect to the Remaining Parcel encumbered by this Instrument, together with affirmative insurance or other evidence reasonably satisfactory to Secured Party that the Remaining Parcel will be taxed separately from the Release Parcel;

          (v) copies of all documents to be executed by Secured Party and/or Trustee in connection with the Release; and

          (vi) an opinion of counsel, or if Debtor engages a State certified or registered engineer or architect to effectuate any such Release or subdivision of any portion of the RP Collateral, a letter from such engineer or architect, reasonably satisfactory to Secured Party stating that such Release will not create a violation of any applicable zoning, building code, parking, platting, subdivision or other land-use laws or regulations and evidence reasonably satisfactory to Secured Party that neither the Release Parcel and any improvements thereon nor the Remaining Parcel and any improvements thereon shall be dependent upon the other for compliance with the aforesaid laws, rules and regulations.

          (c) Notwithstanding anything to the contrary contained herein, Debtor shall be solely responsible for the payment of all costs and expenses incurred in connection with any proposed Release, including, without limitation, any reasonable attorneys' fees and disbursements. In the event that Debtor shall fail to timely pay or reimburse Secured Party and Trustee for any costs and expenses incurred by it (or their respective counsel) in connection with any Release, such costs and expenses shall be added to the Obligations and secured by the lien of this Instrument and shall bear interest at the Default Rate until repaid.

     9.2 Full Release. Upon the payment in full of the Obligations, Secured Party and Trustee shall release this Instrument and the lien hereof by proper instrument in accordance with the terms of the Indenture. Secured Party and Trustee shall have no obligation to record any release instrument. No release from the lien or encumbrance of this Instrument of any part of the

Collateral by Secured Party or Trustee shall in any way alter, vary or diminish the force or effect of this Instrument on the balance of the Collateral or the priority of the lien of this Instrument on the balance of the Collateral.

     9.3 Debtor. This Instrument and all provisions hereof shall extend to and be binding upon Debtor and all persons claiming under or through Debtor. Whenever in this Instrument there is reference made to any of the parties hereto, such reference shall be deemed to include, wherever applicable, a reference to the heirs, executors and administrators or successors and assigns (as the case may be) of such party. Debtor's successors and assigns shall include, without limitation, a receiver, trustee or debtor-in-possession of or for Debtor.

     9.4 Cumulative Rights Waiver; Modifications. Each and every right, power and remedy hereby granted to Secured Party shall be cumulative and not exclusive, and each and every right, power and remedy whether specifically hereby granted or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by Secured Party in its sole discretion and the exercise of any such right, power or remedy will not be deemed a waiver of the right to exercise, at the same time or thereafter, any other right, power or remedy. No delay or omission by Secured Party in the exercise of any right, power or remedy will impair any such right, power or remedy or operate as a waiver thereof or of any other right, power or remedy then or thereafter existing. Any and all covenants of Debtor in this Instrument may from time to time, by instrument in writing signed by Secured Party, be waived to such extent and in such manner as Secured Party may desire in its sole discretion, but no such waiver will ever affect or impair the rights of Secured Party hereunder, except to the extent specifically stated in such written instrument. All changes to and modifications of this Instrument must be in writing and signed by Debtor and Secured Party.

     9.5 Additional Documents. Debtor agrees that upon request of Secured Party it will from time to time execute, acknowledge and deliver at its sole cost and expense, all such additional instruments and further assurances of title and will do or cause to be done all such further acts and things as may be reasonably necessary to fully effectuate the intent of this Instrument.

     9.6 Notices. All notices and other communications under this Instrument shall be in writing. All notices shall be considered as properly given if given in accordance with the provisions of the Indenture. All notices, reports, demands or other instrument authorized or required to be given under this Instrument shall be delivered to the applicable parties at the following addresses:

Beneficiary/
Secured Party:      Norwest Bank Minnesota, National Association
                    6th Street and Marquette Avenue
                    Minneapolis, Minnesota 55479-0069
                    Attention: Ray Haverstock
with copies to:
                    Latham & Watkins
                    1001 Pennsylvania Avenue, NW
                    Suite 1300
                    Washington, D.C. 20004-2505
                    Attention:  John D. Watson, Jr., Esq.

Grantor/Debtor:     Prime Hospitality Corp.
                    700 Route 46 East
                    Fairfield, New Jersey 07007-2700
                    Attention: Joseph Bernadino, Esq.

with copies to:     Willkie Farr & Gallagher
                    One Citicorp Center
                    153 East 53rd Street
                    New York, New York 10022
                    Attention:  William N. Dye, Esq.

Trustee:
                    ---------------------------------------------
                    ---------------------------------------------
                    ---------------------------------------------
                    Attention:
                              -----------------------------------

Any person may change the address to which any such notice, report, demand or other instrument is to be delivered to by furnishing written notice of such change to the other parties hereto, but no such notice of change shall be effective unless and until received by such other party.

     9.7 Choice of Law. The Indenture and the Notes provide that they are governed by, and construed and enforced in accordance with, the laws of the State of New York. This Instrument shall also be construed under and governed by the laws of the State of New York. Notwithstanding the parties' choice of New York law, however, (i) the terms and provisions of this Instrument pertaining to the priority, enforcement or realization by Secured Party of its respective rights and remedies under this Instrument with respect to the Collateral shall be governed and construed and enforced in accordance with the internal law of the State without giving effect to the conflicts-of-law rules and principles of the State; (ii) Debtor agrees that to the extent deficiency judgments are available under the laws of the State after a foreclosure (judicial or nonjudicial) of the Collateral, or any portion thereof, or any other realization thereon by Secured Party, Secured Party shall have the right to seek such a deficiency judgment against Debtor in the State; and (iii) Debtor agrees that if Secured Party obtains a deficiency judgment in another state, then Secured Party shall have the right to enforce such judgment in the State to the extent permitted under the laws of the State, as well as in other states. Any reference to "days" in this Investment shall mean "calendar days."

     9.8 Time of Essence. Time is of the essence of this Instrument and of every part hereof of which time is an element. Any reference to "days" in this Instrument shall refer to "calendar" days.

     9.9 Statute of Limitations. To the fullest extent allowed by law, the right to plead, use or assert any statute of limitations as a plea or defense or bar of any kind, or for any purpose, to any debt, demand or obligation secured or to be secured hereby, or to any complaint or other pleading or proceeding filed, instituted or maintained for the purpose of enforcing this Instrument or any rights hereunder, is hereby waived by Debtor.

     9.10 Joint and Several Liability. All obligations of Debtor hereunder, if more than one, are joint and several. Recourse for deficiency after sale hereunder may be had against the property of Debtor, without, however, creating a present or other lien or charge thereon.

     9.11 Severability. If any provision hereof or of any of the other documents constituting, evidencing or creating all or any part of the Obligations is invalid or unenforceable in any jurisdiction, the other provisions hereof or of said documents shall remain in full force and effect in such jurisdiction and the remaining provisions hereof will be liberally construed in favor of Secured Party in order to carry out the provisions hereof and of such other documents. The invalidity of any provision of this Instrument in any jurisdiction will not affect the validity or enforceability of any such provision in any other jurisdiction. If any lien, encumbrance or security interest evidenced or created by this Instrument is invalid or unenforceable, in whole or in part, as to any part of the Obligations, or is invalid or unenforceable, in whole or in part, as to any part of the Collateral, such portion, if any, of the Obligations as is not secured by all of the Collateral hereunder shall be paid prior to the payment of the portion of the Obligations secured by all of the Collateral, and all payments made on the Obligations (including, without limitation, cash and/or property received in connection with sales of Collateral pursuant to Article 3 hereof) shall, unless prohibited by applicable law or unless Secured Party, in its sole and absolute discretion, otherwise elects, be deemed and considered to have been first paid on and applied to payment in full of the unsecured or partially secured portion of the Obligations, and the remainder to the secured portion of the Obligations.

     9.12 Secured Party's Powers. Without affecting the liability of any other person liable for the payment of any Obligation herein mentioned, and without affecting the lien or charge of this Instrument upon any portion of the Collateral not then or theretofore released as security for the full amount of all unpaid Obligations, Secured Party may in its sole and absolute discretion, from time to time and without notice, (a) release any persons liable, (b) extend the maturity or alter any of the terms of any such obligation, (c) grant other indulgences, (d) release or reconvey, or cause to be released or reconveyed at any time at Secured Party's option any parcel, portion or all of the Collateral, (e) take or release any other or additional security for any obligation herein mentioned, or (f) make compositions or other arrangements with debtors in relation thereto.

     9.13 Enforceability of Instrument. This Instrument is deemed to be and may be enforced from time to time as an assignment, chattel mortgage, contract, deed of trust, deed to secure debt, fixture filing, real estate mortgage, or security agreement, and from time to time as any one or more thereof, as is appropriate under applicable law. A carbon, photographic or other reproduction of this Instrument or any financing statement in connection herewith shall be sufficient as a financing statement for any and all purposes to the fullest extent permitted under applicable law.

     9.14 Captions. The captions or headings at the beginning of Articles and Sections hereof are for the convenience of the parties and are not part of this Instrument and shall not limit or expand or otherwise affect any of the terms hereof.

     9.15 Attorneys' Fees. If the Obligations are not paid when due or if any Event of Default hereunder occurs, Debtor promises to pay all reasonable costs of enforcement and collection, including, without limitation, reasonable attorneys' fees and disbursements and any other costs for filing any appeals.

     9.16 No Merger of Lease. If both the lessor's and lessee's estate under any lease or any portion thereof which constitutes a part of the Collateral shall at any time become vested in one owner, this Instrument and the lien created hereby shall, to the fullest extent permitted under applicable law, not be destroyed or terminated by application of the doctrine of merger unless Secured Party so elects in its sole discretion, as evidenced by recording a written declaration so stating and, unless and until Secured Party so elects in its sole discretion, Secured Party shall continue to have and enjoy all of the rights and privileges of a secured party as to the separate estates. In addition, upon the foreclosure of the lien created by this Instrument on the Collateral pursuant to the provisions hereof, any leases or subleases then existing and affecting all or any portion of the Collateral shall not be destroyed or terminated by application of the law of merger or as a matter of law or as a result of such foreclosure unless Secured Party or any purchaser at such foreclosure shall so elect. No act by or on behalf of Secured Party or any such purchaser shall constitute a termination of any lease or sublease unless Secured Party or such purchaser shall give written notice thereof to such tenant or subtenant.

     9.17 Intentionally Omitted.

     9.18 Estoppel Certificate. Within ten (10) business days after Secured Party's written request, Debtor shall execute a certificate in recordable form stating: (a) the current outstanding amount of the Obligations and a breakdown of all elements thereof, including principal and interest; (b) Debtor has no defense, offset, claim, counterclaim, right of recoupment, deduction, or reduction against any of the Obligations secured hereunder; (c) none of the documents executed in connection with the issuances of the Notes, including, without limitation, this Instrument has been amended, whether orally or in writing; (d) Debtor has no claims against Secured Party of any kind; (e) any power of attorney granted to Secured Party is in full force and effect; and (f) such other matters relating to this Instrument and any documents executed in connection therewith and the relationship between Debtor and Secured Party as Secured Party shall reasonably request. The foregoing assurances ("a" through "f") shall be subject only to such exceptions as Secured Party shall approve in writing.

     9.19 Relationship of Parties. The relationship between Debtor and Secured Party is that of borrower and lender only and neither Debtor nor Secured Party is, nor shall it hold itself out to be, the agent, employee, joint venturer or partner of the other.

     9.20 Late Charges. By accepting payment of any sum secured hereby after its due date, Secured Party does not waive its right to collect any later charge thereon or interest thereon at the Default Rate, if so provided, not then paid or its right either to require prompt payment when due of all other sums so secured or to declare a default for failure to pay any amounts not so paid.

     9.21 Subrogation. Should the proceeds of the loan made by Secured party to Debtor, repayment of which is hereby secured, or any part thereof, or any amount paid out or advanced by Secured Party be used directly or indirectly to pay off, discharge or satisfy in whole or in part, any prior or superior lien or encumbrance upon the Collateral, or any part thereof, then, as additional security hereunder, Trustee, on behalf of Secured Party shall be subrogated to any and all rights, superior titles, liens and equities owned or claimed by any owner or holder of said outstanding liens, charges and indebtedness however remote, regardless of whether said liens, charges and indebtedness are acquired by assignment or have been released of record by the holder thereof upon payment.

                                    PART II

                          SPECIAL STATE LAW PROVISIONS

                       [To be provided by local counsel]

     EXECUTED on the date set forth in the acknowledgment(s) attached hereto to be effective as of the date first set forth above.


                              GRANTOR/DEBTOR:

                              PRIME HOSPITALITY CORP., a  Delaware corporation
WITNESS:

                              By:
-----------------------          ----------------------------
Name:                         Name:
      -----------------             -------------------------
                              Title:
                                     ------------------------




                              BENEFICIARY/SECURED PARTY:

                              NORWEST BANK MINNESOTA,
                              NATIONAL ASSOCIATION, a national banking
                                   association as Trustee under the
                                   Indenture

WITNESS:

                              By:
-----------------------          ----------------------------
Name:                         Name:
      -----------------             -------------------------
                              Title:
                                     ------------------------

COUNTY OF _____________    )
                         ss)
STATE OF _______________  )

          The undersigned, a Notary Public in and for the County of _______________, State of __________________, does hereby certify that
____________________________, known to me to be the
_________________________________________ of Prime Hospitality Corp., a
Delaware corporation, personally well known to me as said person, personally appeared before me in ________________ County, _____________________ this date and acknowledged that he executed and delivered the foregoing and annexed instrument on behalf of said corporation.

          Given under my hand and seal this ____ day of January, 1996.



     [NOTARIAL SEAL]
                               ------------------------------
                                   Notary Public

                                   Commission Expiration Date:
                                                               --------


COUNTY OF _____________    )
                         ss)
STATE OF _______________  )

          The undersigned, a Notary Public in and for the County of _______________, State of __________________, does hereby certify that
____________________________, known to me to be the
_________________________________________ of Norwest Bank Minnesota, National
Association, a national banking association, personally well known to me as said person, personally appeared before me in _________________ County, ___________________ this date and acknowledged that he executed and delivered the foregoing and annexed instrument on behalf of said bank in said capacity as the act of Norwest Bank Minnesota, National Association.

          Given under my hand and seal this ____ day of January, 1996.



     [NOTARIAL SEAL]
                               ------------------------------
                                   Notary Public

                                   Commission Expiration Date:

                                   -----------------

                                   EXHIBIT A

                               Legal Description